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                                                                    EXHIBIT 99.2

                                LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 17th day of June, 1997, by and between BOSTON EDISON COMPANY, a Massachusetts corporation ("Licensor") and BECOCOM, INC., a Massachusetts corporation ("Licensee").

                                   Recitals:

     A. Licensor is the owner in fee of or holder of rights of access to various parcels of real property ("Equipment Sites") and either owner or holder of easements and other rights for transmission and distribution line rights of way ("Rights of Way") in various parcels of real property and public ways situated in cities and towns throughout eastern Massachusetts, which Licensor utilizes in its business of producing and delivering electricity and related services ("Licensor's Business"). Licensee is a party to that certain "Construction and Indefeasible Right of Use Agreement" dated of even date herewith ("IRU Agreement"), by and between Licensee and RCN-BecoCom, LLC, a Massachusetts limited liability company ("Carrier"). Licensee desires to license from Licensor the right to use (and to grant to Carrier under the IRU Agreement the right to use) certain portions of one or more of such Equipment Sites and Rights of Way for the purpose of constructing and maintaining thereon certain telecommunications facilities ("Facilities") operated and utilized by Carrier in its business of providing voice, video, data and other telecommunications services ("Services") to its customers in the Relevant Market, as defined in the IRU Agreement ("Business").

     B. Licensor is the owner of certain fiber optic cable installed by Licensor on the Rights of Way and Equipment Sites (the "Existing Facilities"). Licensee desires to obtain an indefeasible right to use the Existing Facilities (excluding certain dedicated fibers reserved for Licensor's exclusive use in the operation of Licensor's Business) for purposes of granting similar rights with respect to such Existing Facilities to Carrier for use in the Business, pursuant to the terms of the IRU Agreement.

     C. Licensor has the capability of providing certain engineering, design, construction and maintenance services in connection with the design, installation and maintenance of Facilities and Licensee desires to obtain such services from Licensor from time to time with respect to the Facilities to be provided under the IRU Agreement.

     D. Licensor is willing to provide such rights and services to Licensee, upon and subject to the terms and conditions set forth herein.


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     NOW, THEREFORE, in consideration of the foregoing, and the mutual promises of the parties set forth herein, the parties hereby agree as follows:

     All capitalized terms used herein and not otherwise defined shall have the same meaning assigned to them in the IRU Agreement. Each individual parcel of real property in which Licensor holds an interest shall be referred to as the "Premises" and each location within the Premises which the Licensee desires to license and use, subject to the license hereunder, shall be referred to individually as an "Equipment Site" or "Site," and collectively as "Equipment Sites" or "Sites."


1.0  MASTER LICENSE AGREEMENT

     1.1 General Intent. It is the general intent of the parties that the Licensor hereby grant to Licensee such rights and provide to Licensee such services as may be required, or requested by Licensee from time to time, in order to permit Licensee to perform its obligations to Carrier under the IRU Agreement. Notwithstanding anything to the contrary set forth herein, nothing herein shall obligate Licensor to take any action, or refrain from taking any action, which would, in Licensor's reasonable opinion, adversely affect the operation of Licensor's Business.

     1.2 License of Existing Facilities. Licensor hereby grants to Licensee an exclusive, indefeasible and non-cancelable right to use the Existing Facilities for the conduct of the Business during the Term, with the exception of up to twelve (12) strands of fiber optic filament reserved for Licensor's exclusive use (the "Reserved Dedicated Fiber"). Included in the license with respect to the Existing Facilities is the license to use, at no additional charge, 150 square feet of space and egress to the distribution system at each of approximately 24 access points along the route of the Existing Facilities, as identified on Schedule 1.2 attached.

     1.3 License of Rights of Way. Licensor hereby grants to Licensee, solely with respect to the provision of the Services, an exclusive, indefeasible and non-cancelable right of access to and use of the Rights of Way, now owned or hereafter acquired, for the installation and maintenance of the Facilities, subject to the exceptions relative to exclusivity stated in Section 5(c)(ii) of the IRU Agreement.

     1.4 License of Equipment Sites. Licensor hereby agrees to provide sufficient space to Licensee to accommodate new Facilities at Equipment Sites, now owned or hereafter acquired, to the extent required under, and subject to the limitations set forth in, Section 5(b) of the IRU Agreement.

     1.5 License to Construct in Power Since. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right to install, maintain and operate new Facilities (including any Facilities necessary to complete Licensor's fiber optic network) in those portions of the Rights of Way


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normally and primarily utilized for the transmission and distribution of electric power, which space is (a) in the case of above-ground Rights of Way located on distribution poles, space from the top of such poles to the communications space, including the neutral space; (b) in the case of above-ground Rights of Way located on transmission towers, all space located thereon, except as designated by Licensor, and (c) in the case of below-ground Rights of Way, all space located therein (the "Power Space"). Nothing herein shall affect Licensor's continuing right to use the Equipment Sites and Rights of Way for Licensor's Business.

2.0  EQUIPMENT SITE LICENSE

     2.1 This Agreement contains the general terms and conditions applicable to all Equipment Sites (other than Sites where Existing Facilities are located) which may from time to time be licensed by Licensor to Licensee. When the parties have identified a particular Equipment Site, and agreed on any site-specific terms applicable to such individual Equipment Site, the parties will execute a completed Site License Addendum ("SLA") in the form attached as
Schedule 2.1. Each executed SLA shall be an integral part of this Agreement. In the event of a discrepancy or inconsistency between the terms and conditions of any SLA and this Agreement, the terms and conditions of the SLA shall control.

     2.2 Subject to the terms and conditions contained in this Agreement and the applicable SLA, Licensor licenses to Licensee that portion of the Premises described as the Equipment Site on the SLA. The Premises of which the Equipment Site is a part, and, if any, the structure owned by Licensor located on the Equipment Site, will be described in the SLA. Each Equipment Site will comprise the following components, to the extent applicable: (a) ground area (expressed in terms of square feet) reasonably necessary for placement and operation of the Facilities to be located thereon, and (b) space on Licensor's structure, if any (expressed in terms of vertical feet and degrees horizontally) on which all or a portion of the Facilities may be mounted. The SLA will contain a description of the equipment comprising all or a part of the Facilities to be located on the Equipment Site by mutual agreement of the parties.

     2.3 Licensee shall, at Licensee's sole cost and expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county, and municipal authorities or regulatory agencies having jurisdiction over the Facilities, the Equipment Site, or Business, including, without limitation, the Federal Communications Commission ("FCC"). Licensor makes no representations or warranties concerning the ability of Licensee to use the Equipment Site for the Business under applicable law, nor about the physical suitability of the Equipment Site for the Business, or for any other purposes.


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     2.4 Licensor agrees reasonably to cooperate with Licensee, at Licensee's cost and expense, in executing such documents or applications as may be required in order for Licensee to obtain such governmental licenses, permits or approvals as may be necessary for the Business; provided, that nothing herein shall be construed to require Licensor to act as surety, guarantor or indemnitor on behalf of Licensee, or to assent to any restrictions, conditions or limitations which would have an adverse impact on Licensor's continued operations at the Premises.

     2.5 Licensee shall install, operate and maintain the Facilities in a manner that does not interfere with the Licensor's Business on the Equipment Site.

     2.6 Licensee shall not bring to, store, use, transport across, release or dispose of any oil or hazardous materials or wastes on any Site, except with the prior approval of Licensor, which approval shall not be unreasonably withheld or delayed. Licensee's storage, use, transportation, disposal and release of any hazardous materials shall comply with all applicable laws, ordinances, and regulations governing such materials. In the event of any spill, leak or other release or discharge to the environment, Licensee shall, in addition to any other requirements imposed by relevant law or regulation, follow the notification and other procedures established by the Licensor and described on
Schedule 2.6 attached hereto.

3.0  TERM

     3.1 Term. This Agreement shall become effective on the date of execution and delivery by both parties, and shall expire on December 31, 2060 (the "Term"). Each SLA shall become effective on the date of execution thereof (the "Commencement Date") and shall remain in effect for the balance of the Term.

     3.2 Early Entry. Licensee may enter the Premises before the Commencement Date, to the extent such entry is related to engineering surveys, soil borings and inspections, or other reasonably necessary tests required prior to construction and installation of the Facilities. All such inspections and tests shall be at Licensee's sole risk, cost and expense, and without damage or injury to Licensor's property, other than unavoidable soil disturbance, which Licensee shall minimize, restoring the Premises as reasonably as possible to the preexisting condition. Any such entry by Licensee shall be with prior notice to Licensor. Licensor reserves the right to require that a representative of Licensor be present during any such entry on the Site.

     3.3 Site "AS IS". Commencement of construction activities with respect to a Facilities on an Equipment Site by Licensee shall be conclusive evidence that Licensee (a) accepts such Site as suitable for the purposes for which it is licensed, (b) accepts such Site and any structure on such Site and every part and appurtenance thereof "AS IS," with all faults; and (c) waives all claims against Licensor with


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respect to the condition of the Site, the Premises, or any structure or other appurtenances and their suitability for any purpose.

4.0  ADDITIONAL AGREEMENTS

     4.1 Use of CAD-Image. Licensor hereby grants to Licensee the use of Licensor's engineering records relative to the Rights of Way and Equipment Sites, including the use of the CAD-Image GIS database and search engines, and agrees to provide such additional records support services, all upon terms and conditions as are described in the document entitled "Proposal to BecoCom, Inc., Fibre Optic Information Management System," dated March 21, 1997, a copy of which is attached hereto as Schedule 4.1, as the same may be modified by mutual agreement of the parties from time to time.

     4.2 Optional Additional Fiber. Licensee hereby grants to Licensor the right, at its sole election, to acquire the right to use up to twelve (12) strands of fiber optic filament of any newly constructed Facilities. Licensor shall exercise its option by notice to Licensee, whereupon the parties shall execute a separate agreement with respect to such optional additional fiber, setting forth the terms and conditions, including compensation to be paid by Licensor to Licensee therefor, which shall consist of a pro-rata share of the actual costs of construction and maintenance of such newly constructed Facilities. Such agreement, when executed, shall be filed with the Massachusetts Department of Public Utilities ("MDPU"), pursuant to the requirements of Massachusetts General Laws ("M.G.L."), c. 164, s. 85A, as amended, and the compensation to be paid by Licensor to Licensee thereunder shall be subject to review and determination by the MDPU, pursuant to M.G.L. c. 164, s. 94B, as amended.

5.0  RIGHT OF FIRST REFUSAL

     5.1 Right of First Refusal. Licensee hereby grants to Licensor the right of first refusal to perform construction services for Licensee, consisting of (a) engineering services, (b) fiber optic cable installation services, (c) fiber optic cable repair and maintenance services, and (d) all safety and supervision services, associated with the construction and maintenance of the Facilities ("Construction Services"). The terms and conditions for the performance of the engineering services shall be as set forth in the document entitled "Service Level Agreement Between the Engineering Services Group and BecoCom, Inc.," dated April 17, 1997, a copy of which is attached hereto as Schedule 5.1, as the same may be modified by mutual agreement of the parties from time to time. The terms and conditions for the performance of Construction Services (other than engineering services) shall be negotiated between the parties on a project-by-project basis. If Licensor performs Construction Services, such performance shall be on a timely and efficient basis.


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6.0  LICENSE FEES

     6.1 As consideration for the various licenses under this Agreement, Licensee shall pay or provide Licensor the following:

          6.1.1 [Intentionally Omitted]

          6.1.2 In consideration of the license of the Rights of Way, Licensee shall pay Licensor a Right of Way use fee and other charges and expenses with respect to such Rights of Way, as described in Schedule 6.1 attached.

          6.1.3 In consideration of the license of the Equipment Sites (other than Sites where Existing Facilities are located), Licensee shall pay Licensor a Site Use Fee agreed upon in each individual SLA with respect to such Site.

          6.1.4 In consideration of the exclusive right to construct Facilities in the Power Space, Licensee shall (a) assume and perform all of Licensor's obligations with respect to the provision of non-discriminatory access to utility infrastructure, as mandated by the Telecommunications Act of 1996, by licensing the right to use the Facilities to those parties who pay for the construction of the same, on nondiscriminatory terms; and (b) pay to Licensor a Right of Way use fee and other charges and expenses with respect to such Rights of Way, as described in Schedule 6.1 attached.

     6.2 Licensee agrees to pay the fees, charges and expenses described in
Schedule 6.1 (collectively, "Fees") quarterly, in arrears, without any deduction, offset or counterclaim, at the address specified by Licensor, or at such other address as Licensor may by notice from time to time specify.

     6.3 Any Fees not paid within five (5) business days from the date when due may, at Licensor's option, bear interest until paid at the lesser of (a) one and one-half percent (1.5%) per month, or (b) the maximum rate allowed under the law of the Commonwealth of Massachusetts.

     6.4 Any Fees not paid within fifteen (15) days from the date when due shall be subject to a late charge of $150. The late fee shall be due in addition to the interest Licensor may assess under Section 6.3, but the combination of the late fee and interest shall in no event exceed limits imposed by state law.

7.0  CONSTRUCTION

     7.1 Approval of Plans. Prior to commencing any work on the Site in connection with the construction of Facilities (whether initial installation or a subsequent material alteration), Licensee shall obtain Licensor's approval of
(a)


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     Licensee's plans for all site and construction work, including access and laydown, and any alterations, modifications or impacts on any structure existing on the Site or the Premises, (b) the precise location of the Facilities at the Site, (c) the precise location of any utility connections to the Facilities at the Site and through the Premises. If Licensee proposes to install any portion of the Facilities on an existing structure, Licensor may require Licensee to submit a structural engineering analysis, prepared by a registered professional engineer, for Licensor's review and approval. Licensee may propose solutions to any structural problems identified in its analysis, which solutions Licensee is willing to implement at its cost; however, Licensor shall be under no obligation to accept any such proposed solution. Licensor reserves the right to determine, through its own analysis and operational requirements, that a particular structure requires replacement or modification as a condition to use by Licensee, in case Licensee shall have the option of (a) paying for the cost (in whole or in part, as may be agreed to by Licensor) of such replacement or modification, or (b) selecting another Site. Nothing herein shall require Licensor to make any modifications to its structures to accommodate Licensee, where such modification would impose additional costs or operational constraints on Licensee's operations. Licensor in its discretion may require that a representative of Licensor be present during the construction of the Facility, or that such representative make periodic inspections of the progress of the construction work. Licensor shall not unreasonably withhold or delay its consent to Licensee's plans; however, depending on the Licensor's own operational needs at the particular Premises and the Site, Licensor may impose reasonable requirements in order to ensure electrical system reliability and to minimize or avoid potential adverse effect on Licensor's Business, which Licensee acknowledges are a matter of public health and safety. Any alterations or modifications to a structure existing on the Site must be designed to Licensor's satisfaction by a licensed engineer at Licensee's sole cost and expense. Licensor, in its discretion, may require independent engineering review of Licensee's alterations or modifications, and such independent review shall be at Licensee's cost.

     7.2 All of Licensee's installation and alteration work shall be performed at Licensee's sole cost and expense, in a good and workmanlike manner by qualified workmen and in accordance with all applicable laws, ordinances and regulations and any permits or licenses issued by any governmental authority having jurisdiction. Licensee agrees to implement reasonable measures requested by Licensor in order to ensure that any contractors working for Licensee work in harmony with any Licensor personnel or contractors at a particular Site.

     7.3 Licensee shall keep the Premises and the Sites free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Licensee. If any lien is filed against the Premises or the Sites as a result of any such matter, Licensee shall discharge the lien or bond the lien off in a manner reasonably satisfactory to Licensor within thirty (30) days after Licensee receives written notice from any party that a lien has been filed. If Licensee fails to


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discharge or bond any lien within such period, then, in addition to any other right or remedy, Licensor may, at Licensor's election, take such action as Licensor deems appropriate under the circumstances, and all reasonable attorneys' fees and other legal expenses of Licensor incurred in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith, shall be due and payable by Licensee to Licensor upon demand.

     7.4 Licensee shall at all times maintain the Facilities in good, clean, safe and operable condition and shall not permit the Facilities or the Sites to deteriorate, become unsightly, unsafe or a nuisance. Licensee shall not permit stockpiling of materials or accumulation of rubbish or debris on any Site. Licensee's work shall not adversely affect the structural integrity or maintenance of any structure on the Sites, nor the physical condition of the Sites. Licensee shall take proper steps to ensure public safety at all Sites where Licensee is conducting construction operations. Licensee shall take reasonable steps to secure the Facilities (and the Site, if Licensor has no ongoing presence at the Site) in order to avoid damage to the Premises and the Sites from vandalism, and to prevent claims of attractive nuisance.

     7.5 If at any time Licensor reasonably determines that the location of the Facilities at any Site is disadvantageous to the Licensor in the operation of Licensor's Business, Licensor shall have the right, by notice to Licensee, to require Licensee to relocate such Facilities to another comparable location within the Premises ("Alternate Site"); provided, that Licensor shall reimburse Licensee for all reasonable costs and expenses of such relocation. In the event of such relocation of the Facilities to an Alternate Site, the parties shall execute a new SLA reflecting the Alternate Site, as if the Alternate Site were the original SLA executed with respect to such Facilities.

     7.6 Licensor's obligations under this Article 7 shall be performed on a timely and efficient basis.

8.0  UTILITIES

     8.1 Licensee shall have the right, at Licensee's sole cost and expense, to obtain electrical and telephone service from any utility company that provides such service to the Premises. Licensee shall install, at its cost, any necessary telecommunications isolation equipment required by the provider of any utility service to the Facilities.

     8.2 Licensee shall pay for all of Licensee's utility service costs when due.

     8.3 Licensee shall be solely responsible for providing any utility services required during construction.

9.0  ACCESS


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     9.1 The parties recognize that access to any Site may vary depending on the nature of the Premises and Licensor's operations thereon, as well as any special landowner requirements in the case of a Site not owned by Licensor in fee. Any special access restrictions or requirements imposed by Licensor shall be specified in the SLA.

     9.2 Unless otherwise provided above or in the SLA:

          9.2.1 Access for construction, routine maintenance and repair and other non-emergency visits shall be limited to normal business hours (defined as Monday through Saturday, 7 AM to 7 PM, excluding holidays).

          9.2.2 In the event of an emergency, Licensee is entitled to access to any Site twenty-four (24) hours per day, seven (7) days per week.

          9.2.3 Access to the Premises may be by foot or motor vehicle, including trucks and equipment.

     9.3 Licensee acknowledges that the foregoing access rights are subject to any limitations or restrictions on access imposed upon Licensor (and therefore upon Licensee) by the landowner under any underlying deed, easement, lease or license document relating to a particular Site. Licensee agrees to abide by such limitations or restrictions, provided that Licensee has been notified by Licensor of such limitations and restrictions.

10.0 TAXES AND ASSESSMENTS

     10.1 Licensor and Licensee shall each be responsible for a portion of the real property taxes attributable to the Rights of Way and Equipment Sites, as provided in Schedule 6.1.

     10.2 Licensee shall be solely responsible for the payment of all personal property taxes, assessments and other similar fees or charges attributable to the Facilities, as well as any increase in real property taxes, to the extent attributable to the Facilities.

11.0 INSURANCE

     11.1 Licensee shall, during the term of this Agreement and at Licensee's sole expense, obtain and maintain in force (and, to the extent applicable, shall cause its agents and contractors to obtain and maintain during the term of any contract), not less than the following insurance:


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          11.1.1. Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief, upon the Facilities, to the extent used in the Business, in an amount not less than ninety percent (90%) of the full replacement cost of the Facilities;

          11.1.2. Comprehensive Commercial General Liability and Motor Vehicle Liability insurance, insuring operations hazard, independent contractor hazard, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 combined single limit for each occurrence for bodily injury, personal injury and property damage liability, including coverage for liability assumed under the indemnification provisions of this Agreement, and designating Licensor as an additional insured; and

          11.1.3. Workers' Compensation and Employer's Liability insurance as required by law.

     11.2 All required insurance policies shall be taken out with reputable national insurers that are licensed to do business in the Commonwealth of Massachusetts and having a Best rating of not less than A-X. Licensee shall deliver certificates of insurance to Licensor as soon as practicable after the placing of the required insurance, but not later than the Commencement Date of a particular SLA. All policies must contain an undertaking by the insurer to notify Licensor in writing not less than fifteen (15) days before any material change, reduction in coverage, cancellation, or termination of the insurance.

     11.3 Licensor and Licensee shall each year review the limits for the insurance policies required by this Agreement. Policy limits will be adjusted to proper and reasonable limits as circumstances warrant, but policy limits will not be reduced below those stated above and no increases will be effective unless Licensor and Licensee mutually agree.

     11.4 Licensor shall, upon request, provide Licensee with certificates of insurance indicating the types and amounts of coverages maintained by Licensor on the Premises and the facilities of Licensor thereon.

     11.5 The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of any party to the other party.

     11.6 Licensee shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought to the Premises, anything that (a) is prohibited by any insurance policy carried by Licensor covering any Site, any improvements thereon, or the Premises; or (b) will increase the existing premiums for any such policy beyond that contemplated for the addition of the Facilities. Licensor acknowledges and agrees that the installation of the Facilities upon any Site in


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accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of Licensor's insurers and such premiums contemplate the addition of the Facilities.

12.0 INDEMNIFICATION

     12.1 Licensee shall indemnify, defend and save Licensor, its officers, directors and employees, harmless for and from and against any and all actions, charges, claims, damages, expenses, fines, penalties and liabilities whatsoever arising from, or out of, or in connection with any of the following:

          12.1.1 The loss of life, personal injury, or damage to property in, upon or at the Premises or the Sites caused by the act or omission of Licensee, Licensee's employees or agents, contractors, or any other person acting by or through, or with the knowledge or approval of Licensee, except to the extent caused by the negligence or willful misconduct of Licensor, Licensor's employees or agents, or any other person acting by or through, or with the knowledge or approval of Licensor;

          12.1.2 The violation of federal, state or local law, regulation or ordinance applicable to the Sites, the Premises and Licensee's use of, or presence on, the Premises by Licensee or Licensee's employees or agents, contractors, or any other person acting by or through, or with the knowledge or approval of Licensee;

          12.1.3 The violation or breach by Licensee of any provision or obligation of this Agreement or of any SLA; or

          12.1.4 Any storage, use, spill, discharge or release to the environment of any oil or hazardous materials or wastes, as those terms are defined by applicable federal or state law from time to time, in or upon any Site or the Premises by Licensee or Licensee's employees or agents, contractors, or any other person acting by or through, or with the knowledge or approval of Licensee.

     12.2 Licensor shall indemnify, defend and save Licensee, its officers, directors and employees, harmless for and from and against any and all actions, charges, claims, damages, expenses, fines, penalties and liabilities whatsoever arising from, or out of, or in connection with any of the following:

          12.2.1 The loss of life, personal injury, or damage to property in, upon or at the Premises or the Sites caused by the act or omission of Licensor Licensor's employees or agents, contractors, or any other person acting by or through, or with the knowledge or approval of Licensor, except to the extent caused by the negligence or willful misconduct of Licensee, Licensee's employees or agents,


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     or any other person acting by or through, or with the knowledge or approval of Licensee;

          12.2.2 The violation of federal, state or local law, regulation or ordinance applicable to the Sites, the Premises and Licensor's use of, or presence on, the Premises by Licensor or Licensor's employees or agents, contractors, or any other person acting by or through, or with the knowledge or approval of Licensor;

          12.2.3 The violation or breach by Licensor of any provision or obligation of this Agreement or of any SLA; or

          12.2.4 Any storage, use, spill, discharge or release to the environment of any oil or hazardous materials or wastes, as those terms are defined by applicable federal or state law from time to time, in or upon any Site or the Premises by Licensor or Licensor's employees or agents, contractors, or any ether person acting by or through, or with the knowledge or approval of Licensor.

     12.3 Neither party shall be liable to the other for any consequential or punitive damages, or losses in the nature of lost profits, loss of use, or loss of opportunity.

     12.4 The indemnity obligation includes reasonable attorneys' fees, investigation costs, and all ether reasonable costs and expenses incurred by the indemnified party from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

     12.5 The provisions of this Section shall survive the termination of this Agreement or any SLA with respect to any cause of action arising before such termination, or first cognizable after such termination.

13.0 ASSIGNMENT AND TRANSFER

     13.1 Licensee, upon prior written notice to Licensor, shall have the right, without the necessity of obtaining Licensor's consent, to assign or transfer this agreement, either in whole or in part, or any rights thereunder, to (a) any Affiliate of Licensee; (b) any person or entity with whom Licensee has an agreement for construction and use of newly-constructed Facilities; or (c) any purchaser of substantially all of the assets of Licensee (collectively "Permitted Transferees"). No such assignment to a Permitted Transferee shall relieve Licensee from continuing primary liability and obligation to Licensor under the terms of this Agreement and any SLA, and Licensor shall have no obligation to look to such Permitted Transferee for the satisfaction of any obligations of Licensee hereunder or under any SLA, but


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may at all times seek recourse against Licensee. "Affiliate," for purposes of this Agreement, shall mean any person or entity in which Licensee has an equity interest, or any entity controlling, controlled by or under common control with any such person or entity.

     13.2 Licensee shall not assign, sublet, or otherwise transfer this Agreement, any SLA, any Site or any Facilities, or any rights therein or thereunder, to any party other than Permitted Transferees without in each case obtaining Licensor's prior written consent, which consent Licensor may withhold in its discretion, or condition upon payment to Licensor of additional consideration.

14.0 TRANSFER BY LICENSOR

     14.1 Licensor may not make any sale, lease, license or transfer of any Site, unless such sale, lease, license or transfer is subject to the terms and conditions of this Agreement and the applicable SLA. Licensee's rights hereunder are not exclusive, and Licensor may grant to others rights in any Site coextensive with those of Licensee, so long as such other person or entity does not unreasonably interfere with the exercise by Licensee of the rights granted to it under this Agreement and any SLA.

15.0 CASUALTY OR CONDEMNATION

     15.1 If there is a casualty to any structure owned by Licensor upon or within which Facilities are located, Licensor take all reasonable steps to repair or restore the structure within sixty (60) days. Licensee may immediately erect on an unused portion of a Site temporary Facilities, including any supporting structure, while Licensor makes repairs to the damaged structure. Upon completion of such repair or restoration, Licensee shall be entitled to reinstall Licensee's Facilities on or within the Site.

     15.2 In the event such repair or restoration will reasonably require more than sixty (60) days to complete, Licensee shall be entitled to terminate the applicable SLA, effective upon the expiration of thirty (30) days after written notice to Licensor; provided, that, if after giving such notice, Licensor is able to complete such repair or restoration within such additional thirty (30) days, then the notice of termination shall be deemed withdrawn, and the SLA shall continue.

     15.3 If there is a condemnation of any Site, including without limitation a transfer of such Site by consensual deed in lieu of condemnation, then the SLA for such condemned Site will terminate upon transfer of tide to the condemning authority, without further liability to either party under this Agreement. All awards on account of a Site shall be the property of Licensor, and Licensee hereby assigns over any claim to such award to Licensor. Licensee shall be entitled to pursue a separate condemnation award for the Facility from the condemning authority.

16.0 NOTICE

     16.1 Any notice or demand required or permitted to be given under this Agreement or any SLA shall be in writing and shall be made by (a) certified or registered U.S. mail, return receipt requested, (b) by established overnight courier providing a receipt, or (c) by facsimile providing a confirmation of receipt, if followed by hard copy by first class U.S. mail, to the address set forth below:

To Licensor:

Boston Edison Company
800 Boylston Street
Boston, Massachusetts 02199
Attention: Fred J. Greenberg, General Manager of
           Fossil and Electric Delivery

To Licensee:

BecoCom, Inc.
36th Floor
800 Boylston Street
Boston, Massachusetts 02199
Attention:    Richard S. Hahn, President

     16.2 Any such notice shall be deemed received one (1) business day following facsimile or deposit with an overnight courier, or five (5) business days following deposit in the United States mails, addressed as required above. Each party may from time to time designate any other address for this purpose by written notice to the other party as provided herein.

17.0 GENERAL PROVISIONS

     17.1 The parties agree that Carrier shall be a third-party beneficiary of this Agreement, with the power to enforce Licensee's rights hereunder upon a breach of the obligations of either Licensee or Licensor. Licensee and Licensor shall not voluntarily amend this Agreement without the prior written consent of Carrier, which consent shall not be unreasonably withheld or delayed.

     17.2 This Agreement and each SLA constitutes the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained in this Agreement. There are no representations or understandings of any kind not set forth in this Agreement. Any amendments to this Agreement or any SLA must be in writing and executed by both parties.

     17.3 If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, the applicable SLA or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Agreement or the applicable SLA shall be valid and enforceable to the fullest extent permitted by law.

     17.4 This Agreement and each SLA shall be binding on and inure to the benefit of the respective parties and their respective successors and permitted assigns.

     17.5 The captions of this Agreement are inserted for convenience only and shall not be construed as part of this Agreement or the applicable SLA or in any way limiting the scope or intent of its provision.

     17.6 No provision of this Agreement or a SLA shall be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. No custom or practice which may develop between the parties in the administration of the terms of this Agreement or any SLA shall be construed to waive or lessen any party's right to insist upon strict performance of the terms of this Agreement or any SLA. The rights granted in this Agreement and under each SLA are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity, or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     17.7 This Agreement and each SLA is governed by the laws of the Commonwealth of Massachusetts.

     17.8 This Agreement and any SLA may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument, by and through their respective duly authorized representatives, as of the date first above written.

BOSTON EDISON COMPANY                   BECOCOM, INC.

By: /s/ [ILLEGIBLE]                     By: /s/ Richard S. Hahn
    ----------------------------            -----------------------------

Title: Vice President                   Title: President
       -------------------------               --------------------------

                                  SCHEDULE 1.2

                                  ACCESS POINTS


Prudential Center (subject to the termination or expiration of the lease at such site); Station 150 (Edgar); Station 470 (Canton); Station 447 (West Walpole); Station 446 (West Medway); Station 240 (Framingham); Station 148 (Needham); Station 496 (Hyde Park); Station 282 (Waltham); Station 320 (Lexington); Station 391 (Burlington); Station 250 (Mystic & Head House @ Ryan's Plygrd); Station 80 (Mass Ave.); Station 478 (Holbrook); Station 146 (Walpole); Station 65 (Medway); Station 274 (Sherborn); Station 433 (Speen Street); Station 110 (Baker Street); Station 342 (Sudbury); Station 450 (Trapelo Road); Station 533 (Hartwell Ave.); Station 211 (Woburn); and Station 514 (Boston).

                                  SCHEDULE 2.1

                              SiTE LICENSE ADDENDUM

This Site License Addendum is made to the License Agreement between Boston Edison Company, as Licensor, and BecoCom, lax, as Licensee, dated ______, 1997. Capitalized terms used in this SLA shall have the same meaning as such terms in the License Agreement, unless otherwise indicated. In the event of any conflict or inconsistency, the provisions of this Addendum shall control.

1.   Site Identification Number:

2.   Site Street Address, if any, or general location:

3.   Site Legal Description:               See Schedule 1 attached.

4.   Description of Facilities:            See Schedule 2 attached.

6.   Plans and Specifications:             See Schedule 3 attached.

7.   Site Use Fee:

8.   Licensor contact for emergencies:

9.   Licensee contact for emergencies:

10.  Special access and other provisions:


LICENSEE:

BOSTON EDISON COMPANY

            By:      __________________________
            Title:   __________________________

BECOCOM, INC.
            By:      __________________________
            Title:   __________________________

                                  SCHEDULE 2.6

                   SPILL NOTIFICATION AND RESPONSE PROCEDURES

All Spills/Releases of oils and/or hazardous materials (hydraulic fluid, gasoline, etc.) must be reported to the Boston Edison Company Systems Dispatcher, telephone number 617-541-7888, as soon possible, but within 1 1/2 hours of spill discovery.

NOTIFICATION REQUIREMENTS:

*    Your name, Company and association with Boston Edison Company

*    Date of release

*    Time first observed release

*    Location of release

*    Source and description of release

*    Approximate quantity

*    Type of material

*    Clean up crew

* Dispatcher will ask additional questions to complete the Spill Notification Checklist and to determine if release is reportable to the Massachusetts DEP

*    IF SPILL CONDITION CHANGES, NOTIFY SYSTEMS DISPATCHER

INITIAL RESPONSE ACTIONS:

*    Survey the area to determine extent of contamination

*    Secure the area

*    Stop the leak if possible

*    Contain the leak (speedi-dri, sand, absorbent materials, etc)

*    Report the release

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                                RCN-BECOCOM, LLC

                                TABLE OF CONTENTS


                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

    1.1     Certain Definitions .......................................        2
    1.2     Other Definitions .........................................       12
    1.3     Construction ..............................................       12


                                    ARTICLE 2
                                  ORGANIZATION

    2.1     Organization ..............................................       12
    2.2     Name ......................................................       12
    2.3     Registered Office; Registered Agent; Principal
             Office in the United States; Other Offices ...............       12
    2.4     Purpose ...................................................       13
    2.5     Company Powers ............................................       13
    2.6     Foreign Qualification Governmental Filings ................       14
    2.7     Term ......................................................       14
    2.8     No State-Law Partnership ..................................       14
    2.9     Activities of the Members .................................       14


                                    ARTICLE 3
                       MEMBERS: DISPOSITIONS OF INTERESTS

    3.1     Members ...................................................       14
    3.2     Restrictions on the Disposition of an Interest ............       15
    3.3     Change of Control .........................................       18
    3.4     Interests in a Member .....................................       20
    3.5     Liability to Third Parties ................................       20


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

    4.1     Initial Capital Contributions .............................       20
    4.2     Additional Capital Calls ..................................       21
    4.3     Failure to Pay a Capital Call .............................       21
    4.4     Return of Contributions ...................................       22

                                                                            PAGE

                                    ARTICLE 5

                              INTENTIONALLY DELETED


                                    ARTICLE 6
         MEMBER ACCOUNTS; ALLOCATIONS OF PROFIT AND LOSS; DISTRIBUTIONS

    6.1     Capital Accounts ..........................................       22
    6.2     Allocations for Capital Account and Tax Purposes ..........       23


                                    ARTICLE 7
                                   MANAGEMENT

    7.1     Management by the Members .................................       26
    7.2     Representatives ...........................................       27
    7.3     Place of Meeting of Representatives .......................       27
    7.4     Regular Meetings of Representatives .......................       27
    7.5     Special Meetings of Representatives .......................       27
    7.6     Representative Compensation Reimbursement .................       28
    7.7     Manner of Acting and Adjournment of Members ...............       28
    7.8     Fundamental Business Actions ..............................       28
    7.9     Indemnification ...........................................       31
    7.10    Business Plan; Budget .....................................       33


                                    ARTICLE 8
                                RIGHTS OF MEMBERS

    8.1     Access to Information .....................................       35
    8.2     Audits ....................................................       35

                                    ARTICLE 9

    9.1     Tax Returns ...............................................       35
    9.2     Tax Elections .............................................       35
    9.3     Tax Matters Partner .......................................       35

                                                                            PAGE
                                   ARTICLE 10
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

   10.1     Accounting ................................................       36
   10.2     Fiscal Year ...............................................       36
   10.3     Statements and Reports ....................................       36
   10.4     Inspection ................................................       37
   10.5     Bank Accounts .............................................       37


                                   ARTICLE 11
                     WITHDRAWAL, EXPULSION, BANKRUPTCY, ETC.

   11.1     Withdrawal ................................................       37
   11.2     Bankrupt Members ..........................................       37



                                   ARTICLE 12
             TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY

   12.1     Termination and Dissolution ...............................       38
   12.2     Liquidation ...............................................       39


                                   ARTICLE 13
                               GENERAL PROVISIONS

   13.1     Representations ...........................................       40
   13.2     Additional Representations of RCN-Sub .....................       41
   13.3     Offset ....................................................       42
   13.4     Notices ...................................................       42
   13.5     Entire Agreement; Supersedure .............................       43
   13.6     Effect of Waiver or Consent ...............................       43
   13.7     Amendment or Modification .................................       43
   13.8     Public Announcements ......................................       44
   13.9     Confidentiality ...........................................       44
   13.10    Binding Effect ............................................       44
   13.11    Governing Law; Severability ...............................       45
   13.12    Specific Performance ......................................       45
   13.13    Further Assurances ........................................       45
   13.14    Counterparts ..............................................       45
   13.15    Interpretation ............................................       45
   13.16    Use of Name ...............................................       45
   13.17    Continued Support of RCN-Sub ..............................       45

     This AMENDED AND RESTATED OPERATING AGREEMENT OF RCN-BecoCom, LLC (this "Agreement") is made and entered into effective as of June 17, 1997 (the "Effective Date"), by and among the Members (as defined below).

     WHEREAS, on December 23, 1996 RCN Telecom Services, Inc., a Delaware corporation ("RCN"), and Boston Energy Technology Group, Inc., a Massachusetts corporation ("BETG"), entered into the RCN-BETG, LLC Operating Agreement; and

     WHEREAS, Boston Edison Company, a Massachusetts corporation ("BECO"), and C-Tec Corporation, a Delaware corporation ("C-Tec"), have each executed instruments of adherence with respect to certain provisions hereof; and

     WHEREAS, RCN-BETG, LLC has changed its name to RCN-BecoCom, LLC; and

     WHEREAS, RCN and BETG wish to revise the terms of their participations in RCN BecoCom, LLC, and to assign their interests therein to their respective affiliates;

     NOW, THEREFORE in consideration of the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which each Member acknowledges, the Members agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

          "AAA" shall have the meaning set forth in Section 3.3(iv).

          "Act" means the Massachusetts Limited Liability Company Act, Mass. Gen. Laws Ann. Ch. 156C,ss.ss. 1, et seq. and any successor statute, as amended from time to time.

          "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year of the Company (i) increased by an amount equal to the sum of such Member's allocable share of the Company's Minimum Gain attributable to Company Nonrecourse Liabilities and such Member's allocable share of the Company's Minimum Gain attributable to Member Nonrecourse Debt, in each case as computed on the last day of such fiscal year in accordance with applicable Regulations and (ii) reduced by all reasonably expected adjustments, allocations and distributions described in Regulations Sections 1.704 - 1(b)(2)(ii)(d)(4), (5) and (6). This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with that first Person.

          "Agreed Value" of any Contributed Property means the value of such property or other consideration (a) as agreed by all of the Members and as listed on Schedule I for that Contributed Property contributed as of the Closing, and (b) as determined by all of the Members using such reasonable method of valuation as they may adopt for that Contributed Property contributed after the Closing; provided, however, that the Agreed Value of any property deemed contributed to the Company for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 6.2(c).

          "Agreement" has the meaning given that term in the introductory paragraph hereof.

          "Appraiser" has the meaning given that term in Section 3.3(i).

          "Appraiser's Certificate" has the meaning given that term in Section 3.3(11).

          "Arbitrator" has the meaning given that term in Section 7.8(e)(i).

          "Arbitration Act" has the meaning given that term in Section
     7.8(e)(i).

          "Award" has the meaning given that term in Section 7.8(e)(i).

          "Bankrupt Member" means any Member:

               (a) that (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary bankruptcy petition, (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for such Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in a proceeding of the type described in clauses (i)-(iv), (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties, or

               (b) with respect to which (i) a proceeding is commenced seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law and 90 days have expired without the proceeding being dismissed, or (ii) without that Member's consent or acquiescence, a trustee, receiver, or liquidator is appointed of that Member or of all or any substantial part of its properties and 90 days have expired without the appointment being vacated or stayed, or if stayed, 90 days have expired after the date of expiration of a stay, unless the appointment has been vacated.

          "Basic Agreements" has the meaning set forth in the Construction and Indefeasible Right of Use Agreement, dated as of the date hereof, by and between BecoCom and the Company (the "IRU Agreement").

          "BecoCom" means BecoCom, Inc., a Massachusetts corporation and a wholly owned subsidiary of BETG.

          "BecoCom Contributed Assets" means those certain existing assets listed in footnote 2 of Schedule 1.

          "Budget" has the meaning set forth in Section 7.10.

          "Business Day" means any day other than a Saturday, a Sunday or a holiday on which banks in Massachusetts generally are closed.

          "Business Plan" has the meaning set forth in Section 7.10 hereof.

          "Capital Account" means the capital accounts maintained with respect to Membership Interests pursuant to Section 6.1.

          "Capital Call" means a request for additional contributions of capital to the Company.

          "Carrying Value" means, with respect to any asset, the asset's adjusted tax basis for federal income tax purposes except as follows:

               (a) The initial Carrying Value of any asset contributed to the Company by a Member shall be the Agreed Value of such asset;

               (b) Consistent with the provisions of Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Carrying Value of all Company assets shall be adjusted to equal their respective gross fair market values upon the happening of any of the following events: (i) issuance of additional Membership Interests to new or existing Members for more than a de minimis amount of cash or Contributed Property,
          (ii) immediately prior to a distribution to a Member of more than a de minimis amount of Company property (other than a distribution solely of cash that is not in redemption or retirement of a Membership Interest) in consideration for an interest in the Company and (iii) the liquidation of the Company within the meaning of Regulations
          Section 1.704-1(b)(2)(ii)(g).

               (c) The Carrying Values of Company assets shall be increased or decreased to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), Section 6.2(b)(vii) hereof and paragraph (e) of the definition of Net Income or Net Loss.

     If the Carrying Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (c) of the definition for Carrying Value, such Carrying Value shall be adjusted thereafter by the Depreciation taken into account with respect to such asset for purposes of computing the amount of Net Income or Net Loss.

          "Cash Capital Contribution" means the amount set forth under the column "Cash Capital Contribution" on Schedule 1.

          "Category A Fundamental Business Actions" has the meaning given that term in Section 7.8(a).

          "Category B Fundamental Business Actions" has the meaning given that term in Section 7.8(b).

          "Certificate" has the meaning given that term in Section 2.1.

          "Certificate Date" has the meaning given that term in Section 3.3(11).

          "Change of Control" of a Member shall be deemed to have occurred when
     (i) an Entity, other than a Member Parent of such Member or a Wholly Owned Affiliate of such Member Parent (an "Unaffiliated Entity") shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or a series of related transactions), or otherwise beneficially own, directly or indirectly, more than 50% of the outstanding voting interests in such Member entitled to vote generally in the election of directors, managers or other members of the management group of such Member or otherwise control such Member (a "Control Entity"),
     (ii) the Member Parent of such Member shall otherwise cease to beneficially own a majority of such outstanding voting securities in such Member or any Control Entity of such Member, or (iii) an Unaffiliated Entity shall become a Control Entity of a Member Parent after the Effective Date.

          "Code" means the Internal Revenue Code of 1986 and any successor Statute, as amended from time to time.

          "Company" means RCN-BecoCom, LLC, a Massachusetts limited liability company.

          "Company Debt" shall have the meaning set forth in Section 2.5(a)(iv).

          "Company Nonrecourse Deductions" means, with respect to Company Nonrecourse Liabilities, the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to Company Nonrecourse Liabilities, reduced (but not below zero) by the proceeds, if any, of such Company Nonrecourse Liabilities distributed during the year, as determined in accordance with applicable Regulations.

          "Company Nonrecourse Liabilities" means nonrecourse liabilities (or portions thereof) of the Company for which no Member (or any Person related to a Member) bears the Economic Risk of Loss.

          "Contributed Property" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed to the Company (or deemed contributed to the Company on termination and reconstitution thereof pursuant to Section 708 of the Code).

          "Control" of an Entity means power to direct or cause the direction of the management or policies of such Entity, whether through the ownership of voting securities, by agreement or otherwise.

          "Deadlock Event" shall have the meaning set forth in Section 7.8(c)(ii) hereof.

          "Default Interest Rate" means three percent above LIBOR.

          "Delinquent Member" with respect to a Capital Call means a Member who fails to pay its portion of such Capital Call at the time and in the amount required under this Agreement.

          "Depreciation" means, for each fiscal year or other relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Tax Matters Partner.

          "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, pledge, grant of a security interest, or other disposition or encumbrance, or the acts thereof.

          "Disputing Member" has the meaning given that term in Section
     7.8(d)(i).

          "Dispute Notice" has the meaning given that term in Section 7.8(d)(i).

          "Dispute Price" has the meaning given that term in Section 7.8(d)(i).

          "Economic Risk of Loss" has the meaning ascribed to it in Section 1.752-2 of the Regulations.

          "Effective Date" has the meaning given that term in the introductory paragraph hereof.

          "Entity" means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.

          "Exchange Agreement" means that certain Exchange Agreement entered into between BecoCom and C-Tec of even date herewith.

          "Exchange Securities" means any securities into which a Membership Interest (or any part thereof) is exchanged pursuant to the Exchange Agreement.

          "Fair Market Value" has the meaning given that term in Section 3.3.

          "First Appraiser" has the meaning given that term in Section 3.3(i).

          "Fundamental Business Actions" has the meaning given that term in
     Section 7.8.

          "GAAP" means the generally accepted accounting principles in the United States of America in effect from time to time.

          "General Interest Rate" means a rate per annum equal to the lesser of
     (a) a varying rate per annum that is equal to the interest rate publicly quoted by Citibank, N.A. from time to time as its prime commercial or similar reference interest rate, with adjustments in that varying rate to be made on the same date as any change in that rate, anti (b) the maximum rate permitted by applicable law.

          "Governmental Entity" has the meaning given that term in Section
     2.5(c).

          "Higher Value" has the meaning given that term in Section 3.3(iii).

          "Holding Company" means a Holding Company as defined in Section 2(a)(7) of PUHCA.

          "Initial Capital Contribution" has the meaning given that term in
     Section 4.1.

          "Initial LLC Agreement" means that certain operating agreement, dated as of December 23, 1996, entered into by RCN and BETG.

          "Investment Percentage" of a Person means the percentage set forth opposite such Person's name on Schedule 2, as adjusted on account of Capital Calls (pursuant to Section 4.3), Dispositions (pursuant to Section 3.2, but not Dispositions in exchange for Exchange Securities pursuant to the Exchange Agreement) or the disposition of Exchange Securities received upon an exchange made pursuant to the Exchange Agreement.

          "Joint Investment and Non-Competition Agreement" shall mean that certain Joint Investment and Non-Competition Agreement entered into by RCN-Sub, BecoCom and NEWCO of even date herewith.

          "LIBOR" means the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which dollar deposits in immediately available funds are offered in the London interbank eurodollar market as at or about 2:00 P.M. New York time on the date the Default Interest Rate becomes effective, adjusted from time to time as such rate changes.

          "Lower Value" has the meaning given that term in Section 3.3(iii).

          "Majority Interest" means, in combination, Membership Interests of one or more Members which, in the aggregate, are entitled to a combined Sharing Ratio of more than 50%.

          "Management Agreement" means that certain Management Agreement entered into by and among RCN Operating Services, Inc., BecoCom and the Company of even date herewith.

          "Manager" shall have the meaning set forth in Section 7.10(b).

          "Member" means any Person executing this Agreement as of the date hereof as a member or hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member in the Company.

          "Membership Interest" means the interest of a Member in the Company, including, without limitation, such rights to distributions (liquidating or otherwise), allocations, information and to consent or approve as shall be provided by law or by this Agreement.

          "Member Nonrecourse Debt" means any nonrecourse debt of the Company for which any Member bears the Economic Risk of Loss.

          "Member Nonrecourse Deductions" means, with respect to Member Nonrecourse Debt, the amount of deductions, losses and expenses equal to the net increase during the year in Minimum Gain attributable to Member Nonrecourse Debt, reduced (but not below zero) by the proceeds, if any, of such Member Nonrecourse Debt distributed during the year to the Members who bear the Economic Risk of Loss for such debt, as determined in accordance with applicable Regulations.

          "Member Parent" means, with respect to RCN-Sub, RCN (as defined above), and, with respect to BecoCom, BETG, and their respective successors and assigns, whether by means of merger, spinoff or otherwise.

          "Minimum Gain" means (i) with respect to Company Nonrecourse Liabilities, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) all Company properties that are subject to Company Nonrecourse Liabilities in full satisfaction of such liabilities, computed in accordance with applicable Regulations or (ii) with respect to each Member Nonrecourse Debt, the amount of gain that would be realized by the Company if it disposed of (in a taxable transaction) the Company property that is subject to such Member Nonrecourse Debt in full satisfaction of such debt, computed in accordance with applicable Regulations.

          "Net Agreed Value" means (i) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property (as adjusted pursuant to Section 6.2(d)(ii)) at the time such property is distributed, reduced by any liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

          "Net Income" or "Net Loss" means, for each fiscal year or other period, the taxable income or loss of the Company, as determined in accordance with Section 703 of the Code, with the following adjustments:

               (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such taxable income or loss;

               (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1 .704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss shall be subtracted from such taxable income or loss;

               (c) In the event that the Carrying Value of any Company asset is adjusted pursuant to paragraph (b) of the definition for Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

               (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its carrying value;

               (e) To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss;

               (f) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account.

               (g) Any items which are specially allocated pursuant to Section 6.2(b) hereof shall not be taken into account in computing Net Income or Net Loss.

          "Nondelinquent Member" has the meaning given that term in Section 4.3(a).

          "Notice" has the meaning given that term in Section 7.8(eXi).

          "Other Members" has the meaning given that term in Section 7.8(d)(i).

          "Person" means any natural person or Entity.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, 15 U.S.C.ss.ss.79-792-6.

          "Purchasing Members" has the meaning given that term in Section 11.2.

          "RCN Contributed Assets" mean those certain existing assets listed in footnote 1 of Schedule 1.

          "RCN-Sub" means RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation and wholly-owned subsidiary of RCN.

          "Regulations" means the final and temporary Income Tax Regulations promulgated under the Code, as amended from time to time, and including corresponding provisions of succeeding regulations.

          "Relevant Market" means those certain cities and towns, as set forth on Exhibit F attached hereto.

          "Representative" has the meaning given that term in Section 7.2.

          "Respondent" has the meaning given that term in Section 7.8(eXi).

          "Rules" has the meaning given that term in Section 7.8(exi).

          "Second Appraiser" has the meaning given that term in Section 3.3(i).

          "Secretary of State" means the Secretary of State of the Commonwealth of Massachusetts.

          "Selling Member's Interest" has the meaning given that term in Section 3.3.

          "Services" means the provision of data, voice, video, other communications services, and the communications support of energy-related customer services offered by BECO, to residential and commercial customers in the Relevant Market or elsewhere.

          "Sharing Ratio" with respect to a particular Member means the percentage set forth opposite such Member's name on Schedule 1, as adjusted on account of Dispositions (pursuant to Section 3.2 or pursuant to the Exchange Agreement) or Capital Calls (pursuant to Section 4.3).

          "Tax Matters Partner" means such Entity designated by Members holding Sharing Ratios aggregating more than 50%.

          "Third Appraiser" has the meaning given that term in Section 3.3(iv). "Third Party Sale" has the meaning given that term in Section 3.2(b(v).

          "Third Value" has the meaning given that term in Section 3.3(iv).

          "Unrealized Gain" or "Unrealized Loss" attributable to any item of Company property means, as of any date of determination, the excess or shortfall, respectively, of (a) the fair market value of such property as of such date (as determined under Section 6.1(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 6.1(d) as of such date).

          "Wholly Owned Affiliate" means as to any Entity, (i) an Affiliate all of the equity interests of which are owned, directly or indirectly, by a Member or by another Wholly Owned Affiliate of such Member or (ii) an Affiliate which owns, directly or indirectly, all of the equity interests of a Member.

     1.2 Other Definitions. Other terms defined herein have the meanings so given them.

     1.3 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and Sections of this Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.


                                    ARTICLE 2
                                  ORGANIZATION

     2.1 Organization. The Company was organized on December 24, 1996 pursuant to a Certificate of Organization filed in the office of the Secretary of State (the "Certificate") and the Initial LLC Agreement as of December 23, 1996 by and between RCN and BETO. Concurrently with the execution of this Agreement, RCN is assigning its Membership Interest to RCN-Sub and BETG is assigning its Membership Interest to BecoCom, and each of BETO and RCN hereby consents to the admission of RCN-Sub and BecoCom, as the case may be, as a member, and the withdrawal of RCN and BETG, as the case may be.

     2.2 Name. The name of the Company is "RCN-BecoCom, LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

     2.3 Registered Office; Registered Agent; Principal Office In the United States; Other Offices. The registered office of the Company in the Commonwealth of Massachusetts shall be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the Commonwealth of Massachusetts shall be the initial registered agent designated in the Certificate, or such other Person or Persons as the Members may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at 419 Boylston Street,

Boston, Massachusetts 02199, or such other place(s) as the Members may designate from time to time, which must be in the Commonwealth of Massachusetts. The Company may have such other offices as the Members may determine appropriate.

     2.4 Purpose. Subject to Section 7.8, the business purpose of the Company is
(i) to create, lease and operate a network to provide the Services, (ii) to market the Services to business and residential customers in the Relevant Market, and (iii) to engage in and carry on any lawful business, purpose or activity which is approved pursuant to Section 7.8 hereof not prohibited by the Act or other applicable law.

     2.5 Company Powers.

     (a) In furtherance of the business purpose specified in Section 2.4 hereof, but subject to the limitations and restrictions set forth in this Agreement, the Company shall be empowered to do or cause to be done, or omit to do or cause to be done, any and all acts deemed to be necessary or advisable in furtherance of the business purpose of the Company, including, without limitation, the power and authority to:

          (i) Have, maintain or close one or more offices within or without the Commonwealth of Massachusetts and in connection therewith to rent or acquire office space and to engage personnel;

          (ii) Open, maintain and close bank and money market accounts, including the power to draw checks or other orders for the payment of moneys, and to invest such funds as are temporarily not required for Company purposes in short-term investments;

          (iii) Bring and defend actions and proceedings at law or equity before any domestic or foreign governmental or regulatory authority, agency or commission (each, a "Governmental Entity");

          (iv) Have outstanding at any time any indebtedness (including any indebtedness of subsidiaries) for money borrowed, guarantee the obligations of others or otherwise become contingently liable with respect to any indebtedness or obligations of others (collectively, "Company Debt"), and, in connection therewith, to grant security interests, if and only if the Company Debt was incurred in connection with, or for the purpose of entering into, the financing of the operations of the business of or for other business purposes of the Company; provided, that "Company Debt" shall, for purposes of this Agreement, be deemed to include all interest, fees (including commitment, guaranty and facility fees), expenses thereon and all other amounts due in respect thereof;

          (v) Enter into, perform and carry out contracts and agreements of every kind necessary or incidental to the accomplishment of the Company's purposes, and to take or omit to take such other action in connection with the business of the Company as may be necessary or desirable to further the purposes of the Company; and

          (vi) Carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Company's business.

     (b) Notwithstanding anything in Section 2.5(a) to the contrary, the Company will not take any action, nor will any Member or officer or employee of the Company take any action, which, in each such case, would cause the Company, any Member or any Affiliate of a Member to be in violation of any applicable statute, rule or regulation of any Governmental Entity.

     2.6 Foreign Qualification Governmental Filings. Prior to the Company's conducting business in any jurisdiction other than the Commonwealth of Massachusetts, the Members shall cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. Each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming to this Agreement that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

     2.7 Term. The Company commenced on the date the Certificate for the Company was filed with the Secretary of State, and shall continue in existence until December 31, 2060.

     2.8 No State-Law Partnership. The Members intend that the Company not be a partnership or limited partnership, and that no Member be a partner of any other Member, for any purposes other than federal, state and local income tax purposes, and this Agreement shall not be construed to suggest otherwise.

     2.9 Activities of the Members. Except as expressly restricted by the Joint Investment and Non-Competition Agreement, each Member and its Affiliates may engage in or hold interests in other business ventures and activities of any nature, including, without limitation, ventures and activities similar to those of the Company, and neither the Company nor the other Members shall, by virtue of this Agreement, have any interest or rights in or to such other ventures or business or any liability or obligation with respect thereto.


                                    ARTICLE 3
                       MEMBERS; DISPOSITIONS OF INTERESTS

     3.1 Members. The Members of the Company are the Persons executing this Agreement and/or Persons admitted as substitute or additional Members as permitted by this Article 3.

     3.2 Restrictions on the Disposition of an Interest.

     (a) Except as provided in this Section 3.2 and the Exchange Agreement, a Disposition by a Member of all or any part of a Membership Interest may be effected only with the prior express written consent of each other Member. Any attempted Disposition by a Person of a Membership Interest, or any part thereof, other than in accordance with this Section 3.2 or the terms of the Exchange Agreement is void and the Company shall not recognize it.

     (b) Subject to the provisions of Section 3.2(c), (d), (e), and (f) and the Exchange Agreement, from and after the date that is three years from the Effective Date, a Member may Dispose of part or all of its Membership Interest provided that the Member who wishes to Dispose of its Membership Interest (an "Offeror") first offers such Membership Interest to the other Members (the "Offerees") and Disposes of such Membership Interest in accordance with the following procedures:

          (i) The Offeror shall give written notice of the material terms of the offer, including the price, terms of payment, the Sharing Ratio of such Offeror's Membership Interest offered and the Sharing Ratios of all Membership Interests then held by the Offeror (an "Offer Notice") to the Offerees and the Company.

          (ii) Each Offeree shall have 60 days, commencing with the date on which it has received the Offer Notice, to purchase all or part of its proportionate share (to be determined by each Offeree's Sharing Ratio or by such other basis upon which the Offerees agree) of the Membership Interest offered. Any Membership Interest which an Offeree does not elect to purchase may be purchased by the other Offerees in a proportion equal to that which such Offerees' Sharing Ratios bear to each other.

          (iii) An Offeree may exercise this election to purchase the Membership Interest by giving the Offeror and the Company written notice thereof within 30 days of such Offeree's receipt of the Offer Notice, and the Company shall then specify the date and time of the closing of the purchase at the Company's principal office, which shall be reasonably acceptable to the Offeror and the Offerees, but shall not be later than 60 days following the Offerees' receipt of the Offer Notice (unless the Offerees and the Offeror agree upon another time and/or place of closing).

          (iv) At the closing, the purchasing Offerees (if any) shall purchase the Membership Interest at the price and on the terms set forth in the Offer Notice, and the Offeror shall deliver such usual and customary documents and instruments of transfer and conveyance.

          (v) Should the Offerees fail to purchase all of the offered Membership Interests specified in the Offer Notice, then the Offeror shall not be required to Dispose of any of its Membership Interest to the Offerees, but shall be permitted to Dispose of all (but not less than all) of the offered Membership Interest specified in the Offer Notice to a third party on terms no more favorable to the third party than the terms set forth in the Offer Notice (a "Third Party Sale"), provided that the Third Party Sale is consummated within 120 days of the date of the Offer Notice.


          (vi) In addition to the rights set forth above in this Section 3.2(b), if an Offeror proposes to sell more than 33% of its Membership Interest in one or a series of Third Party Sales, whether related or unrelated, the Offeror shall give notice to the Offerees and the Company, not less than 30 and not more than 60 days prior to the consummation of the Third Party Sale, of the material terms of the Third Party Sale, including the price, terms of payment, and the Sharing Ratio of such Offeror's Membership Interest offered and the Sharing Ratios of all Membership Interests then held by the Offeror. Each Offeree who so elects by written notice (an "Electing Member") to the Company and the Offerer within 15 days thereafter shall be entitled to sell a portion of its Membership Interest in the Third Party Sale that is equal to the proportion that the Sharing Ratio of the Membership Interest being sold, together with that previously sold, bears to the Sharing Ratio of the Membership Interest originally owned by the Offeror.

     (c) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 3.2 have been satisfied and each non-Disposing Member has received, on behalf of the Company, a document

          (i) executed by both the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed,

          (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained,

          (iii) setting forth the Sharing Ratios after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the sum of the Sharing Ratios of such Person and the Member effecting the Disposition before the Disposition),

          (iv) containing representations and warranties by such Person and such Member that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and

          (v) containing a coalition to closing requiring a certificate, dated as of the date of the Disposition, duly executed by such Person, to the effect that the representations and warranties in Section 3.2 are true and correct with respect to that Person.

     Each Disposition complying with the provisions of this Section 3.2(c) is effective as of the first day of the calendar month immediately succeeding the month in which all requirements of this Section 3.2 have been met.

     (d) Notwithstanding the foregoing, the provisions of this Section 3.2 shall not apply to any transfer from a Member to its Member Parent, or a Wholly Owned Affiliate, provided that such transferee shall comply with all of the requirements of Section 3.2(c) hereof.

     (e) For the right of a Member to Dispose of a Membership Interest or any part thereof and of any Person to be admitted to the Company in connection therewith to exist or be exercised (if applicable), either (i) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel reasonably acceptable to each non-Disposing Member to the effect that the Disposition or admission is exempt from registration under those laws. Each non-Disposing Member, however, may waive the requirements of this Section 3.2(e).

     (f) The Member effecting a Disposition shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees reasonably incurred in connection with the legal opinions referred to in Section 3.2(e)) on or before the 10th Business Day after the receipt of the Company's invoice for the amount due by that Person. If payment is not made by the date due, the Person owing such amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate, and such amount may be withheld from any future distributions.

     (g) Notwithstanding any other provisions of this Agreement, if the Investment Percentage of any Member becomes less than 25% (the "Minority Member"), then for so long as the Minority Member's Investment Percentage remains below 25%, the other Members (the "Majority Members") shall have the option to purchase, pro rata based on their respective Investment Percentages, the Membership Interest (not including any Exchange Securities) of the Minority Member. The Majority Members (or any one of them) may initiate procedures to determine the Fair Market Value (as defined in Section 3.3) of the Membership Interest to be purchased in the manner provided in Section 3.3 below. Within 30 days after such determination of Fair Market Value, the Majority Members shall purchase, or elect (by notice given to the Minority Member) not to purchase, the Membership Interest of the Minority Member. Once the Majority Members initiate procedures to determine Fair Market Value, the option granted herein shall remain effective for 30 days after such Fair Market Value is finally determined, regardless of whether, during such time, the Minority Member's Investment Percentage becomes 25% or greater. If any of the Majority Members elect not to purchase their pro rata share of the Minority Member's Membership Interest, the other Majority Members may purchase such additional share, pro rata based on their respective Investment Percentages.

     3.3 Change of Control. Upon any Change of Control of either RCN-Sub or BecoCom, the Member subject to the Change of Control shall promptly give notice thereof to the other Members and the Members not undergoing the Change of Control shall be entitled to, at any time within a 90-day period following the later of such notice or the effective date of such Change of Control, purchase, on a pro rata basis based upon the respective Investment Percentages (provided that, if any Member elects not to participate in such purchase, the other Members may purchase their pro rata share), all but not less than all of the Membership Interest of the Member undergoing the Change of Control, not including any Exchange Securities held by such Member or its Affiliates (the "Selling Member's Interest"), at a purchase price equal to the Fair Market Value of the Selling Member's Interest determined as described below. The "Fair Market Value", as of the date of determination, of a Selling Member's Interest shall be determined (1) by mutual agreement of the Members or (2) if no such agreement is reached within 10 days of the relevant date of determination, as follows:

          (i) Selection of Appraisers. The Member selling the Selling Member's Interest, on the one hand, and the purchasing Members, on the other hand, each shall designate by written notice to the Company and each other member a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an appraiser (an "Appraiser") pursuant to this Section 3.3 (the firms designated by the Members being referred to herein as "First Appraiser" and the "Second Appraiser," respectively) within 15 business days after the failure to reach agreement in accordance with the terms of clause (1) above. In the event that either Appraiser is not designated within the foregoing time period, the other Appraiser will serve as the only Appraiser, and its appraisal will be binding on all Members for purposes of this Section 3.3.

          (ii) Evaluation Procedures. Each Appraiser shall be directed to determine the Fair Market Value of the Selling Member's Interest. Each Appraiser will also be directed to deliver a certificate (an "Appraiser's Certificate") setting forth such Appraiser's valuation of the Selling Member's Interest to each Member on or before the 30th day after their respective designation (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by the Company in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Company may reasonably request with respect to such confidentiality obligation. The Members will cooperate in causing the Company to provide each Appraiser with such information within the Company's possession that may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. Each Member shall have full access to each Appraiser's work papers. Each Appraiser will be directed to comply with the provisions of this Section 3.3, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 3.3 (and the definitions of capitalized terms used in this Section 3.3 that are defined elsewhere in this Agreement).

          (iii) Fair Market Value Determination. The Fair Market Value of the Selling Member's Interest shall be determined on the basis of the Appraiser's Certificates in accordance with the provisions of this subparagraph (iv), provided, that there shall be no "controlling interest premium" if the Selling Member's Interest has an Investment Percentage of less than 66 2/3%. nor any "minority interest discount" if the Selling Member's Interest has an Investment Percentage of greater than 33 1/3%. The higher of the values set forth on the Appraisers Certificates is hereinafter referred to as the "Higher Value," and the lower of such values is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the Fair Market Value of the Selling Member's Interest will be the arithmetic average of the Higher Value and the Lower Value. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (iv) below, and the Fair Market Value of the Selling Member's Interest will be determined in accordance with the provisions of subparagraph (v) below.

          (iv) Selection of and Procedures for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the First Appraiser and the Second Appraiser shall agree upon and jointly designate a third Appraiser (the "Third Appraiser"), by written notice to each Member. If the First Appraiser and the Second Appraiser cannot agree upon a Third Appraiser within seven days, the Third Appraiser shall be chosen by the American Arbitration Association ("AAA") in Boston, Massachusetts. The First Appraiser and the Second Appraiser shall direct the Third Appraiser to determine the Fair Market Value of the Selling Member's Interest (the "Third Value") in accordance with the provisions of subparagraph (ii) above, and to deliver to the Members an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 3.3, and to that end each of the parties will provide to the Third Appraiser a complete and correct copy of this
     Section 3.3 (and the definitions of capitalized terms used in this Section
     3.3 that are defined elsewhere in this Agreement).

          (v) Alternative Determination of Fair Market Value. Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Market Value of the Selling Member's Interest will be determined as provided in this subparagraph (v). The Fair Market Value of the Selling Member's Interest will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, (y) the arithmetic average of the Third Value and either the Higher Value or the Lower Value (whichever is closer to the Third Value) if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (z) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

          (vi) Costs. Each Member will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each Member shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the Member (or group of Members, pro rata as per their Investment Percentages), whose Appraiser's determination of the Fair Market Value of the Selling Member's Interest is further away from the Third Value shall bear the entire costs of the Third Appraiser. The Members agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

          (vii) Conclusive Determination. To the fullest extent provided by law, the determination of the Fair Market Value of the Selling Member's Interest made pursuant to this Section 3.3 shall be final and binding on the Company and the Members hereto, and such determination shall not be appealable to or reviewable by any court or arbitrator, but judgment on such determination may be entered in any court having jurisdiction thereof; provided, however, that the foregoing shall not limit a Member's rights to seek arbitration of the obligations of the other Members and the Company hereunder.

     3.4 Interests in a Member. Notwithstanding the foregoing, without the prior express written consent of each other Member, no Member shall Dispose of all or any part of its Membership Interest in such a manner that, after the Disposition, (i) the Company would be considered to have terminated within the meaning of Section 708 of the Code if such termination would result in material adverse tax consequences to the non-transferring Members or (ii) the Company would become an association taxable as a corporation for federal income tax purposes.

     3.5 Liability to Third Parties. No Member shall have any personal obligation for any liabilities of the Company, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such Member; provided, however, that nothing in this Section 3.5 shall be construed as an agreement by the Company to indemnify or hold harmless any Member.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

     4.1 Initial Capital Contributions. Contemporaneously with the execution hereof, (a) each Member shall make the Cash Capital Contribution set forth opposite such Member's name on Schedule 1 (the "Initial Capital Contribution") (to the extent not previously paid to the Company) and (b) each of RCN-Sub and BecoCom shall contribute the RCN Contributed Assets and the BecoCom Contributed Assets, respectively, to the Company and shall receive a credit to the amount of its Initial Capital Contribution in the amount set forth on Schedule 1.

     4.2 Additional Capital Calls.

     (a) Each Member shall be required to make payment when due, in proportion to its respective Investment Percentage, of all of its share of the Capital Calls set forth in the then annual Budget, as such may be amended from time to time.

     (b) In addition, subject to the limitations set forth in Section 7.8 hereof, upon 30 days prior written notice to the Members the Company may, from time to time, issue Capital Calls, requiring the Members to make additional contributions of capital to the Company in proportion to their respective Investment Percentages. Capital Calls specifically referred to in any annual Budget may be made by the chief executive officer of the Company.

     4.3 Failure to Pay a Capital Call.

     (a) If any Member fails to make payment when due of all or any portion of its share of a Capital Call (a "Delinquent Member"), the secretary of the Company shall give written notice of the failure to such Delinquent Member, with a copy to all other Members. If the Delinquent Member fails to pay the amount due within 10 days following receipt of notice, the secretary shall promptly give notice of such failure to the other Members. At any time within 15 days following receipt of such notice, then, unless the Members other than the Delinquent Member ("Nondelinquent Members") elect to make capital contributions in accordance with Section 4.3(b) hereof, (i) the amount contributed by each Nondelinquent Member pursuant to the Capital Call shall be treated as a loan to the Company for a term to be specified by such Nondelinquent Member, bearing interest payable quarterly at the Default Interest Rate and (ii) each Nondelinquent Member may make an additional loan to the Company for a term to be specified by such Nondelinquent Member, also bearing interest payable quarterly at the Default Interest Rate, in an amount equal to all or any portion of the unpaid contribution. If two or more Members desire to provide funds under clause
(ii) of the preceding sentence, the total amount of funds provided shall be allocated among such Members in the same proportion as such Members' then current Sharing Ratios bear to each other or in such other manner as they may agree.

     (b) If a Nondelinquent Member so elects, then in lieu of making loans to the Company in accordance with Section 4.3(a) hereof, (A) the amount contributed by such Nondelinquent Member pursuant to the Capital Call shall be treated as a contribution to the capital of the Company in exchange for an additional interest in the Company and (B) each Nondelinquent Member may make an additional contribution of capital to the Company in exchange for an additional interest in the Company in an amount equal to all or any portion of the unpaid contribution. If two or more Members desire to make capital contributions under clause (B) of the preceding sentence, the total amount of capital to be contributed shall be allocated among such Members in the same proportion as such Members' then current Investment Percentages bear to each other or in such other manner as they may agree.

     (c) The amounts contributed pursuant to Section 4.3(b) hereof shall increase the Capital Accounts of the contributing Members in accordance with the terms of this Agreement. In addition, the Sharing Ratios and Investment Percentages shall be recalculated (and such recalculated Sharing Ratios and Investment Percentages shall thereafter apply for all purposes of this Agreement) such that the Sharing Ratios and Investment Percentages of each Member shall equal the ratio of its specified Capital Account to the aggregate specified Capital Account of all of the Members, adjusted, in the case of Sharing Ratios, to reflect any conversion pursuant to the Exchange Agreement.

     (d) Notwithstanding any other provision of this Agreement, if a Person's Capital Account ever equals $1 and such Person fails to make payment to the Company of its entire share of the Company's next Capital Call, then such Person's Investment Percentage and Sharing Ratio shall each equal zero %; upon the payment of $1 to such Person, such Person's Membership Interest and all rights hereunder shall be extinguished.

     4.4 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of the other Members. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return the other Members' Capital Contributions.


                                    ARTICLE 5

                              INTENTIONALLY DELETED


                                    ARTICLE 6
         MEMBER ACCOUNTS; ALLOCATIONS OF PROFIT AND LOSS; DISTRIBUTlONS

     6.1 Capital Accounts.

     (a) A Capital Account shall be established and maintained for each Member in accordance with the rules of Section 1.704-1(b)(2)(iv) of the Regulations. Such Capital Account shall be increased by (i) the amount of cash and the Net Agreed Value of all property transferred to the Company as Capital Contributions with respect to such Member's Interest pursuant to this Agreement and (ii) the amount of Net Income allocated to the Member pursuant to Article 6 hereof, and decreased by (iii) the amount of cash and the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Interest pursuant to this Agreement and (iv) the amount of Net Loss allocated to the Member pursuant to Article 6 hereof.

     (b) A transferee of a Membership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred;

provided, however, that, if the transfer causes a termination of the Company under Section 708(6)(1)(8) of the Code, the rules under the Regulations promulgated under Section 708 of the Code shall govern the treatment of the Company and the Members upon a termination of the Company pursuant to Section 708 of the Code.

     (c) Capital Accounts shall be adjusted, in a manner consistent with this
Section 6.1, to reflect any adjustments in items of the Company's income, gain, loss or deduction that result from amended returns filed by the Company or pursuant to an agreement by the Company with the Internal Revenue Service or a final court decision.

     6.2 Allocations for Capital Account and Tax Purposes.

     (a) Net Income and Net Loses. After giving effect to the special allocations set forth in Section 6.2(b), Net Income and Net Loss for each taxable period shall be allocated as set forth below.

          (i) Net Income shall be allocated between the Members in the following manner:

               (A) First, to each Member having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Members, until each such Member has been allocated Net Income equal to any such deficit balance in its Capital Account;

               (B) Second, to the Members previously allocated Net Loss under
          Section 6.2(a)(ii)(A) pro rata to the extent of such Net Loss previously allocated and not otherwise previously recouped under
          Section 6.2(a)(i)(A) or this Section 6.2(a)(i)(B);

               (C) Third, to the Members in accordance with their respective Sharing Ratios.

          (ii) Net Loss shall be allocated to the Members in the following manner:

               (A) First, to the Members in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

               (B) Second, the balance, if any, to the Members in accordance with their respective Sharing Ratios.

     (b) Special Allocations. Notwithstanding any other provision of this
Section 6.2, the following special allocations shall be made in the following order:

          (i) Company's Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.2, if there is a net decrease in Minimum Gain attributable to Company's Nonrecourse Liabilities during any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(f)(1) and (6), 1.704-2(g)(2) and 1.704-1(j)(2)(i) of the Regulations, or any successor provisions. For purposes of this Section 6.2(b), each Member's Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b) with respect to such taxable period (other than allocations pursuant to Sections 6.2(b)(v) and 6.2(b)(vi)). This Section 6.2(b)(i) is intended to comply with the "partnership minimum gain chargeback" requirement in Section 1.704-2(0 of the Regulations and shall be interpreted consistently therewith.

          (ii) Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.2 (other than Section 6.2(b)(i)), except as provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Minimum Gain attributable to Member Nonrecourse Debt during any Company taxable period, any Member with a share of Minimum Gain attributable to such Member Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii) of the Regulations, or any successor provisions. For purposes of this
     Section 6.2(b)(ii), each Member's Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.2(b), other than Sections 6.2(b)(i), 6.2(b)(v) and 6.2(b)(vi), with respect to such taxable period. This Section 6.2(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Section 704(b) of the Code, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.2(b)(i) or (ii).

          (iv) Gross Income Allocations. In the event any Member has a deficit balance in its Capital Account at the end of any Company taxable period in excess of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section l.704-2(g)(1) and Section 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.2(b)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.2(b) have been tentatively made as if this Section 6.2(b)(iv) were not in this Agreement.

          (v) Company Nonrecourse Deductions. Company Nonrecourse Deductions for any taxable period shall be allocated to the Members in accordance with their respective Sharing Ratios. If the Members determine in their good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Members are authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Member Nonrecourse Deductions.. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with
     Section 1.704-2(i) of the Regulations. If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2))(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset), or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          (viii) Any special allocations of items of income or gain pursuant to
     Section 6.2(b)(iii) or (iv) shall be taken into account in computing subsequent allocations pursuant to Section 6.2(a) so that, for each Member, the net amount of any such special allocations and all allocations pursuant to Section 6.2(a) shall, to the extent possible, be equal to the net amount that would have been allocated to such Member pursuant to the provisions of
     Section 6.2(a) without application of Section 6.2(b)(iii) or (iv).

     (c) Special Rules.

          (i) It is intended that (a) the Capital Accounts be maintained at all times in accordance with Section 704 of the Code and applicable Regulations, (b) the

     Capital Accounts be increased or decreased by any items required by the Regulations under Section 704(b) of the Code to increase or decrease, respectively, a Member's Capital Account, and (c) the provisions hereof relating to the Capital Accounts be interpreted in a manner consistent therewith. The Members shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 6.2 if necessary in order to comply with Section 704 of the Code or applicable Regulations thereunder.

          (ii) All items of income, gain, loss, depreciation, amortization and cost recovery deductible in respect of Contributed Property for federal income tax purposes shall be allocated among the Members in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted tax basis at the time of contribution. In the event that the Carrying Value of any Company asset is adjusted pursuant to paragraph (b) of the definition of Carrying Value hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account any variation between the adjusted tax basis of such asset and its Carrying Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

          (iii) Company Nonrecourse Liabilities. For purposes of Section l.752-3(a)(3) of the Regulations, the Members agree that Company Nonrecourse Liabilities in excess of the sum of (A) the amount of Minimum Gain attributable to Company Nonrecourse Liabilities and (B) the total amount of taxable gain, if any, that would be allocated to the Members under Section 704(c) of the Code if the Company were to dispose of all Company assets (in a taxable transaction) subject to one or more Company Nonrecourse Liabilities in full satisfaction thereof shall be allocated among the Members in accordance with their respective Sharing Ratios.


                                    ARTICLE 7
                                   MANAGEMENT

     7.1 Management by the Members. The business and affairs of the Company shall be managed by the Members, subject to the binding effect of the Management Agreement. The Members shall delegate authority to such officers, employees, agents and/or representatives of the Company as they may from time to time deem appropriate; provided, however, that for as long as the Investment Percentage of BecoCom is at least 33 1/3%, BecoCom shall be entitled to (i) appoint a qualified individual to serve as the Company's chief financial officer; and (ii) appoint one full-time staff member serving the Company in an operational capacity. Notwithstanding the immediately preceding sentence, in the event RCN-Sub or an Affiliate of RCN-Sub is not the manager under the Management Agreement, and for so long as the Sharing Ratio of RCN-Sub is at least 33 1/3%, RCN-Sub shall be entitled to (A) appoint a qualified individual to serve as a senior executive officer of the Company; and (B) appoint one full-time staff member serving the Company in an operational capacity. Any delegation of authority to take any action must be approved in the same manner as would be required for the Members to directly approve such action. No Member shall take any action in the name of or on behalf of the Company, including without limitation assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the Members or shall be expressly and specifically authorized by this Agreement.

     7.2 Representatives. The Members shall designate an aggregate of five representatives (each, a "Representative"), pro rata in accordance with their respective Investment Percentages rounded to the nearest whole number (initially three Representatives appointed by RCN-Sub and two Representatives appointed by BecoCom), to take any action required to be taken by Members hereunder and to serve as an operating committee. Such appointment shall be effected by written notice given to the Company and to each of the other Members. In the event any Member appoints more than one Representative, each other Member may rely on the action of any Representative as constituting the actions of its Member. Each such representative shall be an officer or employee or former employee of a Member or an Affiliate thereof.

     7.3 Place of Meeting of Representatives. The Representatives may hold their meetings at such place or places within or outside the Commonwealth of Massachusetts as the Members holding Investment Percentages aggregating at least 66 2/3% may from time to time determine or as may be designated in the notice calling the meeting. If a meeting place is not so designated, the meeting shall be held at the Company's principal office. Representatives may participate by means of a conference telephone or similar communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence in person at the meeting.

     7.4 Regular Meetings of Representatives. Regular meetings of the Representatives may be held without notice at such time and place as shall be designated from time to time by resolution of Members holding Investment Percentages aggregating at least 66 2/3%, but such meetings shall be held at least monthly through December 1998 unless otherwise specified by the Members. If the date fixed for any such regular meeting is a Saturday, Sunday or legal holiday under the laws of the state where such meeting is to be held, then the meeting shall be held on the next succeeding business day or at such other time as may be determined by resolution of Members holding Investment Percentages aggregating at least 66 2/3%. At such meetings the Representatives shall transact such business as may properly be brought before the meeting.

     7.5 Special Meetings of Representatives. Special meetings of the Representatives may be called by any Member or by the chief executive officer of the Company. Notice of each such meeting shall be given to each Representative by telephone, telecopy, telegram or similar method (in which case notice shall be given at least three days before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least three days before the meeting), unless otherwise specified by the Representatives. Each such notice shall state the time, place and purpose of the meeting to be so held.

     7.6 Representative Compensation; Reimbursement. Representatives shall receive no compensation for performing their duties under this Agreement; provided, however, that one Representative of each of the Members shall be entitled to receive, out of Company funds available therefor, reimbursement of all amounts expended by such Representative in payment of reasonable expenses incurred by such Representative in attending meetings of the Representatives.

     7.7 Manner of Acting and Adjournment of Members. Any action of the Members shall require the affirmative vote (in person, by proxy or by written consent) by the Representatives of Members holding a majority of the Investment Percentages of all Members, unless otherwise required in this Agreement.

     7.8 Fundamental Business Actions. Notwithstanding anything to the contrary set forth in this Agreement, for as long as BecoCom's Investment Percentage is at least 33 1/4% the actions set forth below ("Fundamental Business Actions") may not .be taken by the Company without the affirmative vote or consent of Members holding Investment Percentages aggregating at least 66 2/3%; Fundamental Business Actions shall be categorized as follows:

     (a) Category A Fundamental Business Actions ("Category A Fundamental Business Actions") shall mean:

          (i) a merger, consolidation or reorganization of the Company or a disposition of substantially all of its assets;

          (ii) the issuance by the Company of any equity or equity-like instruments including effecting an initial public offering of equity securities;

          (iii) voluntary liquidation, dissolution or winding-up of the Company, except as specifically provided in Section 12.1, or voluntary initiation by and with respect to the Company of bankruptcy or similar proceedings;

          (iv) amendments to the Company's Certificate of Organization, this Agreement, or any of the Basic Agreements,

          (v) expansion of the operations of the Company beyond the Services; or

          (vi) any acquisition of any other business which has a purchase price of $1,000,000 or more.

     (b) Category B Fundamental Business Actions ("Category B Fundamental Business Actions") shall mean:

          (i) individual capital expenditures in excess of 25% of the amount set forth for such capital expenditures in the Budget during any fiscal year;

          (ii) capital commitments in aggregate in excess of 25% of the amount set forth in the Budget during any fiscal year;

          (iii) transactions with Affiliates in excess of $50,000 singularly or $500,000 in the aggregate in any fiscal year (except as set forth in the Basic Agreements);

          (iv) incurrence of Company Debt in excess of $5,000,000 in the aggregate;

          (v) guarantees made by the Company involving matters in excess $5,000,000 of in the aggregate;

          (vi) annual expenditures that exceed the amount set forth in the Budget by more than 33% during any fiscal year;

          (vii) appointment of and any change in the auditors of the Company;

          (viii) the granting of any lien to secure any debt to any Member or any Affiliate of a Member; or

          (ix) except as otherwise provided in Section 12.2, any distribution of cash or other assets to the Members.

     (c) Upon the occurrence of a dispute of any matter under this Section 7.8, the Members shall first use their good faith efforts to resolve such matter in a mutually satisfactory manner. If, after seven days from the date on which any Member notifies the other Members that a dispute exists, the Members cannot reach a mutually satisfactory solution, the Members shall resolve such matter as provided herein:

          (i) Each Member shall immediately refer the matter to its chief executive officer for resolution of the matter.

          (ii) Should the chief executive officers of the respective Members fail to resolve the matter within 20 days from such referral, the matter shall be considered a deadlock event (a "Deadlock Event"), and shall be resolved in accordance with the provisions of paragraphs (d) or (e) below, as the case may be.

     (d) In the event of any Deadlock Event arising from a Category A Fundamental Business Action, the parties agree that such Deadlock Event will not be referred to any court but that one or more Members shall purchase the entire Membership Interest of the other Member (not including Exchange Securities held by such Member or its Affiliates) in accordance with the provisions of this Section 7.8(d).

          (i) Any Member (the "Disputing Member") may submit a notice (a "Dispute Notice") to the other Members (the "Other Members") within 60 days of the date the matter becomes a Deadlock Event. The Dispute Notice shall set forth, in reasonable detail, the nature of the dispute and the price (the "Dispute Price") at which the Disputing Member is willing to either sell its Membership Interest to the Other Members or purchase all Membership Interests from the Other Members.

          (ii) The Dispute Price shall be determined by selecting a price for the entire Company, and pro-rating such price by the Sharing Ratio of the Membership Interest to be purchased or sold.

          (iii) Within 30 days after the Other Members' receipt of the Dispute Notice, the Other Members will signify in writing their election, whether to buy the Disputing Member's Membership Interest at the Dispute Price or to sell their Membership Interest at the Dispute Price, if the Other Members fail to make such election within such 30 day period, the Disputing Member may, within 15 days thereafter, elect to buy the Other Members' Membership Interests.

          (iv) Each Member agrees to execute and deliver all deeds, assignments, releases, agreements, receipts or other documents necessary to consummate the transfer of the Membership Interests being sold and delivered upon payment by the purchasing Member of the consideration provided for in the Dispute Notice.

          (v) The closing of the purchase and sale pursuant to this Section 7.8(d) shall occur no later than 30 days following the receipt of the election by the Disputing Member or the Other Members, as the case may be.

     (e) In the event of any Deadlock Event arising from a Category B Fundamental Business Action or pursuant to Section 7.10(d), the parties agree that such Deadlock Event will not be referred to any court but will be referred to binding arbitration, and the provisions of this Section 7.8(e) shall apply.

          (i) The arbitration shall be governed by the AAA Commercial Arbitration Rules (the "Rules"), as modified by this Section 7.8(e), and by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. (the "Arbitration Act"). Any conflict between the Rules and the Arbitration Act shall be decided in favor of the Rules. The Member wishing to submit such matter to arbitration shall, within seven days of the date the matter in dispute becomes a Deadlock Event, give written notice (the "Notice") to the other Member (the "Respondent") of its intention to arbitrate. The place of the arbitration shall be Boston, Massachusetts. The arbitration shall be conducted, and the final resolution of the Deadlock Event (the "Award") shall be rendered by one arbitrator (the

     "Arbitrator") to be mutually selected by the Members. If the Members cannot agree to a mutually acceptable Arbitrator within seven days of Respondent's receipt of the Notice, the Arbitrator shall be selected in accordance with rule 13 of the Rules.

          (ii) All hearings shall be held within 30 days following the appointment of the Arbitrator. At a time designated by the Arbitrator, each party shall simultaneously submit to the Arbitrator and exchange with each other its final proposed Award, and in rendering the final Award, the Arbitrator shall be limited to choosing the Award proposed by either of the parties without modification. The Arbitrator shall issue the final Award no later than 15 days from the completion of the hearings. The Award of the Arbitrator shall be final and binding. Judgment on any Award may be entered in any court having jurisdiction thereof.

          (iii) To the extent that the parties are permitted under this Section 7.8(e) to pursue judicial remedy in aid of arbitration, each party consents and submits to the non-exclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or, in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts). Each party consents to service of the notice of arbitration, and any other paper in the arbitration, by registered mail or personal delivery at its address specified in Section 13.3 hereof. Nothing in this subsection (iii) shall limit the jurisdiction of other courts for purposes of enforcement of a final arbitral Award.

          (iv) The fact that any party has invoked the provisions of this
     Section 7.8(e) shall be considered to be confidential information under
     Section 13.9 of this Agreement and shall not relieve either party of any obligations it may otherwise have to continue performance in accordance with the provisions of this Agreement.

          (v) This agreement to arbitrate a Deadlock Event in accordance with this Section 7.8(e) and any Award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each Member.

     7.9 Indemnification.

     (a) Subject to paragraph (c) below, the Company shall indemnify, defend and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of a Member), by reason of the fact that he is or was a Representative or officer of the Company, or is or was an officer of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another Entity against expenses (includiing reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) Subject to paragraph (c) below, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or on behalf of a Member to procure a judgment in its favor by reason of the fact that he is or was a Representative or officer of the Company, or is or was an officer of the Company serving at the request of the Company as a manager, director, officer, employee or agent of another Entity against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) Any indemnification under this Section 7.9 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Representative or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) or (b) above. Such determination shall be made (i) by a majority vote of the disinterested Members, or (ii) if the Members so direct, by independent legal counsel in a written opinion. Notwithstanding the foregoing, to the extent, however, that a Representative or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     (d) For purposes of any determination under this Section 7.9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this paragraph (d) shall mean any Entity which such person is or was serving at the request of the Company.

     (e) Notwithstanding the foregoing, any Representative or officer may apply to any court of competent jurisdiction in the Commonwealth of Massachusetts for indemnification to the extent otherwise permissible under paragraphs (a) and (b) above by reason of the fact that he has met the applicable standard of conduct. If successful, in whole or in part, the Representative or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     (f) Expenses incurred by a Representative or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 7.9.

     (g) The indemnification and advancement of expenses in this Section 7.9 shall not be deemed exclusive of any other rights which may apply, it being the policy of the Company that indemnification of the persons specified in paragraphs (a) and (b) above shall be made to the fullest extent permitted by law. The provisions of this Section 7.9 shall not preclude the indemnification of any person who is not specified herein but whom the Company has the power or obligation to indemnify under the Act, or otherwise.

     (h) The Company may purchase and maintain insurance on behalf of the persons specified in Section 7.9(a) against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him under this Section 7.9.

     (i) The indemnification and advancement of expenses provided by this
Section 7.9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (j) Except for proceedings to enforce rights to indemnification (which shall be governed by paragraph (e) above). the Company shall not be obligated to indemnify any Representative or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Members.

     7.10 Business Plan; Budget. (a) All of the Members have adopted an initial one-year business plan for the Company and shall cause to be prepared annual business plan for each succeeding year. Each business plan shall include (i) an operating budget, (ii) a budget for capital expenditures, (iii) a budget for capital contributions required from the Members (collectively, the "Budget"),
(iv) sales and marketing plan, (v) financial pro forma balance sheet, income statement and statement of cash flows, and (vi) performance milestones (collectively, a

"Business Plan"). Once approved as provided in this Section 7.10, the Budget may not be revised without the approval of Members with Investment Percentages aggregating at least 66 2/3%. The methodology for allocation of overhead in each Business Plan shall be that utilized in the initial one-year Business Plan, unless an alternative allocation method shall be agreed to by the Members with Investment Percentages aggregating at least 66 2/3%.

     (b) Each Budget shall set forth the operations of the Company (including provision for employee incentive compensation, employee benefits and compensation pursuant to the Management Agreement) between January 1 to December 31 of the applicable year and shall be prepared by the manager (the "Manager") of the Company (pursuant to the terms of the Management Agreement). A preliminary budget shall be delivered to the Members by the Manager no later than October 15 of the previous year. The Manager shall consult with Members, as it deems appropriate, in the process of preparing such preliminary budget. Each Member shall thereafter have 30 days to review the preliminary budget and to propose revisions. The Manager and each Member shall then have an additional 30 days to resolve any differences in and to finalize the Budget. If, after such additional 30 day period, any Member continues to object to any line item of such preliminary budget, such Member may deliver written notice (the "Budget Dispute Notice") to the Manager, specifying in reasonable detail its objections. Any Member who does not submit a Budget Dispute Notice within the given time shall be deemed to have accepted the preliminary budget in its entirety, which then shall become the Budget.

     (c) If a Member submits a Budget Dispute Notice, the matter shall be referred to the chief executive officers of the respective Members for resolution.

     (d) Should the chief executive officers of the respective Members fail to resolve the matter within 20 days after such referral, the matter shall be considered a Deadlock Event, to be resolved in accordance with the provisions set forth in Section 7.8(e). Pending the resolution of such Deadlock Event, (i) all line items not in dispute in the preliminary budget shall take effect and
(ii) (a) with respect to the 1998 and 1999 Budgets, the amount budgeted in the previous year will be in effect, as if restated in the new Budget, for those line items in dispute and (b) thereafter, the actual amounts spent on the disputed line items in the previous year will be in effect, as if restated in the new Budget, for those line items in dispute.

     (e) At such time as all disputes on the preliminary budget have been resolved, the preliminary budget as so resolved shall become the Budget.

                                    ARTICLE 8
                                RIGHTS OF MEMBERS

     8.1 Access to Information. In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and such other information regarding the Company and its business and affairs, as it may reasonably request from time to time.

     8.2 Audits. Each Member shall have the right to conduct, or cause to be conducted, from time to time, but in any case no more than once in any calendar year, an audit of the books and records of the Company. Such audit shall be conducted during normal business hours in a manner so as not to disrupt the normal business operations of the Company. The Member conducting, or causing to be conducted, the audit shall bear the entire expense of the audit.


                                    ARTICLE 9
                                      TAXES

     9.1 Tax Returns. The Tax Matters Partner shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2. Each other Member shall furnish to the Tax Matters Partner all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Tax Matters Partner shall prepare all federal and state tax returns on a timely basis and shall furnish to each other Member copies of returns that are actually filed promptly after their filing.

     9.2 Tax Elections. The Company shall make such elections on tax returns as are deemed appropriate by the Tax Matters Partner. It is the intent of the Members that the Company be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes, and the Company will make any election to achieve that status. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision of this Agreement (including, without limitation, Section 2.8) shall be construed to sanction or approve such an election.

     9.3 Tax Matters Partner. The Tax Matters Partner shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. The Tax Matters Partner may take any action contemplated by Sections 6222 through 6232 of the Code without the consent of each other Member, but this sentence does not authorize the Tax Matters Partner to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.


                                   ARTICLE 10
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     10.1 Accounting. Except as may be otherwise agreed to by Members holding Investment Percentages aggregating at least 66 2/3%, the Company will maintain books and records for tax purposes in accordance with federal income tax accounting principles utilizing the accrual method of accounting, and for accounting purposes in accordance with GAAP. In addition, the Company shall cause to be prepared with respect to each fiscal year of the Company financial statements based on GAAP. Appropriate records will be kept so that upon each closing of the Company books it is possible to determine, among other items defined in this Agreement, (i) the amount of capital (whether in cash or as a Contributed Asset) actually contributed by each Member; (ii) the amount of cash or other property distributed to each Member; (iii) the effect of all Company items of profit, loss, income, gain, loss, deduction or credit on each Member's Capital Account; and (iv) all pertinent expenses and cash disbursement accounts.

     10.2 FIscal Year. Except as may be otherwise determined by Members holding Investment Percentages aggregating at least 66 2/3%, the fiscal year of the Company shall be the twelve months ending December 31 of each year. Notwithstanding the foregoing, the taxable year of the Company shall be determined in accordance with Code Section 706(b).

     10.3 Statements and Reports. Except as may be otherwise determined by Members holding Investment Percentages aggregating at least 66 2/3%, as soon as practicable, but in no event later than 90 days after the close of each fiscal year of the Company, the Company will cause to be prepared and will have furnished to each of the Members, with respect to such period, (i) a profit and loss statement, (ii) a statement of cash flows, (iii) a Company balance sheet as of the close of such period, and (iv) such other statements showing in reasonable detail each Member's interest in each of the items described in
Section 10.1. The foregoing statements will be prepared in accordance with GAAP, consistently applied, and audited by an independent certified public accounting firm of national reputation which shall be designated by Members holding Investment Percentages aggregating at least 66 2/3%, and the cost of preparing the statements and of each such audit will be paid for by the Company. In addition, (i) unaudited quarterly financial reports and updates with respect to the Company's business shall be prepared and furnished to each Member as soon as practicable after the end of each fiscal quarter, but in no event later than 45 days following the close of each fiscal quarter and (ii) unaudited monthly internal reports and updates with respect to the Company's business shall be prepared and furnished to each Member as soon as practicable after the end of each calendar month, but in no event later than 20 days following the last day of each month.

     10.4 Inspection. The Company shall maintain or cause to be maintained complete and accurate books and records with respect to its business. All books of account and all other records of the Company including an executed counterpart of this Agreement and all amendments hereto will at all times be kept at the Company's principal place of business. Any Member and its representatives may inspect the books and records of the Company. The Company shall provide, during regular business hours, access to the facilities, systems and books and records of the Company to the extent reasonably necessary for such inspection. Whenever any such inspection is conducted by any Member and its representatives, such Member shall advise the other Members and permit the other Members and their representatives to be present during such audit.

     10.5 Bank Accounts. The Company shall maintain appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely on the business of the Company. Withdrawal from such accounts shall be made only upon the signature of those persons authorized by the Members.


                                   ARTICLE 11
                     WITHDRAWAL, EXPULSION, BANKRUPTCY, ETC.

     11.1 Withdrawal. Each Member agrees that it will not resign or withdraw from the Company without the consent of each other Member. If a Member attempts or purports to resign or withdraw from the Company in breach of this Section 11.1, the other Members may (i) recover damages from such breaching Member, including, without limitation, the reasonable cost of obtaining replacement of the services that such breaching Member is obligated to perform (if any), (ii) seek specific performance of such breaching Member's obligations to the Company (and each Member hereby waives any defense that money damages would be a satisfactory remedy for such breach), (iii) pursue any other remedies available under applicable law, if any, and (iv) effect recovery of damages by offsetting those damages against the amount otherwise distributable to such Member.

     11.2 Bankrupt Members. This Section 11.2 shall apply if any Member becomes a Bankrupt Member. In such event, the other Members (the "Purchasing Members"), shall have the option (but not the obligation), exercisable by notice to the Bankrupt Member (or its representative) at any time prior to the 90th day after receipt of notice or obtaining actual knowledge of the occurrence of the event causing such Member to become a Bankrupt Member, to buy or cause their designee to buy, and on the exercise of this option the Bankrupt Member (or its representative) shall sell, its Membership Interest (not including any Exchange Securities held by the Bankrupt Member or its Affiliates). The purchase shall be made by the Purchasing Members in proportion to their respective Percentage Interests at the relevant time. The purchase price shall be an amount equal to the fair market value of the Membership Interest determined by agreement by the Bankrupt Member (or its representative) and the Purchasing Members; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, such fair market value shall be determined by an independent appraiser mutually satisfactory to the Bankrupt Member and the Purchasing Members (without any "controlling interest premium" if the Bankrupt Member's Membership Interest has a Sharing Ratio of less than 66 2/3%, nor any "minority interest discount" if the Bankrupt Member's Membership Interest has a Sharing Ratio of greater than 33 1/3%. The Purchasing Members shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries of the closing. The payment to be made to the Bankrupt Member or its representative under this Section 11.2 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, any rights with respect to the management, control or operation of the Company and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members.

                                   ARTICLE 12
             TERMINATION, DISSOLUTION AND LIQUIDATION OF THE COMPANY

     12.1 Termination and Dissolution.

     Except as provided below in this Section 12.1, the Company shall terminate and dissolve upon the earliest to happen of any of the following events:

     (a)  The expiration of its term;

     (b)  The Company shall have only one Member;

     (c) A decision approved by Members holding Investment Percentages aggregating at least 80% to dissolve the Company;

     (d) The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member;

     (e)  A sale of all or substantially all of the assets of the Company; or

     (f) The happening of any other event, act or omission causing the dissolution of the Company under the Act or any other laws of the Commonwealth of Massachusetts.

     The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, unless (and only if and to the extent permitted by the Act), Members holding Investment Percentages aggregating at least 66 2/3% of the remaining Sharing Ratios elect to continue the Company in the manner provided by the Act. Any necessary certificate of dissolution shall be filed under the Act upon the dissolution and the commencement of winding up of the Company; provided, however, that the Company shall not terminate until the assets of the Company have been distributed as provided in Section 12.2.

     12.2 Liquidation.

     (a) As soon as practicable after the dissolution of the Company, the Liquidator (as defined in Section 12.2(e)) shall notify Members of such fact and shall prepare a plan as to whether and in what manner the assets of the Company shall be liquidated.

     (b) The Liquidator shall take full account of the Company's assets and liabilities. The Company's assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof and after the allocation of Net Income or Net Loss in accordance with Article 6 above, the proceeds of liquidation shall be applied and distributed in the following order and priority:

          (i) First, to secured creditors (including Members and their Affiliates) in accordance with the priority of their security interests;

          (ii) Next, to the payment of debts and liabilities of the Company to general unsecured creditors;

          (iii) Next, to the establishment of any reserves which are reasonably necessary for contingent, unmatured, unliquidated, disputed, or unforeseen liabilities and obligations of the Company;

          (iv) Last, to the Members in proportion to the positive balances in their respective Capital Accounts.

     (c) The amount of any reserves established pursuant to Section 12.2(b)(iii) above shall be determined with the approval of the Members who are, or may be, liable for any liabilities or obligations of the Company for which such reserves are being established. If any or all of the amount of the reserves are no longer required by the Company and become available for distribution to the Members, such amounts shall be distributed to the Members in accordance with Section 12.2(b)(iv) above.

     (d) Distributions to Members pursuant to this Section 12.2 may be made pursuant to a trust established for the benefit of the Members for the purpose of liquidating the assets of the Company, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as would have applied pursuant to this Agreement to liquidating distributions by the Company to the Members.

     (e) For the purposes of this Agreement, the "Liquidator" shall be appointed by the Members from among their number; provided, however that if upon the dissolution of the Company there is no Member willing or permitted to serve as Liquidator, the trustee, receiver or other fiduciary who is appointed or is otherwise authorized by consent of Members holding Investment Percentages aggregating at least 66 2/3% to act on behalf of the Company in its dissolution, winding up and liquidation, shall act as liquidator.


                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Representations. Each Member hereby represents and warrants to the Company and each other Member that:

     (a) If such Member is not a natural person, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in all jurisdictions where such qualification is required.

     (b) It has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement. Such execution, delivery and performance have been duly authorized by all necessary action on the part of such Member and do not and will not contravene the organizational documents of such Member or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which such Member is a party or by which such Member is bound. The execution, delivery and performance by such Member of this Agreement will not result in any violation by such Member of any law, rule or regulation applicable to such Member. Such Member is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other Governmental Entity which may restrict or interfere with the performance of this Agreement by such Member. This Agreement is a valid and binding obligation of such Member enforceable against such Member in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (c) Except as set forth on Schedule 13.1(c), no consent, waiver, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Entity is required for the execution, delivery and performance by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby. No consent or waiver of any party to any contract to which such Member is a party or by which it is bound is required for the execution, delivery and performance by such Member of this Agreement.

     (d) Such Member is acquiring the Membership Interest hereunder for its own account for investment and not with a view to the distribution thereof, and such Member shall not offer to sell or otherwise dispose of any of the Membership Interests so acquired by it in violation of the registration requirements of the Securities Act or applicable state securities laws. Such Member has such knowledge and experience in financial, business and tax matters that such Member is capable of evaluating the merits and risks relating to such Member's Membership Interest and is capable of bearing the risk of loss of its entire investment in the Company.

     (e) There is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such Member, threatened against or affecting such Member at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality which prohibits or impairs its ability to execute and deliver this Agreement or the other Basic Agreements or to consummate any of the transactions contemplated hereby or thereby. To the knowledge of such Member, it has not received written notice of any pending or threatened investigation, inquiry or review by any Governmental Entity.

     (f) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by it or on its behalf.

     (g) Such Member has no obligation or agreement, either actual or contingent, to share any portion of its interest in the Company with any Person.

     (h) Such Member is not a Holding Company or otherwise subject to regulation under PUHCA and the execution and delivery of the Basic Agreements do not cause such Member to become a Holding Company or otherwise subject to PUHCA.

     13.2 Additional Representations of RCN-Sub. RCN-Sub hereby represents and warrants to the Company and BecoCom that:

     (a) RCN-Sub has the full and unrestricted right and authority to contribute the RCN Contributed Assets to the Company.

     (b) RCN-Sub has marketable title to all of the RCN Contributed Assets, free and clear of all liens and encumbrances of any nature. Notwithstanding the foregoing, with respect to the RCN-Sub's interest as a lessee under any of the premises and locations included in the RCN Contributed Assets, RCN-Sub has the unrestricted right to assign such interests to the Company (or if the consent of any lessor of any such premises is required to permit such assignment, such consent has been obtained in writing on or prior to the date hereof).

     (c) All items of equipment included in the RCN Contributed Assets, including without limitation, the "Cable TV Headend" and the "Telephone Switch" referenced on Schedule

1 hereto, are (i) in good operating condition and order, reasonable wear and tear excepted, (ii) are suitable to provide their intended functions and (iii) comply in all material respects with all applicable laws, rules and regulations.

     (d) All specifications and other technical information relating to all items of equipment included in the RCN Contributed Assets, including, without limitation, the "Cable TV Headend" and the "Telephone Switch" referenced on
Schedule 1 hereto, have been provided by RCN-Sub to BecoCom.

     13.3 Offset. Whenever the Company is to pay any sum to any Member, any amounts such Member owes the Company may be deducted from that sum before payment.

     13.4 Notices. All notices, request and other communication hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next Business Day delivery or sent by telecopy (with confirmation) to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 13.4.

     if to RCN-Sub:

     RCN Telecom Services of Massachusetts, Inc.
     419 Boylston Street
     Boston, Massachusetts 02199
     Fax: (617) 267-3499
     Attention: General Manager

              and

     C-TEC Corporation
     105 Carnegie Center
     Princeton, New Jersey 08540
     Fax: (609) 734-0974 and (609) 734-3830
     Attention: Michael J. Mahoney and Raymond B. Ostroski, Esq.

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Fax: (212) 735-2000
     Attention: Stephen M Banker, Esq.

     if to BecoCom:


     c/o Boston Edison Company
     800 Boylston Street
     Boston, Massachusetts 02199
     Fax: (617) 424-2733
     Attention: Richard S. Hahn, Vice President
     Neven Rabadjija, Esq., Legal Counsel

     with a copy to:

     Davis, Malm & D'Agostine, P.C.
     One Boston Place
     Boston, Massachusetts 02108
     Fax: (617) 227-3732
     Attention: Andrew B. White, Esq.

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three Business Days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next Business Day delivery, the Business Day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

     13.5 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written except the Basic Agreements.

     13.6 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable limitations period has expired.

     13.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed by Members holding Investment Percentages aggregating at least 66 2/3%, provided, however, that so long as BecoCom's Investment Percentage is greater than 33 1/3%, amendments to
Section 7.8 also will require the written consent of BecoCom.

     13.8 Public Announcements. Except as required by law, any governmental agency or any securities exchange, the parties hereto agree to obtain the prior approval of each other before issuing (or allowing their Affiliates to issue) any press release, public disclosure or other announcement with respect to this Agreement or any of the transactions contemplated by this Agreement. In the event either party hereto is so required by law, any governmental agency or any securities exchange to make a public disclosure or other announcement as aforesaid, it shall use its best efforts to afford the other a reasonable opportunity to review the form and content of the announcement or disclosure prior to making same. In addition, the Members will consult on a regular basis with regard to joint marketing and positioning efforts for the Company. Each Member shall also use its reasonable efforts to prohibit its employees, agents, consultants and representatives from utilizing the corporate names "Boston Edison Company" as to BecoCom, and "RCN Telecom Services, Inc." and "RCN Corporation" as to RCN-Sub, with respect to any matters involving public officials or media activities, without having first consulted with the other.

     13.9 Confidentiality. Each of the parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence, all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such party by or on behalf of any other party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party or (c) acquired by such party on a nonconfidential basis from sources not known by such party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 13.9, each party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement or any of the other Basic Agreements and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such Agents and lenders are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each party to hold any such information in confidence shall be satisfied if such party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its reasonable, good faith efforts to cause its respective Agents and lenders to destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party hereto in connection with this Agreement that are subject to such confidence.

     13.10 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

     13.11 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

     13.12 Specific Performance. The Members agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the Members hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance in aid of arbitration, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

     13.13 Further Assurances. In connection with this Agreement and the transactions contemplated by it, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

     13.14 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     13.15 Interpretation. In the event of any dispute concerning the construction or interpretation of any provision of this Agreement or any ambiguity thereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

     13.16 Use of Name. Promptly after the expiration date of the Term (as defined in the Management Agreement), including any extensions thereof, the Members shall cause the Company to change its name so as not to include "RCN", "Residential Communications Network" or any other term which could cause confusion with RCN and its Affiliates, and to not use any such name from and after such date; provided, that RCN shall grant an exclusive license to the Company to use any such name in the Relevant Market for a period not to exceed one year, in the discretion of the Company.

     13.17 Continued Support of RCN-Sub. For a period of two years after RCN-Sub is no longer a Member of the Company, RCN-Sub or its Affiliates shall continue to provide to the Company (or its successor) such assets and services necessary to operate the Company and which were theretofore provided by RCN-Sub or its Affiliates at cost. Notwithstanding the preceding sentence, RCN-Sub's obligation to continue providing the Company with such assets and services is conditioned upon RCN-Sub or any of its Affiliates not being subject to any prohibition by an outside third party, whether financial or otherwise, to provide such assets and services.

EXECUTED effective as of the date first set forth above.


                                    MEMBERS:

                                    RCN TELECOM SERVICES
                                    OF MASSACHUSETTS, INC.

                                    By: /s/ Michael J. Mahoney
                                       ------------------------------
                                    Name: Michael J. Mahoney
                                         ----------------------------
                                    Title: President
                                          ---------------------------


                                    BECOCOM, INC.

                                    By: /s/ Richard S. Hahn
                                       ------------------------------
                                    Name: RICHARD S. HAHN
                                         ----------------------------
                                    Title: PRESIDENT
                                          ---------------------------

                                    WITHDRAWING MEMBERS:

                                    RCN TELECOM SERVICES, INC.

                                    By: /s/ Michael J. Mahoney
                                       ------------------------------
                                    Name: Michael J. Mahoney
                                         ----------------------------
                                    Title: President
                                          ---------------------------

                                    BOSTON ENERGY TECHNOLOGY
                                    GROUP, INC.

                                    By: /s/ Philippe Frangules
                                       ------------------------------
                                    Name: PHILIPPE FRANGULES
                                         ----------------------------
                                    Title: VICE PRESIDENT
                                          ---------------------------

                                   SCHEDULE 1

                                 Capitalization


--------------------------------------------------------------------------------
                     Sharing     Cash Capital       Non-Cash           Capital
         Member       Ratio      Contribution     Contribution         Accounts
--------------------------------------------------------------------------------
RCN-Sub                51%        $1,060,911      $13,445,527(1)     $14,506,438
--------------------------------------------------------------------------------
BecoCom                49%        $2,343,162      $l1,594,396(2)     $13,937,558
--------------------------------------------------------------------------------
TOTAL                 100%        $3,404,073      $25,039,923        $28,443,996
--------------------------------------------------------------------------------

----------
(1) Represents the Agreed Value of the business developed by RCN and its Affiliates prior to the Closing to provide Services in the Relevant Market, including access to space, equipment (which includes, without limitation, the "Cable TV Headend" and the "Telephone Switch") and customers. Includes, without limitation, the rights granted pursuant to the Dark Fiber IRU Agreement, dated May 8,1997, by and between RCN and Affiliates of Metropolitan Fiber Systems/WorldCom ("WorldCom") and the services to be received pursuant to the Telephone Service to Reseller Agreement, dated May 8, 1997, by and between RCN and WorldCom.

(2) Represents (i) the Agreed Value as of May 31, 1997 of access to and the use of the "Existing BecoCom Facilities" pursuant to (and as such term is used in) the IRU Agreement, and (ii) in the future, if the Company requests that BecoCom expand the fiber optic network using transmission rights of ways that connect to other transmission stations, BecoCom will provide up to 150 square feet at these transmission stations as a part of its initial contributed assets. The Company will pay to BecoCom a ROW use fee, property taxes, O&M, and other fees associated with this expansion as described in the IRU Agreement.

                                   SCHEDULE 2

Impact of Various Transactions on Investment Percentage*

(1)  Total Exchange - No Disposition

     Member exchanges its entire 49% Membership Interest to securities

          -    Sharing Ratio = 0

          -    Investment Percentage = 49%


(2)  Total Exchange - Total Disposition

          -    Upon disposition of securities

               -    Sharing Ratio = 0

               -    Investment Percentage = 0


(3)  Total Exchange - Partial Disposition

     a)   Upon disposition of 50% of the securities received

          -    Sharing Ratio = 0

          -    Investment Percentage = 24.5% (50% of 49%)

     b)   Upon disposition of 25% of the securities received

          -    Sharing Ratio = O

          -    Investment Percentage = 36.75% (49%-25% of 49%)


(4)  Partial Exchange - No Disposition

     a)   Upon exchange of 25% of Membership Interest

          -    Sharing Ratio = 36.75%

          -    Investment Percentage = 49%

     b)   Upon exchange of 50% of Membership Interest

          -    Sharing Ratio = 24.5%

          -    Investment Percentage = 49%

----------
* The calculations in cases 1-6 assume a 49% Sharing Ratio as a starting point. If the Sharing Ratio is altered due to capital calls or dispositions, the calculations set forth herein would be similarly altered.

(5)  Partial Exchange - Total Disposition

     a) Upon exchange of 25% of Membership Interest and disposition of all the securities received

          -    Sharing Ratio = 36.75%

          -    Investment Percentage = 36.75%

     b) Upon exchange of 50% of Membership Interest and disposition of all the securities received

          -    Sharing Ratio = 24.5%

          -    Investment Percentage = 24.5%


(6)  Partial Exchange - Partial Disposition

     a) Upon exchange of 25% of Membership Interest and disposition of 33 1/3% of the Securities received

          -    Sharing Ratio = 36.75%

          -    Investment Percentage = 45% (36.75 + (100-33 1/3)% of (49-36.75))

     b) Upon exchange of 60% of Membership Interest and disposition of 75% of the Securities received

          -    Sharing Ratio = 19.6%

          -    Investment Percentage = 26.95% (19.6 + (100-75)% of (49-19.6))


(7)  Subsequent Transactions

     a) If, following the transactions in case 6(a) above, the Member exchanges an additional 10% Membership Interest and disposes of 30% of the securities then held as a result of such exchange and the earlier exchange

          -    Sharing Ratio = 26.75%

          -    Investment Percentage = 39.53% (45-30% of (45-26.75))

     b) If, following the transactions in case 6(b) above, the Member disposes of 40% of the securities then held as a result of the earlier exchange

          -    Sharing Ratio = 19.6%

          -    Investment Percentage = 24.01% (26.95-40% of (26.95-19.6))

Note that the value at time of exchange or time of disposition is irrelevant. These calculations are purely percentage-based.

              CONSTRUCTION AND INDEFEASIBLE RIGHT OF USE AGREEMENT

     THIS CONSTRUCTION AND INDEFEASIBLE RIGHT OF USE AGREEMENT (the "Agreement") is made as of this 17th day of June, 1997 (the "Effective Date"), by and between BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company ("Carrier").

     WHEREAS, RCN Telecom Services, Inc. ("RCN") and Boston Energy Technology Group, Inc., a Massachusetts corporation ("BETG"), have entered into that certain Joint Venture Agreement (the "JV Agreement") dated as of December 23, 1996, as amended, setting forth the terms and conditions upon which RCN, through one of its affiliates, and BETG, acting through BecoCom, its indirect wholly-owned subsidiary, have organized Carrier to: (i) create, own and operate a telecommunications network, and (ii) provide voice, video, data, other communications services, and the communications support component of energy-related customer services offered by Boston Edison Company, a Massachusetts company and the direct parent of BETG ("BECO"), to residential and commercial customers in the Relevant Market (as defined below) (collectively, the "Services");

     WHEREAS, BECO and C-Tec Corporation, a Delaware corporation ("C-Tec"), have each executed instruments of adherence with respect to certain provisions hereof; and

     WHEREAS, BecoCom currently operates the BecoCom System (as hereinafter defined);

     WHEREAS, BECO has licensed to BecoCom the right to use the portions of the Rights of Way and the Equipment Sites (each as hereinafter defined) necessary to BecoCom to perform its obligations hereunder;

     WHEREAS, BecoCom is engaged in the business of communications network planning, design, procurement, construction and testing and desires to provide certain services to Carrier in connection with the planning, design, procurement, construction and testing of the Network (as defined below) as directed by Carrier and upon the terms and conditions of this Agreement;

     WHEREAS, Carrier and BecoCom desire to enter into this Agreement to set forth the terms and conditions under which (i) BecoCom will perform, from time to time, certain Work (as hereinafter defined) as is necessary or as requested by Carrier to engineer, procure and construct the Network, and (ii) Carrier will have the right to use the BecoCom System, for use in the Business (as hereinafter defined), all upon the terms and subject to the conditions of this Agreement;

     WHEREAS, the parties hereto acknowledge that providing the use of the BecoCom System as hereinafter provided is vital to the Business in the Relevant Market; and

     WHEREAS, the parties hereto also acknowledge that the primary purpose of the Existing BecoCom Facilities and the BecoCom Rights-of-Way (as such terms are defined below) is to serve the electric transmission and distribution business of BECO and its Affiliates;

     NOW, THEREFORE, for and in consideration of the foregoing, the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Certain Definitions.

     (a) The following terms shall have the following meanings:

          "Acceptance Test Plan" means the product acceptance test plan recommended by the manufacturer of such products, and shall incorporate the specifications of such manufacturer.

          "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with, that first person.

          "Affiliate Right-of-Way Owners" means Right-of-Way Owners which are Affiliates of BecoCom.

          "Basic Agreements" means (i) this Agreement, the JV Agreement and the Operating Agreement; (ii) the Exchange Agreement, dated as of the date herewith, between BecoCom and C-Tec; (iii) the Joint Investment and Non-Competition Agreement, dated as of the date herewith, among RCN Telecom Services of Massachusetts, Inc., BecoCom and the Carrier; (iv) the Management Agreement, dated as of the date herewith, among RCN Operating Services, Inc., BecoCom and the Carrier; and (v) the Initial LLC Agreement (as defined in the JV Agreement).

          "BECO Dedicated Fibers" means such number of Fibers not to exceed twelve (12) desired by BECO and its Affiliates for use by such parties in the electric transmission and distribution business, which fibers are (a) identified in Exhibit A hereto, (b) specified in any Scope of Work or (c) constructed by Carrier at the request and expense of BecoCom.

          "BECO License" means the document pursuant to which BECO and its Affiliates have made available to BecoCom such BecoCom Facilities, Rights of Way and Equipment Sites as shall be necessary for BecoCom to satisfy its obligations under this Agreement.

          "BecoCom Facilities" means (a) the Existing BecoCom Facilities, and
     (b) all (i) Interim Constructed Facilities, and (ii) New BecoCom Constructed Facilities, which are Power Space Facilities.

          "BecoCom Rights-of-Way" means Rights of Way which BecoCom has acquired the right to use through the BECO License.

          "BecoCom System" means the BecoCom Rights of Way and the BecoCom Facilities.

          "Business" means the provision by Carrier of Services in the Relevant Market, and all ancillary activities reasonably necessary for the provision of same, provided such Services and ancillary activities do not violate any law, rule or regulation.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          "Carrier Facilities" means all (a) Interim Constructed Facilities, (b) New BecoCom Constructed Facilities, and (c) New Carrier Constructed Facilities, which are Non-Power Space Facilities.

          "Construction Materials" has the meaning set forth in Section 3(b)(iii) hereof.

          "Control" means the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by agreement or otherwise.

          "DPU" means the Commonwealth of Massachusetts Department of Public Utilities, or any successor thereto.

          "Entity" means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, estate or other entity.

          "Equipment Sites" means ground space, floor space, vault space, wall space or rooftop space, whether now owned or hereafter acquired, in, on, upon or within (a) electric distribution substations owned by BECO which are enclosed within an existing building or structure; (b) electric distribution stations owned by BECO which are not enclosed within a building or structure; (c) service centers or field stations (excluding generating facilities) operated by BECO, which are located on land owned by BECO, or leased from a third party; (d) parcels of land comprising the above-ground electric transmission line rights of way; or (e) vacant land owned by BECO.

          "Existing BecoCom Facilities" means any Facilities (other than Interim Constructed Facilities) in place or existing as of the date hereof as set forth in Exhibit A-1, including any upgrades, improvements, or additions thereto, which BecoCom has the right to use pursuant to the BECO License.

          "Facilities" means all installed Fiber (excluding the BECO Dedicated Fibers), coaxial cable, twisted pair wires, connection cable, splice closures, splice cases, associated suspension hardware and other pole or power attachments, electronics, equipment and other items of personal property, used or usable in the Carrier's conduct of the Business.

          "FCC" means the Federal Communications Commission, or any successor thereto.

          "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

          "Fiber" means fiber optic cable, including optical ground wire, all dielectric cable, and all dielectric self supporting cable.

          "Force Majeure" shall mean the following: acts of God; orders of any kind of the government of the United States of America or of the Commonwealth of Massachusetts or of any of their departments, agencies, political subdivisions, or officials, or any civil or military authority; civil insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; or any cause beyond the reasonable control of the party whose duty or obligation has not been met.

          "Interim Constructed Facilities" means all Facilities (both completed and in progress) constructed by BECO (or BecoCom as assignee of BECO) prior to the date hereof pursuant to the Interim Construction Agreement, which Facilities (both completed and in progress) are set forth on Exhibit A-2.

          "Interim Construction Agreement" means that certain Interim Construction Agreement, dated February 6, 1997, between BECO and RCN of Massachusetts, Inc.

          "Liens" means, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement.

          "Network" means the BecoCom Facilities and the Carrier Facilities.


          "New BecoCom Constructed Facilities" means all New Facilities constructed by BecoCom.

          "New Carrier Constructed Facilities" means all New Facilities constructed by Carrier.

          "New Facilities" means all Facilities constructed after the date hereof.

          "Non-Power Space Facilities" means all Facilities located or to be located outside the Power Space.

          "Operating Agreement" means the Amended and Restated Operating Agreement of Carrier of even date herewith as it may be amended from time to time.

          "Person" means a corporation, an association, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Plans" means all engineering drawings or construction plans relating to a Project.

          "Power Space" means space within the Rights-of-Way normally and primarily utilized for the transmission and distribution of electric power, which space is (a) in the case of above-ground Rights-of-Way located on distribution poles, space from the top of such poles to the communications space, including the neutral space, (b) in the case of above-ground Rights-of-Way located on transmission towers, all space located thereon except as designated by BecoCom, and (c) in the case of below-ground Rights of Way, all space located therein.

          "Power Space Facilities" means all Facilities located or to be located within the Power Space.

          "Project" shall mean the engineering, construction, testing or buildout, or any combination thereof, of any New Facilities.

          "Relevant Market" means those certain cities and towns as set forth on Exhibit B attached hereto.

          "Request for Proposal" has the meaning set forth in Section 3(b) below.

          "Right-of-Way Owner" means the party or parties with whom BecoCom or its Affiliates shall have contracted for the Rights-of-Way.

          "Rights-of-Way" means, whether now owned or hereafter acquired, all
     (a) electric distribution system poles located in public ways and owned by BECO or owned jointly by BECO and NYNEX Corporation ("NYNEX"); (b) electric distribution system conduits, manholes and vaults located in public ways and owned by BECO; (c) electric transmission system poles and towers located on transmission line rights of way, which consist of strips of land of varying width, which BECO owns in fee, or in which BECO holds permanent easements, and in some cases licenses or other lesser interests; and (d) electric transmission system conduits, manholes and vaults owned by BECO and located primarily in public ways, and in some cases on private or public property pursuant to easements or licenses. This includes, but is not limited to, those areas upon, above, along, across, under and over those public or private properties, streets, roads, lanes, courts, ways, alleys, boulevards, water crossings and other places necessary for the provision of BECO's business.

          "Scope of Work" has the meaning set forth in Section 3(c) below.

          "Specifications" means the manufacturer's specifications.

          "Subcontractor" means any contractor engaged by BecoCom or Carrier, as the case may be, to perform such party's obligations under any Scope of Work.

          "System Records" means the map which identifies locations of Equipment Sites at substations or other locations in the Network, along with surveys, mechanical and structural plans, and other records or documents necessary or desirable for the purpose of operating or maintaining the Facilities.

          "Term" has the meaning set forth in Section 9 hereof.

          "Work" means the work necessary to implement any Project pursuant to this Agreement.

     (b) Words importing the singular also include the plural and, vice-versa, where the context so requires.

     (c) All terms used herein which are defined in any one of the attached Exhibits shall have the meaning ascribed to them in such exhibit unless provided to the contrary herein.

     2. Interim Constructed Facilities. BecoCom and Carrier hereby agree and confirm that (a) all Interim Constructed Facilities shall be deemed incorporated into this Agreement for all purposes hereof, (b) from and after the date of this Agreement, the rights and obligations of the parties with respect to the Interim Constructed Facilities shall be as provided herein, and (c) the Interim Construction Agreement shall be deemed terminated effective as of the date of this Agreement. To the extent any Interim Constructed Facilities have not been paid for, such payment shall be an obligation of the Company to BecoCom.

     3. Construction of New Facilities. BecoCom and Carrier agree to the following provisions with respect to the construction and installation of New Facilities for the purpose of expanding the Network:

     (a) Power Space and Non-Power Space Facilities. BecoCom shall have the sole and exclusive right and obligation to construct (either directly or through a Subcontractor) on a timely and efficient basis, at the request of Carrier, all New Facilities which are Power Space Facilities, upon the terms and conditions set forth in this Section 3. At Carrier's election, BecoCom shall have the right and obligation on a timely and efficient basis, or Carrier shall have the right, to construct (either directly or through a Subcontractor) any New Facilities which are Non-Power Space Facilities, upon the terms and conditions set forth in this Section 3 to the extent this Section 3 is specifically applicable to New Carrier Constructed Facilities. All New Facilities constructed by BecoCom pursuant to this Section 3 are "New BecoCom Constructed Facilities" for all purposes of this Agreement, and all New Facilities constructed by Carrier pursuant to this Section 3 are "New Carrier Constructed Facilities" for all purposes of this Agreement.

     (b) Request for Proposal. At any time Carrier desires BecoCom to perform Work on any Project hereunder, Carrier shall deliver to BecoCom a notice (a "Request for Proposal") which includes the following:

       (i)    a description of the routes to be constructed,

       (ii) specification of the amount and type of New Facilities to be installed;

       (iii) a description of any materials, construction equipment, tools, consumables, temporary services and facilities, transportation, storage and all other facilities and services (collectively, "Construction Materials") required for the satisfactory construction of the New Facilities and performance of the Work and which Carrier intends to procure and supply;

       (iv) a description of all engineering responsibilities to be undertaken by BecoCom;

       (v)    any other Plans for the Project, including a plan for splicing;
              and

       (vi) any other material information as may be necessary or appropriate for the construction of such New Facilities.

BecoCom shall, upon request of Carrier, promptly provide to Carrier any information regarding the BecoCom System as may be necessary or appropriate for preparing the Request for Proposal.

     (c) Scope of Work. Promptly upon receipt of the Request for Proposal, and in any event not later than three business days thereafter, BecoCom shall commence discussions with Carrier for the purpose of permitting it to determine the Work required to complete the Project, and to determine the cost for the completion of such Project. As part of such process, Carrier and BecoCom may agree on modifications to the Request for Proposal. As soon as practicable, and in any event not more than 10 days after receipt of the Request for Proposal, BecoCom shall deliver to Carrier a proposal for the Project, which shall include
(i) all of the terms of the Request for Proposal, as may be modified pursuant to discussions between Carrier and BecoCom or otherwise modified as deemed necessary by BecoCom; (ii) the cost for the completion of the Project (including the calculation thereof); (iii) the route details for the Project; and (iv) a schedule for all Work to be performed on the Project. Promptly following receipt of such proposal, and in any event not more than three business days thereafter, Carrier shall either reject such proposal, accept such proposal or accept such proposal as may be modified with the consent of BecoCom (such accepted proposal being referred to as a "Scope of Work"). If Carrier shall reject BecoCom's proposal, and the Project relates in whole or in part to any Power Space Facilities, then BecoCom and Carrier shall immediately thereafter negotiate in good faith to agree upon a Scope of Work with respect thereto; it being agreed, however, that such portion of the Project which relates to the construction of Power Space Facilities may not commence until such Scope of Work is so agreed upon. With respect to any portion of a Project proposed by BecoCom which relates to the construction of Non-Power Space Facilities and which has been rejected by Carrier, BecoCom and Carrier shall immediately thereafter negotiate in good faith to agree upon a Scope of Work with respect thereto; it being agreed, however, that if no such agreement is reached within 21 days after the Request for Proposal, then Carrier shall have the right to perform (either by itself or through the use of Subcontractors) such portion of the Project which relates to the construction of such Non-Power Space Facilities.

     (d) Construction. BecoCom shall complete, or shall cause the completion by Subcontractors of, all Projects and all Work relating thereto set forth and in accordance with any Scope of Work.

          (i) BecoCom shall provide all supervision, labor and Construction Materials required for the satisfactory performance of such Work, except as provided in the Scope of Work.

          (ii) BecoCom, or its Affiliates or agents, shall use its or their best efforts to secure all necessary agreements from Right-of-Way Owners (other than Affiliate Right-of-Way Owners), including the Commonwealth of Massachusetts, its counties or municipalities, any other governmental entity and any quasi-governmental entity, for use of any poles, conduits or other rights-of-way (unless specified otherwise in any Scope of Work), and Carrier shall reimburse BecoCom for reasonable and supportable expenses incurred in securing such agreements.

          (iii) The New BecoCom Constructed Facilities and all components thereof shall, when installed, (A) be structurally sound, in good operating condition and repair, (B) not be in need of maintenance or repairs except for conditions that will not have a material impact on Carrier's ability to conduct the Business and (C) meet all specifications provided in the Scope of Work.

          (iv) The System Records delivered to Carrier upon completion of the New BecoCom Constructed Facilities shall be true, complete and correct copies. Carrier and BecoCom shall agree on a mutually compatible computer software system on which such System Records shall be recorded and delivered to Carrier.

          (v) Upon completion of any New BecoCom Constructed Facilities, all electric facilities required by law or by the normal use and operation of such New BecoCom Constructed Facilities shall be installed to the property lines of the properties owned by BecoCom or its Affiliates in fee simple, shall be connected pursuant to valid permits, and shall be adequate to service such New BecoCom Constructed Facilities and to permit full compliance with all requirements of law and normal usage of such New BecoCom Constructed Facilities. BecoCom shall cooperate with Carrier in obtaining any telephone facilities required by the normal use and operation of such New BecoCom Constructed Facilities.

          (vi) Construction Materials provided by BecoCom for use in the construction or installation of the New BecoCom Constructed Facilities shall be without physical or mechanical defects. BecoCom shall not be responsible for physical or mechanical defects in Construction Materials provided by Carrier for such construction or installation; provided, however, that nothing in this paragraph (vi) shall relieve BecoCom of its obligation to build New BecoCom Constructed Facilities to meet the Specifications and the Scope of Work.

     (e) Inspection. Carrier and its representatives or agents, and others as may be required by applicable laws, ordinances and regulations, shall have the right at all reasonable times to inspect the Work relating to any New BecoCom Constructed Facilities and all Construction Materials provided by BecoCom for said Work. BecoCom shall provide or cause to be provided access and sufficient, safe and proper facilities for such inspections. Except as set forth in the second sentence of Section 3(d)(vi)above, Carrier's failure to inspect Construction Materials provided by BecoCom or the Work relating to any New BecoCom Constructed Facilities shall not relieve BecoCom or any of its Subcontractors and suppliers of their responsibilities for any such Construction Materials or Work which prove to be defective or omitted, nor be deemed to be a waiver of Carrier's rights subsequently to reject any such Work which proves to be defective. Carrier shall have the right to reject any or all parts of such Work that do not meet all specifications in any Scope of Work and commonly accepted industry standards; such standards shall include, but shall not be limited to, compliance with state and local construction and permitting requirements. The method used in making such determination must be based on commonly accepted industry standards for measuring quality of the same or similar work. Such rejected Work shall be promptly corrected or replaced, but in any event commencing within three business days, by BecoCom at BecoCom's expense (except for Work rejected due to failure to meet the specifications of any Scope of Work due to physical or mechanical defects in Construction Materials provided by Carrier, which shall then bear such expense) so that such Work complies with requirements of this Agreement.


     (f) Acceptance and Testing of the New BecoCom Constructed Facilities.

          (i) Prior to accepting any New BecoCom Constructed Facilities, Carrier shall have the right to conduct its own test in accordance with the Test Acceptance Plan to verify that such New BecoCom Constructed Facilities are operating in accordance with the Specifications and the Scope of Work relating thereto. Carrier shall provide BecoCom with five business days' notice prior to beginning such test procedures. BecoCom shall have the right to have a person or persons present to observe such test procedures.

          (ii) Within 14 days after the conclusion of such test procedures, Carrier shall provide BecoCom with a copy of the Carrier test results (the "Carrier Test Results"). If the Carrier Test Results are within the parameters of the Specifications and the Scope of Work relating to such New BecoCom Constructed Facilities, Carrier shall provide BecoCom with a written notice accepting such New BecoCom Constructed Facilities. If such test procedures are not completed within 60 days after such New BecoCom Constructed Facilities are installed and capable of being tested, Carrier shall be deemed to have accepted such New BecoCom Constructed Facilities.

          (iii) In the event the Carrier Test Results are not within the parameters of the Specifications and the Scope of Work relating to such New BecoCom Constructed Facilities, Carrier may notify BecoCom in writing that the Carrier Test Results are unacceptable with respect to all or any portion of such New BecoCom Constructed Facilities. BecoCom shall take such action, consistent with industry standards, as shall be necessary with respect to such portion of such New BecoCom Constructed Facilities as do not operate within the parameters of the Specifications and the Scope of Work relating thereto, to bring the operating standards of such portion of such New BecoCom Constructed Facilities within the parameters of the Specifications and the Scope of Work relating thereto, at its sole cost and expense. Following such action, Carrier shall retest such New BecoCom Constructed Facilities to ensure compliance with the Specifications and the Scope of Work relating thereto.

          (iv) Notwithstanding anything to the contrary in Section 3(f)(iii) above, Carrier's use of any New BecoCom Constructed Facilities to carry revenue-bearing traffic shall constitute acceptance of such New BecoCom Constructed Facilities; provided that, notwithstanding the foregoing, Carrier shall have the right to notify BecoCom, prior to carrying any revenue-bearing traffic over such New BecoCom Constructed Facilities, that it is provisionally or conditionally accepting such New BecoCom Constructed Facilities, or any part thereof, and specifying the reasons for such provisional or conditional acceptance, which reasons must be reasonably related to such New BecoCom Constructed Facilities' not being within the parameters of the Specifications and the Scope of Work relating thereto as determined by such test procedures. In such event, the parties may determine a mutually acceptable method and deadline for resolving Carrier's objections to unconditional acceptance of such New BecoCom Constructed Facilities and BecoCom shall thereupon take such action at its sole cost and expense. Notwithstanding the foregoing, if BecoCom does not resolve Carrier's objections to such unconditional acceptance as expeditiously as commercially practicable under the circumstances, Carrier may bring the operating standards of such portion of such New BecoCom Constructed Facilities within the parameters of the Specifications and the Scope of Work relating thereto, at BecoCom's sole cost and expense. In the event that Carrier takes such action necessary to bring such New BecoCom Constructed Facilities within such parameters, BecoCom shall, or shall cause its Affiliates to, provide any accompanying personnel required in order to comply with any law, rule or regulation pertaining to the access to such New BecoCom Constructed Facilities or the supervision of the actions to be taken to resolve Carrier's objections. Until Carrier's objections to unconditional acceptance have been resolved by BecoCom to Carrier's satisfaction, the use of such New BecoCom Constructed Facilities, or any part thereof; by Carrier shall not constitute acceptance of such New BecoCom Constructed Facilities.

     (g) Liens.

          (i) BecoCom shall at all times (A) promptly pay for all services, Construction Materials, and labor used or furnished by BecoCom (except if provided by Carrier pursuant to Section 3(b)(iii) hereof) in the performance of the Work under this Agreement in order to keep the BecoCom Facilities and the New BecoCom Constructed Facilities which are Non-Power Space Facilities, the premises of the Affiliate Right-of-Way Owners and all property or rights belonging to Carrier or Affiliate Right-of-Way Owners, free and clear of any and all Liens and (B) keep the premises of Right-of-Way Owners who are not Affiliates of BecoCom free and clear of any and all Liens arising as a result of any activities of BecoCom. If BecoCom fails to release and discharge any such Lien against the BecoCom Facilities and premises of Right-of-Way Owners within 30 days after receipt of written notice from Carrier to remove such Lien, Carrier may, at its option, discharge or release the Lien or otherwise deal with the Lien claimant, and BecoCom shall pay Carrier any costs and expenses incurred by Carrier, including reasonable attorneys' fees, or alternatively

     Carrier may, at its choosing, deduct such costs and fees from amounts due to BecoCom hereunder.

          (ii) Carrier acknowledges that the primary source of revenue of BecoCom is the payments that Carrier is or becomes obligated to pay BecoCom pursuant to this Agreement and the other Basic Agreements. Therefore, the obligations of BecoCom under the provisions of this Section 3(g) may be enforced by Carrier only so long as Carrier is in material compliance with its obligations to pay BecoCom pursuant to this Agreement and the other Basic Agreements.

     (h) Duration of Construction Obligation. Notwithstanding anything to the contrary in Section 9 hereof, BecoCom shall be obligated to fulfill its obligations under this Section 3 for 10 years from the date of this Agreement. No later than one year prior to the end of such 10 year period, Carrier and BecoCom shall commence good-faith negotiations to reach a new agreement concerning the construction of the Network for an additional 10 year term.

     4. Ownership of Facilities. BecoCom and Carrier agree that the various types of Facilities provided for under this Agreement shall be owned as follows:

          (a)  BecoCom  Facilities.  All  BecoCom  Facilities   (including  any
     Construction Materials supplied by Carrier for inclusion therein) shall be owned by BecoCom or BECO, as the case may be; provided that all Interim Constructed Facilities and New Facilities which are Power Space Facilities shall be owned by BecoCom.

          (b) Carrier Facilities. All Carrier Facilities shall be owned by Carrier.

     5. Indefeasible Right-of-Use of the BecoCom System.

          (a) Rights of Access and Use.

               (i) Upon the terms and conditions set forth in this Section 5, BecoCom hereby grants to Carrier the exclusive, indefeasible and non-cancellable right of access to and use of the BecoCom Facilities for the conduct of the Business during the Term (as defined in Section 9 hereof);

               (ii) Upon the terms and conditions set forth in this Section 5, BecoCom hereby grants to Carrier, with respect solely to the provision of Services, the exclusive, indefeasible and non-cancellable right of access to and use of the BecoCom Rights-of-Way, subject to the provisions of Sections 3(a), 5(c)(ii) and 6 hereof.

               (iii) Carrier may not resell, lease, license, transfer or otherwise provide the right to use dark Fibers included in the BecoCom Facilities without BecoCom's consent, which shall not be unreasonably withheld or delayed; and

               (iv) BecoCom may not resell, lease, license, transfer or otherwise provide the right to use dark Fibers included in the BecoCom Facilities, without providing Carrier an opportunity to purchase or lease such dark Fibers on the same terms offered, in writing, by a party who is not an Affiliate of BecoCom.

The rights granted to Carrier under this Section 5(a) (herein called the "Indefeasible Rights") include the right of access to and use of the BecoCom System as if Carrier were the holder of such rights of access to and use of the BecoCom System as BecoCom holds, including the right to solely use the BecoCom System in the conduct of the Business.

     (b) Equipment Sites. BecoCom will, or will cause its Affiliates to, provide sufficient space to Carrier to accommodate New Facilities at Equipment Sites in accordance with any Project; provided, however, that in no event shall BecoCom or its Affiliates be required to reconfigure, in any way, its electric transmission or distribution equipment. BecoCom hereby grants to Carrier reasonable access to the Equipment Sites for such purpose. BecoCom will provide
(i) heating at Equipment Sites at the incremental cost thereof, (ii) to the extent practicable, air conditioning at Equipment Sites at the incremental cost thereof and (iii) 24 hours per day, 7 days per week access to the Equipment Sites. Other than with respect to the Contributed Assets (as defined in the Operating Agreement), compensation shall be paid by Carrier to BecoCom for the use of Equipment Sites which are distribution facilities or transmission Right-of-Way sites on a case-by-case basis at a price to be agreed upon by the parties; no payment shall be required for the use of 150 square feet of space in Equipment Sites which are transmission stations.

     (c) Exclusivity; Right of First Refusal; Etc.

          (i) During the Term, BecoCom shall not grant any right of access to or use of the BecoCom Facilities to any Entity. BecoCom shall not sell, assign, mortgage, encumber or pledge or otherwise dispose of (by operation of law or otherwise) any portion of the BecoCom Facilities, and shall not permit any of the foregoing to occur.

          (ii) Except as may be required (A) by applicable law or regulatory authority, (B) pursuant to those existing agreements described on Exhibit E hereto, (C) in connection with BECO's leasing or licensing of locations on Rights-of-Way or Equipment Sites for use by third parties in providing wireless telecommunications services, or (D) in connection with the use by abutters for purposes other than providing telecommunications services (including video) and which do not adversely affect Carrier's use thereof, during the Term BecoCom and its Affiliates shall not grant, with respect solely to the provision of Services, any right of access to or use of any other part of the BecoCom System to any Entity (other than BECO or its Affiliates) without 30 days prior written notice to Carrier, which notice shall include the material terms and conditions under which such right to access or use is to be granted. Subject to all requirements of applicable law or regulatory authority, Carrier shall have 10 days from the date such notice is given to inform BecoCom of its intention to acquire such right of access or use. Such acquisition shall include terms and conditions substantially similar to the terms and conditions contained in the notice.

          (iii) In the event that BECO or any of its Affiliates seeks to sell, assign or otherwise dispose of all or any portion of the BecoCom System in place on the date hereof (which sale, assignment or disposition shall, in any event, be subject to the rights and obligations in this Agreement), BecoCom shall give Carrier written notice of the material terms of the proposed sale, assignment or other disposition, including the price and terms of payment. Carrier shall then have 30 days, commencing with the date on which it received such written notice, to purchase such portion of the BecoCom System upon comparable terms and conditions, and BecoCom shall cause BECO and its Affiliates to effect such sale to Carrier.

     (d) Continued Use Beyond Term. Not later than one year prior to the end of the Term, Carrier and BecoCom shall commence good faith negotiations with a goal of providing to Carrier continued access to the BecoCom System after expiration of the Term; such negotiations shall take into account Carrier's contribution to the cost of constructing and maintaining the New BecoCom Constructed Facilities including, without limitation, payments under this Agreement.

     6. Maintenance of the Network.

     (a) BecoCom shall repair, maintain, reinforce and otherwise preserve on a timely and efficient basis (to Carrier's reasonable satisfaction consistent with the Plans and Specifications) (i) the BecoCom Facilities, which shall be BecoCom's exclusive right, and (ii), if agreed to by Carrier and BecoCom, any Carrier Facilities, all in accordance with accepted industry standards and Plans or, if applicable, with any plan mutually agreed upon by the parties, and with all applicable federal, state and municipal laws, orders, rules and regulations.

     (b) Prior to completion of construction of any BecoCom Facilities, BecoCom and Carrier shall agree on a plan for regular maintenance and repair thereof, in sufficient detail to meet Carrier's operational needs. BecoCom will deliver to Carrier any amendments to any such plan throughout the Term, and such amendments shall be subject to approval by Carrier, which approval shall not be unreasonably withheld or delayed. Carrier, in conjunction with BecoCom, will implement procedures for reviewing and approving or rejecting, within reasonable time periods, submissions to Carrier for maintenance and repair.

     (c) Prior to completion of construction of any Carrier Facilities, BecoCom and Carrier shall negotiate to agree on a plan for regular maintenance and repair thereof, in sufficient detail to meet Carrier's operational needs. If BecoCom and Carrier are unable to agree on any such plan, Carrier shall have the right to perform such regular maintenance and repair itself, or to procure such regular maintenance and repair from any other Person. If BecoCom and Carrier are able to agree on any such plan, BecoCom will deliver to Carrier any amendments to any such plan throughout the Term, and such amendments shall be subject to approval by Carrier, which approval shall not be unreasonably withheld or delayed.

     7. Relocation.

     (a) Voluntary Relocation.

          (i) If BecoCom, for its own business purposes other than an involuntary relocation, elects to relocate any Facilities, then BecoCom shall pay all costs relating to such relocation, including all costs reasonably incurred by Carrier to connect or reconnect any such Facilities. BecoCom shall use its best efforts (including coordination with Carrier) to minimize all relocations and, in the event of a voluntary relocation, shall ensure Carrier is able to provide the same level and quality of Services throughout and after such voluntary relocation.

          (ii) BecoCom shall provide Carrier notice of any voluntary relocation no later than 30 days prior to its commencement of such voluntary relocation. Such notice to Carrier shall provide a description of the relocation plan.

     (b) Involuntary Relocation.

          (i) If BecoCom is required to relocate any Facilities as a result of requirements under a right-of-way agreement, a mandate from any governmental authority having jurisdiction, or condemnation, BecoCom shall make a reasonable good faith effort to identify an alternative site for replacement of such Facilities that, once constructed, will enable the Carrier to provide the same level and quality of Services. BecoCom shall, as the circumstances warrant, seek to recover on behalf of Carrier and/or cooperate with Carrier's efforts to recover from the governmental authority or other entity requiring such relocation, on behalf of Carrier, any available reimbursement of any expenses incurred by Carrier as a result of such involuntary relocation. BecoCom shall use its best efforts to ensure Carrier is able to provide the same level and quality of Services throughout and after such involuntary relocation.

          (ii) BecoCom shall provide Carrier notice of any requirement of such involuntary relocation not later than 10 days after its receipt of notice of the requirement to make such involuntary relocation, and in any event not later than 10 days prior to the date such relocation will commence. Such notice to Carrier shall provide a description of the agreement, mandate or condemnation requiring such relocation and BecoCom's relocation plan (including the anticipated cost thereof).

     Carrier may, at its option and expense, provide an alternative relocation plan with respect to such Facilities which are Carrier Facilities.

     8. Governmental Authorizations.

     (a) Each party shall be responsible for and shall undertake, in good faith, all actions which may be necessary for it to take in furtherance of the intended use of the Network by Carrier hereunder, and each party shall be responsible to undertake, in good faith, to procure and to maintain in full force and effect all regulatory and other consents, authorizations, or approvals that are necessary for it to perform its obligations under this Agreement including, but not limited to, the issuance of all necessary consents, authorizations or approvals of the DPU, the FCC and the FERC. Each party shall have the right to review and participate in the preparation of all filings and other documentation in support of such consents, authorizations and approvals.

     (b) BecoCom shall obtain all licenses, permits, easements, approvals and rights of way required from all governmental authorities necessary for completion of the New BecoCom Constructed Facilities and to ensure Carrier's vehicular and pedestrian ingress to and egress from such Facilities where required for maintenance and repair thereof. Carrier shall reimburse BecoCom for all reasonable and supportable construction, permit and traffic control fees and other items expressly set forth in any Scope of Work relating to New BecoCom Constructed Facilities.

     9. Term.

     This Agreement shall commence on the date first written above, and shall expire on December 31, 2060 (the "Term").

     10. Compensation. Carrier shall pay to BecoCom the following compensation with respect to the Facilities:

     (a) Existing BecoCom Facilities. The Indefeasible Rights with respect to the Existing BecoCom Facilities have been contributed by BecoCom to Carrier, as a "BecoCom Contributed Asset" under the Operating Agreement contemporaneously with the execution and delivery of this Agreement Notwithstanding such contribution, Carrier shall pay to BecoCom, for the use of the Existing BecoCom Facilities, the charges set forth on Exhibit C-1 hereto.

     (b) New BecoCom Constructed Facilities. Carrier shall pay to BecoCom (i) the charges set forth on Exhibit C-1 hereto for the use of the New BecoCom Constructed Facilities in the Power Space and (ii) the charges set forth on Exhibit D hereto for BecoCom's construction of the New BecoCom Constructed Facilities. With respect to each Project as to which BecoCom constructs New BecoCom Constructed Facilities, payment of such compensation shall commence upon acceptance by Carrier or deemed acceptance (pursuant to

Section 3(d) above) of such New BecoCom Constructed Facilities constructed pursuant to such Project. Not later than October 1, 1998, Carrier and BecoCom will enter into discussions in order to reach an agreement on performance-based incentive compensation to be effective starting January 1, 1999 through the end of the Term and to be paid to BecoCom as earned in addition to the amounts set forth in Exhibit D. Such performance-based incentive compensation shall be based on such factors as the parties shall agree.

     (c) Maintenance of Power Space Facilities and Carrier Facilities. Carrier shall pay to BecoCom with respect to the Power Space Facilities and any Carrier Facilities which BecoCom maintains pursuant to Section 6 hereof (i) the charges set forth on Exhibit C-2 hereto, and (ii) reasonable charges for general and administrative costs incurred by BecoCom with respect to such maintenance. BecoCom and its Affiliates shall use their best efforts to minimize the amounts provided for in clauses (i) and (ii) above.

     (d) Involuntary Relocations. Carrier shall reimburse BecoCom for the cost of any involuntary relocation of Facilities contemplated by Section 7(b) above, unless Carrier elects, pursuant to Section 7(b)(ii) above, to undertake such relocation using contractors other than BecoCom (in which case Carrier shall reimburse BecoCom for any costs reasonably incurred due to its need to address safety concerns and to protect BECO's electric transmission and distribution business). To the extent that any such involuntary relocation also involves relocation of electric distribution or transmission facilities and Carrier does not elect to undertake such relocation using contractors other than BecoCom, Carrier shall only be required to reimburse BecoCom for those costs of relocation that are incremental to the costs otherwise required for the relocation of such electric distribution or transmission facilities.

     (e) Engineering Costs. Carrier shall reimburse BecoCom for all reasonable and supportable engineering costs incurred in the preparation of Scopes of Work, and for all other engineering costs incurred pursuant to Scopes of Work, at competitive rates.

     11. Indemnification; Limitation on Liability.

     (a) Indemnification by Carrier. Carrier shall indemnify, defend and hold harmless BecoCom, its Affiliates, and all officers, directors, employees, shareholders, partners, members and agents of BecoCom and its Affiliates, from and against any and all claims, demands, liabilities (including reasonable attorneys' fees), and judgments, fines, settlements and other amounts ("Damages") arising from any and all civil, criminal, administrative or investigative proceedings ("Claims") relating to or arising out of:

          (i) Any failure of Carrier to materially observe or perform any term or provision of this Agreement

          (ii) Any failure of any representation or warranty made by Carrier herein to be true in any material respect as of the date made or deemed made;

          (iii) Any Claim of any third party resulting solely from and to the extent caused by the gross negligence or willful misconduct of Carrier or any of its agents or employees;

          (iv) The construction, installation, maintenance or operation of any Carrier Facilities by Carrier, or the conduct or management of the Business, except to the extent such Damages are caused or contributed to by BecoCom or its Affiliates; and

          (v) Any Claim by any customer of Carrier relating to the provision by Carrier of Services to such customer over the Network.

     (b) Indemnification by BecoCom. BecoCom shall indemnify, defend and hold harmless Carrier, its Affiliates, and all officers, directors, employees, stockholders, partners, members and agents of Carrier and its Affiliates from and against any and all Damages arising from any and all Claims relating to or arising out of:

          (i) Any failure of BecoCom to materially observe or perform any term or provision of this Agreement;

          (ii) Any failure of any representation or warranty made by BecoCom herein to be true in any material respect as of the date made or deemed made;

          (iii) Any Claim of any third party resulting from the gross negligence or willful misconduct of BecoCom or any of its agents or employees;

          (iv) The construction, installation, maintenance or operation of (A) any BecoCom Facilities and (B) any Carrier Facilities which BecoCom has constructed or maintained, or the conduct or actions of BecoCom with regard to the Business, except to the extent such Damages are caused or contributed to by Carrier or its Affiliates;

          (v) Any Claim by any customer of BecoCom relating to the provision by BecoCom of any services to such customer over the Network, and

          (vi) Any failure of BecoCom or its Subcontractors to be in substantial compliance with all Environmental Laws (as defined below) applicable to the Carrier Facilities constructed by BecoCom, which compliance includes, but is not limited to, the possession by BecoCom or BECO, as the case may be, of all permits and other governmental authorizations required under the Resource Conservation and Recovery Act, the Comprehensive Environmental Resources Compensation and Liability Act, wetlands laws, the Clean Water Act, the regulations issued pursuant thereto by the Environmental Protection Agency and/or superlien statutes, if any, in the Commonwealth of Massachusetts ("Environmental Laws"), and compliance with the terms and conditions thereof.

     12. Insurance.

     (a) Liability Insurance - BecoCom. BecoCom shall maintain (i) such insurance or (ii) a self-insurance plan as will fully protect both Carrier and BecoCom from any and all claims by employees of BecoCom under the workers' compensation act or employees' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatsoever kind or nature for any and all damage to personal property or for personal injury, including death to anyone whomsoever that may arise from operations in connection with the performance of its duties under this Agreement. BecoCom shall provide Carrier with certificates evidencing the required coverage.

     (b) Liability Insurance - Carrier. Carrier shall maintain (1) such insurance or (ii) a self-insurance plan as will fully protect both Carrier and BecoCom from any and all claims by employees of Carrier under the workers' compensation act or employees' liability laws, including any employers' disability insurance laws, and from any and all other claims of whatsoever kind or nature for any and all damage to personal property or for personal injury, including death to anyone whomsoever that may arise from operations in connection with the performance of its duties under this Agreement. Carrier shall provide BecoCom with certificates evidencing the required coverage.

     (c) Property Insurance - BecoCom Facilities. BecoCom currently maintains and will continue to maintain throughout the Term (1) insurance with a reputable insurance company covering loss or damage to any part of the BecoCom Facilities by fire and standard extended coverage perils in amounts in no event less than 90% of the full replacement value of such BecoCom Facilities, and (2) such comprehensive general liability insurance covering personal injury or property damage occurring in or about such BecoCom Facilities in commercially reasonable amounts; or (B) a plan of self-insurance sufficient to provide the coverage set forth in clause (A) above. In the event of any covered loss to any BecoCom Facilities, BecoCom shall, at the option of Carrier, use the insurance proceeds therefrom to repair or replace the Facilities, or to reimburse Carrier for payments made by it for the construction, operation and maintenance of such Facilities.

     (d) Property Insurance - Carrier Facilities. Carrier shall maintain, with a reputable insurance company throughout the Term (A) (1) insurance covering loss or damage to any part of the Carrier Facilities by fire and standard extended coverage perils in amounts in no event less than 90% of the full replacement value of such Carrier Facilities, and (2) comprehensive general liability insurance covering personal injury or property damage occurring in or about the Carrier Facilities in commercially reasonable amounts; or (B) a plan of self-insurance sufficient to provide the coverage set forth in clause (A) above.

     13. Representations and Warranties.

     (a) General Representations and Warranties. Each party hereby represents and warrants to the other that:

          (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct business in all jurisdictions where such qualification is required.

          (ii) It has the power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement Such execution, delivery and performance have been duly authorized by all necessary action on its part and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which it is a party or by which it is bound. The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it. It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity which may restrict or interfere with the performance of this Agreement by it. This Agreement is its valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) No consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental entity is required for the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby. No consent or waiver of any party to any contract to which such party is a party or by which it is bound is required for the execution, delivery and performance by such party of this Agreement.

          (iv) There is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of such party, threatened against or affecting such party at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality which prohibits or impairs its ability to execute and deliver this Agreement or to consummate any of the transactions contemplated hereby. Such party has not received written notice of any such pending or threatened investigation, inquiry or review by any governmental entity.

     (b) Representations and Warranties of BecoCom Regarding the Facilities. BecoCom represents and warrants to Carrier that:

          (i) The Existing BecoCom Facilities and the Interim Constructed Facilities installed by BecoCom and its Affiliates prior to the date hereof have been installed in accordance with the System Records and the Specifications. All such Facilities are fusion spliced with no unnecessary mid-span splicing, and satisfy the Acceptance Test Plan.

          (ii) BecoCom has the indefeasible right to use the Existing BecoCom Facilities, sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement, and such ownership or indefeasible right of BecoCom are free and clear of any and all Liens, except for (A) Liens on account of real or personal property taxes not yet due and payable; and (B) Liens which will not materially impair the use of the Existing BecoCom Facilities by Carrier for the conduct of the Business, and which are otherwise not material.

          (iii) The Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof are free and clear of any and all Liens arising from any action or omission by BecoCom, except for (A) Liens on account of real or personal property taxes not yet due and payable; and (B) Liens which will not materially impair the use of such Interim Constructed Facilities by Carrier for the conduct of the Business, and which are not otherwise material.

          (iv) The Existing BecoCom Facilities, the Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof and all components thereof are structurally sound, are in good operating condition and repair and none of the Existing BecoCom Facilities, such Interim Constructed Facilities or any component thereof, is in need of maintenance or repairs except for conditions that do not and will not have a material impact on Carrier's ability to conduct its Business.

          (v) The System Records and all records relating to the Existing BecoCom Facilities and Interim Constructed Facilities installed by BecoCom or its Affiliates prior to the date hereof and all other contracts or documents delivered to Carrier pursuant to this Agreement or in connection with the execution hereof are true, complete and correct copies.

          (vi) Carrier has been named as a third party beneficiary of the BECO License, with power to enforce BecoCom's rights thereunder upon a breach of the obligations of either BecoCom or BECO. BecoCom has delivered to Carrier a true and complete copy of the BECO License, and will not permit the BECO License to be amended without the prior written consent of Carrier, which consent shall not be unreasonably withheld.

     (c) Representations and Warranties of BecoCom Regarding the Rights-of-Way. BecoCom represents and warrants to Carrier that:

          (i) With respect to those portions of the Rights-of-Way that are distribution system poles located within public ways, BECO holds, jointly with NYNEX, licenses permitting the location of such poles within the public ways. Such licenses are obtained from municipal or state authorities who, in granting the same, are acting as agents of the state, pursuant to statutes creating a right to such licenses on the part of public utilities. These licenses are unlimited in time, but the rights obtained are not vested, and are subject to the action of the legislature. The use of such poles is subject to the terms of the Joint Ownership Agreement dated October 28, 1979, between BECO and New England Telephone and Telegraph Company, and the corresponding Intercompany Operating Procedures, last revised effective February 1, 1995, in both cases as amended from time to time, and Carrier shall be required to execute a separate Aerial License Agreement with NYNEX and BECO for the use of the communications space on such poles. Subject to the foregoing, (A) such licenses and the BECO License are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that the licenses for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such licenses not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

          (ii) With respect to those portions of the Rights-of-Way that are distribution or transmission system conduits, manholes and vaults located within public ways, BECO holds licenses permitting the location of such conduits, manholes and vaults within the public ways. Such licenses are obtained from municipal or state authorities who, in granting the same, are acting as agents of the state, pursuant to statutes creating a right to such licenses on the part of public utilities. These licenses are unlimited in time, but the rights obtained are not vested, and are subject to the action of the legislature. Within the City of Boston, the use of such facilities for telecommunications purposes is subject to the policies adopted from time to time by the Public Improvements Commission of the City of Boston. Subject to the foregoing, (A) such licenses and policies and the BECO License are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that such licenses or policies for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such licenses not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

          (iii) With respect to those portions of the Rights-of-Way that are electric transmission system poles and towers located on transmission line rights of way, or conduits, manholes and vaults located on private property, BECO generally either owns in fee or holds permanent easements in the land on which such structures are located. In some cases, BECO holds licenses or lesser interests, where such rights of way cross public ways, tidewaters or water courses, railroad rights of way, state highways, public domain lands, or lands owned by state or federal agencies or authorities. In some cases, BECO's rights were obtained by the exercise of eminent domain powers, with the permission of the Massachusetts Department of Public Utilities. In all cases where BECO holds less than a fee simple interest, the Rights-of-Way are subject to the terms, conditions, reservations, restrictions and other limitations imposed by the grantor and contained in the granting instrument, generally recorded in the public land records, and in some cases the paramount authority of the grantor which is a state or federal agency or authority. In all cases, subject to the foregoing, (A) the rights held by BecoCom in such portions of the Rights-of-Way are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, except for any limitations which may be imposed by any new and adverse interpretation of current law, contracts or granting instruments and (B) neither BecoCom nor any of its Affiliates has any reason to believe or anticipates that such rights for use of such portions of the Rights-of-Way shall, during the Term, expire, be revoked or be modified in such a way as to make such rights not sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

          (iv) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to BecoCom's knowledge, planned to be instituted, or contractual obligations or third party actions or claims, nor are there are special assessment proceedings pending or, to BecoCom's knowledge, threatened, which would affect, in any material respect, the use and operation of the BecoCom Rights-of-Way for the Business.

          (v) BecoCom has received the BECO License, which license pertains to the Rights-of-Way.

     (d) Representations and Warranties of BecoCom Regarding the Equipment Sites. BecoCom represents and warrants to Carrier that, as of the time individual Equipment Sites are identified for purposes of performing the Scope of Work for any Project:

          (i) With respect to those Equipment Sites that are electric distribution substations owned by BECO, or service centers or field stations which are located on land owned by BECO, or parcels of land comprising the above-ground electric transmission line rights of way owned by BECO in fee, or vacant land owned by BECO in fee, BECO is the sole legal and equitable owner of record and in fact of good and marketable fee simple tide, with no imperfections or irregularities therein which materially impair the use of such property for the purposes for which it is held, and subject only to (A) Liens on account of real and personal property taxes and assessments not yet due and payable (including any lien in favor of the Commonwealth of Massachusetts pursuant to Chapter 21E of the General Laws for costs, if any, incurred by the Commonwealth to clean up hazardous materials), or which are being contested in good faith, (B) public and private easements, (C) leases and licenses to third parties for occupancy purposes, all of which, with respect to (A), (B) and (C) above, individually or in the aggregate do not and will not materially impair the use of such property by Carrier in the conduct of its Business, and (D) zoning and building laws or other restrictions. Subject to the foregoing, the rights held by BecoCom with respect to such Equipment Sites are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects.

          (ii) With respect to those Equipment Sites that are service centers or field stations which are located on land leased by BECO from third parties, all such leases are valid and subsisting and in full force and effect in accordance with their terms, and BECO holds a valid leasehold interest in such Equipment Sites, subject only to the terms and conditions of the specific leases applicable to such Equipment Sites. Subject to the foregoing, the rights held by BecoCom with respect to such Equipment Sites are sufficient to permit BecoCom to perform its obligations to Carrier under this Agreement in all material respects, subject to any landlord consents.

          (iii) The System Records are true, complete and correct copies.

          (iv) The Equipment Sites and all components thereof are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they will be put, and none of the Equipment Sites is in need of maintenance or repairs except for conditions that do not have a material adverse impact on Carrier's ability to conduct the Business. Subject to the foregoing, the Equipment Sites have no physical condition that would have a material impact on Carrier's ability to conduct the Business.

          (v) There are no condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or, to BecoCom's knowledge, planned to be instituted, or contractual obligation or third party actions or claims, nor are there any special assessment proceedings pending or, to BecoCom's knowledge, threatened, which would affect in any material respect the use of the Equipment Sites for the Business.

          (vi) BecoCom has received the BECO License, which license pertains to the Equipment Sites.

     14. Covenant of BecoCom with respect to Rights-of-Way and Equipment Sites.

     BecoCom hereby represents, warrants and covenants with Carrier that, at the time that specific Rights-of-Way and Equipment Sites are identified in any Scope of Work, BecoCom shall hold, pursuant to the BECO License and any consents required from landlords, subject to such qualifications set forth in Sections 13(c) and (d) hereof, sufficient rights in the Rights-of-Way and Equipment Sites described in such Scope of Work, necessary to implement such Scope of Work and to permit Carrier to utilize the portion of the BecoCom Facilities installed within such Rights-of-Way and Equipment Sites for the Business, and further subject only to

          (a) Liens on account of taxes not yet due and payable;

          (b) minor imperfections in title or other rights, occupancy leases or licenses, encroachments and similar matters, none of which individually or in the aggregate will materially impair the ability of BecoCom to implement such Scope of Work or the ability of Carrier to conduct the Business;

          (c) zoning laws, ordinances or regulations;

          (d) environmental laws, ordinances or regulations, none of which individually or in the aggregate will materially impair the ability of BecoCom to implement the such Scope of Work or the ability of Carrier to conduct the Business; and

          (e) such matters as are specifically identified in such Scope of Work as required consents, licenses, permits, approvals, grants, modifications or other actions necessary to allow the use of particular Rights-of-Way or Equipment Sites for the Business, none of which will be material relative to (i) BecoCom's ability to implement such Scope of Work, or (ii) Carrier's ability to conduct the Business.

     15. Right to Cure.

     (a) In the event that Carrier shall fail to observe or perform any of its obligations under this Agreement, BecoCom may (but shall not be obligated to), at any time after delivery of written notice from BecoCom to Carrier of such failure (but not later than 30 days after delivery of such notice), undertake such actions (except such actions as are prohibited by law) as may be related to curing such default on behalf of Carrier, whereupon Carrier shall reimburse BecoCom for the full costs reasonably expended therefor by BecoCom, but Carrier shall not be relieved of any obligation, liability, duty or undertaking whatsoever relating thereto. Carrier hereby agrees to reasonably cooperate with BecoCom to facilitate BecoCom's undertaking (including allowing BecoCom's access as may be necessary to effect such undertaking).

     (b) In the event that BecoCom shall fail to observe or perform any of its obligations under this Agreement, Carrier may (but shall not be obligated to), at any time after delivery of written notice from Carrier to BecoCom of such failure (but not later than 30 days after delivery of such notice), undertake such actions (except such actions as are prohibited by law) as may be related to curing such failure on behalf of BecoCom, whereupon BecoCom shall reimburse Carrier for the full costs reasonably expended therefor by Carrier, but BecoCom shall not be relieved of any obligation, liability, duty or undertaking whatsoever relating hereto. BecoCom hereby agrees to reasonably cooperate with Carrier to facilitate Carrier's undertaking (including allowing Carrier's access as may be necessary to effect such undertaking, subject to limitations on such access reasonably imposed, consistent with past practice, for reasons of safety or the protection of BECO's electric transmission and distribution business).

     16. Arbitration.

     (a) In the event of any dispute between the parties hereto as to a matter referred to herein or as to the interpretation of any part of this Agreement, including but not limited to this Section 16 or as to the determination of any rights or obligations or entitlements arising from or related to this Agreement or as to the calculation of any amounts payable under this Agreement, the parties shall refer the matter to their respective chief executive officers for resolution.

     (b) Should the chief executive officers of the respective parties fail to resolve the dispute within 20 days from such referral, the parties agree that such dispute will not be referred to any court but will be referred to binding arbitration, and the provisions of this Section 16 shall apply.

     (c) The arbitration shall be governed by the AAA Commercial Arbitration Rules or, in the case of Section 2 hereof the AAA Construction Industry Arbitration Rules (in each case, the "Rules") as modified by this Section 16 and by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 et seq. (the "Arbitration Act"). Any conflict between the Rules and the Arbitration Act shall be decided in favor of the Rules. The party wishing to submit such matter to arbitration shall give written notice (the "Arbitration Notice") to the other party (the "Respondent") of its intention to arbitrate. The place of the arbitration shall be Boston, Massachusetts. The arbitration shall be conducted, and the final resolution of the dispute (the "Award") shall be rendered by one arbitrator (the "Arbitrator") to be mutually selected by the parties. If the parties cannot agree to a mutually acceptable Arbitrator within seven days of Respondent's receipt of the Arbitration Notice, the Arbitrator shall be selected in accordance with rule 13 oft. Rules.

     (d) All hearings shall be held within 30 days following the appointment of the Arbitrator. At a time designated by the Arbitrator, each party shall simultaneously submit to the Arbitrator and exchange with each other its final proposed Award, and in rendering the final Award, the Arbitrator shall be limited to choosing the Award proposed by either of the parties without modification. The Arbitrator shall issue the final Award no later than 15 days from the completion of the hearings. The Award of the Arbitrator shall be final and binding. Judgment on any Award may be entered in any court having jurisdiction thereof.

     (e) To the extent that the parties pursue a judicial remedy in aid of arbitration, each party consents and submits to the non-exclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or, in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts). Each party consents to service of the notice of arbitration, and any other paper in the arbitration, by registered mail or personal delivery at its address specified in Section 17(b) hereof. Nothing in this subsection (e) shall limit the jurisdiction of other courts for purposes of enforcement of a final arbitral Award.

     (f) The fact that any party has invoked the provisions of this Section 16 shall be considered to be confidential information under Section 17(d) of this Agreement and shall not relieve either party of any obligations it may otherwise have to continue performance in accordance with the provisions of this Agreement.

     (g) This agreement to arbitrate a dispute in accordance with this Section 16 and any Award made hereunder shall be binding upon the successors and assigns and any trustee or receiver of each of the parties hereto.

     17. Miscellaneous.

     (a) Assignment. This Agreement and the rights and obligations of the parties hereto may not be assigned by any of the parties hereto without the prior written consent of the other party which may be withheld by such party in its sole discretion. This Section 17(a) shall not be interpreted to prohibit the use of Subcontractors by either party to fulfill its construction, maintenance or repair obligations hereunder. Notwithstanding the foregoing, either party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assigning party will continue to be responsible for its liabilities and obligations hereunder.

     (b) Notices. All notices, requests and other communications hereunder (herein collectively a "notice" or "notices") shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail. postage pre-paid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation) to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 17(b).

If to Carrier:                RCN-BecoCom, LLC
                              419 Boylston Street
                              Boston, Massachusetts 02199
                              Fax: (617) 267-3499
                              Attention: General Manager


    and                       C-TEC Corporation
                              105 Carnegie Center
                              Princeton, New Jersey 08540
                              Fax:(609) 734-0974 and (609) 734-3830
                              Attention: Michael A. Adams and
                                         Raymond B. Ostroski, Esq.


    with a copy to:           Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                              New York. New York. 10022
                              Fax: (212) 735-2000
                              Attention: Stephen M Banker, Esq.


If to BecoCom:                BecoCom, Inc.
                              c/o Boston Edison Company
                              800 Boylston Street
                              Boston, Massachusetts 02199
                              Fax: (617) 424-2733
                              Attention: Richard S. Hahn, Vice President
                                         Neven Rabadjija, Esq.,
                                         Assistant General Counsel


    with a copy to:           Davis, Malm & D'Agostine, P.C.
                              One Boston Place
                              Boston, Massachusetts 02108
                              Fax: (617) 227-3732
                              Attention:   Andrew B. White, Esq.


The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt or (ii) three business days after such notice, request or other communication is sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery, the business day next following the day of such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied (with confirmation received).

     (c) Governing Law. The rights and obligations of the parties hereto shall be construed and interpreted in accordance with the substantive law of the Commonwealth of Massachusetts without giving effect to its principles for choice of law.

     (d) Confidentiality. Design criteria, Plans and other information obtained by BecoCom from Carrier and working drawings and specifications prepared by BecoCom shall be held in confidence by BecoCom, and shall not be used by BecoCom for any purposes other than for the performance of the Work, the operation of BECO's electric transmission and distribution business or as authorized in writing by Carrier to BecoCom or its Affiliates. Documents prepared by or on behalf of either party with respect to the New Facilities shall be or, upon preparation, become the joint property of Carrier and BecoCom. Each of Carrier and BecoCom shall keep confidential, and shall not disseminate to any third party (other than their respective Affiliates) or use for any other purpose (except with the written authorization of the other party), all information relating to the System Records, and any information received from the other party that is confidential or proprietary unless legally compelled (by deposition, inquiry, request for documents, subpoena, civil investigative demand or similar process, or by order of a court, regulatory authority or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement). Each party shall promptly notify the other of any such requirement or dissemination prior to such event.

     (e) No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or other relationship that may invoke fiduciary obligations between the parties hereto.

     (f) Compliance With Laws. At all times during the term of this Agreement, the parties shall comply in all material respects with all laws, rules, regulations, and codes of all governmental authorities having jurisdiction over each of their respective businesses which are now applicable, or may be applicable hereafter, including without limitation, all special laws, policies, ordinances, or regulations now in force, as amended or hereafter enacted. Nothing herein shall be deemed a waiver of the parties' right to challenge the validity of any such law, rule or regulation.

     (g) Time is of the Essence. Time is of the essence in the performance of the obligations set forth herein by the parties. Each party acknowledges and agrees that providing the use of the Network, as set forth herein, is vital to the Business in the Relevant Market. Therefore, subject to the provisions of paragraph (h) below, and taking into account the requirements regarding safety and reliability of the electric transmission and distribution system of BecoCom and its Affiliates, any consent, authorization or approval that must be obtained by a party, or any construction, maintenance or other obligation shall be given or performed within the time specified, or if no time for performance is specified, shall be given or performed promptly, with no unreasonable delay or condition. Any extension of the time requested by either of the parties hereto to meet any of the obligations of the parties pursuant to this Agreement shall not be unreasonably withheld by the other party, provided that such extension will not have a material adverse effect on the Business. No party shall be deemed in violation of this paragraph (g) to the extent that such failure to comply is caused by a default of the other party.

     (h) Force Majeure. If by reason of Force Majeure either party is unable in whole or in part to carry out its obligations hereunder (other than the payment of money), said party shall not be deemed in violation or default during the continuance of such inability.


     (i) Fees and Expenses. Except as otherwise provided herein, each of BecoCom and Carrier shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby.


     (j) Specific Performance. Each party hereby acknowledges and agrees that there would be no adequate remedy at law for the other party's breach, threatened breach or default of its covenants, agreements or undertakings in this Agreement. As a result, and in addition to and without prejudice to or waiver in whole or in part of each party's other remedies under this Agreement and at law and in equity, each party shall have the right to equitable relief and to specifically enforce its rights and the other party's obligations as set forth in this Agreement and the breach or threatened breach of such obligations may be enjoined by each without bond, and accordingly each party consents and submits to the nonexclusive jurisdiction of and venue in the federal courts located in Boston, Massachusetts (or in case such a federal court does not have jurisdiction, the state courts located in Boston, Massachusetts) in aid of arbitration pursuant to Section 16 hereof.

     (k) Condemnation. In the event and to the extent of any condemnation or other taking by eminent domain of all or any part of the BecoCom Facilities (other than existing Equipment Sites), or any property or rights relating thereto, then the proceeds thereof shall by apportioned fairly between BecoCom and Carrier as their interests may warrant.


     (1) Captions. The captions to sections throughout this Agreement are intended solely to facilitate reading and reference to the sections and provisions of this Agreement. Such captions shall not affect the meaning or interpretation of this Agreement.

     (m) Entire Agreement. This Agreement sets forth the entire agreement of the parties, and takes precedence over all prior understandings, with respect to the subject matter herein. This Agreement may not be amended except by a writing signed by the parbes.

     (n) Binding Effect. Subject to the provisions of Section 17(a) of this Agreement, this Agreement is binding on and inures to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.


     (o) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof. If any provision of this Agreement is held to be invalid, such provision shall not be severed from this Agreement; instead, the scope of the rights and duties created thereby shall be reduced by the smallest extent necessary to conform such provision to the applicable law, preserving to the greatest extent the intent of the parties to create such rights and duties as set out herein. If necessary to preserve the intent of the parties hereto, the parties shall negotiate in good faith to amend this Agreement, adopting a substitute provision for the one deemed invalid or unenforceable that is legally binding and enforceable.

     (p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute, deliver and file or record any additional documents and instruments and perform any additional acts that may be necessary or appropriate to evidence or safeguard the rights herein granted and to effectuate and perform the provisions of this Agreement and such transactions and the intention of the parties hereto. Each party agrees to reimburse the other party for its actual out of pocket expenses incurred in connection therewith.

     (q) Waiver of Subrogation. Carrier and BecoCom shall each cause all policies of fire, extended coverage, and other physical damage insurance covering the Network to contain a clause or endorsement denying the insurer any rights of subrogation against the other party provided, that no additional premium is payable as a result of such request unless the party requesting such waiver agrees to pay such additional premium. Notwithstanding any provisions of this Agreement to the contrary, Carrier and BecoCom respectively waive all claims and rights to recover against the other for injury or loss due to hazards covered by insurance, so long as waiver does not invalidate such insurance.

     (r) Changes in Law. If and to the extent that, during the Term, any laws or regulations shall change which govern any transaction contemplated herein or either party's business operations so as to make either unlawful, then Carrier and BecoCom hereby agree to effect such modifications to this Agreement as shall be reasonably necessary for the Agreement to accommodate any such legal or regulatory changes.

     (s) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     (t) Interpretation. In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

     (u) Independent Contractor. Nothing in this Agreement shall be construed or interpreted to make either party, any Subcontractor, or the employees or agents of either party, to be the agent, representative or employee of the other party or the Right-of-Way Owners. Each party shall at all times be an independent contractor and shall have sole responsibility for and control over the details and means for performance of its obligations hereunder, so long as such party is in compliance with the terms of this Agreement.

     (v) No Other Business. BecoCom shall not engage in any substantial business other than pursuant to this Agreement and the other Basic Agreements.

     (w) No Third Party Beneficiaries. Nothing in this Agreement shall be construed to create any rights or obligations except between the parties hereto, and no person or entity shall be or be deemed a third-party beneficiary of this Agreement.

     (x) BECO's Core Business. Notwithstanding anything to the contrary set forth herein, nothing herein shall obligate BecoCom or its Affiliates to take any action, or refrain from taking any action, which would, in BecoCom's reasonable opinion, adversely affect the operation of BECO's electric transmission and distribution business.

     (y) Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, NEITHER BECOCOM NOR CARRIER SHALL BE LIABLE TO THE OTHER FOR OR IN RESPECT OF ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES BASED UPON BUSINESS INTERRUPTION OR LOSS OF EXPECTED OR ANTICIPATED BUSINESS PROFITS, WHICH MAY ARISE OUT OF OR RESULT FROM ANY BREACH OF BECOCOM'S OR CARRIER'S OBLIGATIONS UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT MITIGATE THE LIABILITY OF ANY PARTY WITH RESPECT TO SUCH PARTY'S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT.

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an instrument under seal as of the date first set forth above.

                              BECOCOM, INC.
                              a Massachusetts corporation

                              By:   /s/RICHARD S. HAHN
                                    ---------------------------------
                              Name:    RICHARD S. HAHN
                                    ---------------------------------
                              Title:   PRESIDENT
                                    ---------------------------------

                              RCN-BECOCOM, LLC,
                              a Massachusetts limited liability company

                              By:   /s/MICHAEL A. ADAMS
                                    ---------------------------------
                              Name:    MICHAEL A. ADAMS
                                    ---------------------------------
                              Title:   President of Technology
                                       & Strategic Development
                                    ---------------------------------


STATE OF NEW YORK

COUNTY OF NEW YORK


     On this 17th day of June, 1997, before me, a notary public in and for said county and state, personally came Richard S. Hahn, President of BecoCom, Inc., a Massachusetts corporation, known to be the identical person who signed the foregoing Agreement and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said company.

         WITNESS, my hand and notarial seal at 919 Third Avenue, New York, New York 10022 in said county and state, the day and year last above written.

[SEAL]                        /s/STEPHEN M. BANKER
                              -----------------------------
                              NOTARY PUBLIC

My Commission Expires:

       STEPHEN M. BANKER
Notary Public, State of New York
        No. 31 4710679
  Qualified in New York County
 Commission Expires Dec. 31,1998
---------------------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


     On this 17th day of June, 1997, before me, a notary public in and for said county and state, personally came Michael A. Adams, President of Technology & Strategic Development of RCN-BecoCom, LLC, a Massachusetts limited liability company, known to be the identical person who signed the foregoing Agreement and acknowledged the execution thereof to be his voluntary act and deed and the voluntary act and deed of said company.

         WITNESS, my hand and notarial seal at 919 Third Avenue, New York, New York 10022 in said county and state, the day and year last above written.

[SEAL]                        /s/STEPHEN M. BANKER
                              -----------------------------
                              NOTARY PUBLIC

My Commission Expires:

       STEPHEN M. BANKER
Notary Public, State of New York
        No. 31 4710679
  Qualified in New York County
 Commission Expires Dec. 31,1998
---------------------------------

                                   Exhibit A-1

                           EXISTING BECOCOM FACILITIES

     The following is a description of the Existing BecoCom Facilities and associated properties and rights-of-way. BecoCom will provide to the Company the ability to use all of the Existing BecoCom Facilities except for any BECO Dedicated Fibers. BecoCom is providing only those routes where fiber capacity is available, or where there is commercial potential. The form of this contribution will be an Indefeasible Right to Use. The Fibers being provided to the Company include the upgrade to be constructed by BECO in 1997.



Summary by Construction Type
==========================================================================
Type                         ROW miles              Available Fiber-miles
--------------------------------------------------------------------------
--------------------------------------------------------------------------
OPGW                         84.5                           3,654
--------------------------------------------------------------------------
OH Distrib. ADSS              3.0                              36
--------------------------------------------------------------------------
UG ADSS                      38.5                           3,282
--------------------------------------------------------------------------

--------------------------------------------------------------------------
total                       126.0                           6,972
==========================================================================


Summary by Geography
==========================================================================
Type                         ROW miles              Available
                                                    Fiber-miles
--------------------------------------------------------------------------
--------------------------------------------------------------------------
very dense urban             29.0                           2,484
--------------------------------------------------------------------------
dense urban                   9.5                             798
--------------------------------------------------------------------------
suburban                     84.5                           3,654
--------------------------------------------------------------------------
distribution                  3.0                              36
--------------------------------------------------------------------------

--------------------------------------------------------------------------
total                       126.0                           6,972
==========================================================================


The BecoCom Contributed Assets shall also consist of the right to locate Carrier Facilities on 150 square feet of each of the following sites: Prudential Center (subject to the termination or expiration of the lease at such site); Station 150 (Edgar); Station 470 (Canton); Station 447 (West Walpole); Station 446 (West Medway); Station 240 (Framingham); Station 148 (Needham); Station 496 (Hyde Park); Station 282 (Waltham); Station 320 (Lexington); Station 391 (Burlington); Station 250 (Mystic & Head House @ Ryan's Plygrd); Station 80 (Mass Ave.); Station 478 (Holbrook); Station 146 (Walpole); Station 65 (Medway); Station 274 (Sherborn); Station 433 (Speen Street); Station 110 (Baker Street); Station 342 (Sudbury); Station 450 (Trapelo Road); Station 533 (Hartwell Ave.); Station 211 (Woburn); and Station 514 (Boston).

                                  Exhibit A-1


                            BECO Fiber Optic Network
                                JV Contribution



                               [GRAPHIC OMITTED]
                  [CHART OF NETWORK IN APPROXIMATE ROUTE MILES]

                                  Exhibit A-1


                            BECO Fiber Optic Network
                                JV Contribution



                               [GRAPHIC OMITTED]
                  [CHART OF NETWORK IN APPROXIMATE FIBER MILES]

                                  Exhibit A-1


                            BECO Fiber Optic Network
                                JV Contribution



                               [GRAPHIC OMITTED]
            [CHART OF NETWORK IN APPROXIMATE FIBER MILES BY DENSITY]

                                                                     Exhibit A-2


          Project                      Status               Project                                          Status
          -------                      ------               -------                                          ------
Jobs Completed                                         Jobs in Estimation

Kenmore Hojo to Fenway Hojo        Approved           640 Huntington Ave  to 621 Huntington         Requested
Station 514 to RCN Headend         Approved           621 Huntington to Backbone                    Requested
RCN Headend to Mass Ave            Approved           640 Huntington to Backbone                    Requested
400 Summer Street                  Approved           Somerville Franchise Build / Backbone         To Cerntral Hub - Requested
249 'A' Street                     Approved           1110 Commonwealth Ave                         Requested
3 Hawkins Street                   Approved           118 Beacon St, Fischer College                Requested
RCN HQ to 200/300 Summer Street    Approved           400 Brookline Ave                             Requested
16 Marlborough St                  Approved           99 Kent St, Village @ Brookline               Requested
Boston University                  Approved           Bear Hill Condos                              Requested
70 Longwood Ave                    Approved           150 South Huntington Ave                      Requested
079-1089 Commonwealth Ave          Approved           Simmons College                               Requested
3 Pond St, Brook House             Approved           Green Loop (Boston)                           Requested
27-335 Huntington Ave              Approved           630 Tremenot, Castle Square                   Requested
Bentley College                    Approved
144-1160 Commonwealth Ave HUB      Approved           Jobs in Engineering
                                                      Construction Quarters                         Requested

Jobs in Construction                                  The Anchorage                                 Requested

Red Loop (Boston)                  Approved           Shipway Condominiums                          Requested
Magenta Loop (Boston               Approved           The Basilica                                  Requested
Flagship Wharf                     Approved           The Row Houses                                Requested
Emerson Place                      Approved           111 Alantic Ave, Mercantile Wharf             Requested
Whittier Place                     Approved           Lewis Wharf                                   Requested
Hawthorne Place                    Approved           Rowes Wharf                                   Requested
Longfellow Place                   Approved           65 & 85 E. India Row, Harbor Towers           Requested
01 Merimac St                      Requested          296 State St., Marriott Long Wharf            Requested
Gray/Bigelow Bldg                  Requested          The Mariner, Atlantic Ave                     Requested
35 Huntington, Mission Park        Approved           131-185 State Street                          Verbal Approval
30 Tremont, Mass Pike Tower        Approved           Custom House                                  Verbal Approval
Oak, Quincy Towers                 Approved           Swissotel                                     Requested
32 Harrison, Tai Tung Village      Approved           Cronin's Landing                              Requested
30 Stuart, South Cove Plaza        Approved           1131-1137 Commonwealth Ave                    Requested
Bradford Towers                    Approved           1114-1132 Commonwealth Ave                    Requested
35 & 536 Beacon St                 Approved           Seaport Hotel                                 Requested
Channel 56, Dorchester             Approved
37 'D' Street                      Verbal Approval    Future Jobs

                                                      Channel 25, Dedham                            Requested
Jobs Awaiting Construction                            Channel 5, Needham                            Requested
None at this time                                     75-83 Cambridge Prkwy, Esplanade Condo's      Requested
                                                      2 Cambridge CO's                              Requested
Jobs Awaiting Approval from RCN                       AT&T POP                                      Requested

Blue Loop (Boston)                 Requested          Cable & Wireless POP                          Requested
Amy Lowell House            Verbal Approved           Admiral Hill, Chelsea                         Requested
Spaulding Rehab                    Requested          Channel 4, Brighton                           Requested
                                                      Channel 2, Brighton                           Requested
                                                      Channel 68, Brighton                          Requested

                                   Exhibit B

                                 RELEVANT MARKET


Areas Included in Relevant Market


     The following cities, towns or local municipalities (See Attached Map).


     Acton                     Lexington               Walpole
     Arlington                 Lincoln                 Waltham
     Ashland                   Maynard                 Watertown
     Bedford                   Medfield                Wayland
     Bellingham                Medway                  Weston
     Boston                    Millis                  Westwood
     Brookline                 Milton                  Winchester
     Burlington                Natick                  Woburn
     Canton                    Needham
     Carlisle                  Newton
     Chelsea                   Norfolk
     Dedham                    Sharon
     Dover                     Sherborn
     Framingham                Somerville
     Holliston                 Stoneham
     Hopkinton                 Sudbury



Note: Boston shall be defined to include Allston, Brighton, Charleston, Dorchester, East Boston, Hyde Park, Jamaica Plain, Mattapan, Roslindale, South Boston and West Roxbury.


Note: The parties, by mutual agreement, may expand the Relevant Market to include the municipalities of Cambridge, Belmont, Concord, Wellesley, Norwood, Braintree, Quincy and Weymouth.

                                   Exhibit C-1

                      PAYMENT FOR USE OF BECOCOM FACILITIES


Carrier shall pay to BecoCom, each quarter during the Term, the following amounts:

1.   A Right-of-Way (ROW) use fee calculated as follows:

     a.   Distribution Poles:

          o    $10.37 per attachment per year.

          o rate subject to change per the then applicable Aerial License Agreement.

     b.   Overhead Transmission ROWs:

          o $0.58 per ROW foot per year through 12/31/98, escalating at 2% per year thereafter.

          o    10 year minimum term.

          o no rate changes for duration of minimum term. Thereafter, rates shall be recalculated with the same methodology in which the initial rates were calculated, subject to any applicable change in law or regulation.

     c.   Underground Conduits:

          o $0.86 per conduit foot per year through 12/31/98, escalating at 2% per year thereafter.

          o applicable to BECO conduits not constructed at the request and expense of Carrier.

          o    10 year minimum term.

          o no rate changes for duration of minimum term. Thereafter, rates shall be recalculated with the same methodology in which the initial rates were calculated, subject to any applicable change in law or regulation.

2. The amount of all property taxes directly attributable to the Facilities described in Sections 10(a) and 10(c).

3. Any other fees, charges, costs or expenses directly related to the BecoCom Facilities.

4. Reasonable charges for general and administrative costs incurred by BecoCom with respect to the BecoCom Facilities.


     BecoCom and its Affiliates shall use their best efforts to minimize the amounts provided for in clauses (3) and (4) above.

                                   Exhibit C-2


                      PAYMENT FOR OPERATION AND MAINTENANCE


     1. (a) For so long as BecoCom or one of its Affiliates is a member of Carrier or a stockholder of Carrier or its Affiliates (or, if longer, 3 years after the Effective Date), Carrier shall pay to BecoCom the actual cost of operating and maintaining the Facilities described in Section 10(c) (all of which shall be documented and reasonably efficient and justified); and

     (b) After the later of (A) the 3rd anniversary of the Effective Date and
(B) the date on which one of BecoCom or its Affiliates is no longer a member of Carrier or a stockholder of Carrier or its Affiliates, Carrier shall pay to BecoCom the actual cost of operating and maintaining the Facilities described in
Section 10(c) plus 25% of such actual cost.

     2. The charge for operations and maintenance shall be proportionately reduced to reflect the use thereof by parties other than Carrier (including BecoCom and its Affiliates).

                                   Exhibit D


                        COMPENSATION FOR CONSTRUCTION OF
                       NEW BECOCOM CONSTRUCTED FACILITIES

     For each Project, Carrier shall pay to BecoCom (a) a one-time, lump-sum payment for Cost of Construction as follows:

     Upon the initiation of Work on each Project, there shall be established a Cost of Construction for such Project. The Cost of Construction shall equal the actual cost of the Work as set forth in the Scope of Work, provided that if, at any time any Project commences after July 1, 1998, Carrier has committed to fewer than 10,000 miles to be subject to this Agreement (including such Project and Existing BecoCom Facilities), the Cost of Construction for such Project shall be multiplied by a factor determined as follows:


      Miles Subject to this Agreement          Multiplier
      -------------------------------          ----------
             8,500 to 10,000                      1.25
             6,500 to 8,499                       1.50
             4,500 to 6,499                       2.00
             2,500 to 4,499                       2.50
             500 to 2,499                         3.00
             below 500                            4.00


The Cost of Construction shall include any costs incurred beyond the Scope of Work with the consent of Carrier. The amount determined pursuant to this Exhibit D will be proportionately reduced if BecoCom or its Affiliates construct, in connection with the Project, any Facilities for use by any party other than Carrier.

                                   Exhibit E


                              EXISTING OBLIGATIONS



     1. Agreement between BECO and Teleport Communications Group ("TCG"), dated 11/29/95.


     2.   Agreement between BECO and TCG, dated 4/30/96.

     3.   Agreement between BECO and TCG, dated 8/21/96.

     4.   Agreement between BECO and TCG, dated 9/1/96.

     5.   Agreement between BECO and Metropolitan Fiber System, dated 11/30/93.

                              MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this 17th day of June, 1997 by and among RCN Operating Services, Inc., a New Jersey corporation ("RCN Operating"), BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company (the "Company").

     WHEREAS, RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation ("RCN-Sub"), and BecoCom have entered into that certain Amended and Restated Operating Agreement of the Company of even date herewith (the "Operating Agreement"), setting forth the terms and conditions that will govern the operation of the Company; and

     WHEREAS, Boston Edison Company, a Massachusetts corporation, and C-Tec Corporation, a Delaware corporation, have each executed instruments of adherence with respect to certain provisions hereof; and

     WHEREAS, the Company desires to retain RCN Operating to perform certain management services for the Company, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Retention. The Company hereby retains RCN Operating, and RCN Operating hereby agrees, to perform management services for the Company, upon the terms and subject to the conditions set forth in this Agreement. RCN Operating shall, at all times, use its best efforts in performing its obligations under this Agreement.

     2. Term. (a) The term of this Agreement (the "Term") shall commence on the date hereof and unless extended or sooner terminated in accordance with this
Section 2 or Section 11 hereof, continue until December 31, 2001.

     (b) The Term shall automatically be extended for successive three year periods unless, no later than 90 days prior to the end of the initial five-year Term or any three-year extension thereof, BecoCom, on behalf of the Company, gives written notice of its objection (the "Objection Notice") to RCN Operating's continued service as manager (the "Manager"). Such Objection Notice shall include a proposal for a new manager of the Company's business (the "New Manager") and a description of the terms and conditions under which such New Manager would be retained.

     (c) Upon RCN Operating's receipt of the Objection Notice, RCN Operating shall have 30 days to either (i) accept the New Manager proposed by BecoCom,
(ii) propose its own New Manager by written notice to BecoCom, which shall include a description of the terms and conditions under which such New Manager would be retained, or (iii) insist on remaining as Manager. If RCN Operating elects to take either of the actions set forth in clauses (ii) or (iii) above, RCN Operating and BecoCom shall have 30 days to resolve the dispute. If RCN Operating and BecoCom cannot resolve the dispute within such 30 days, the party which, together with its respective Affiliates (as defined in the Operating Agreement), has the lower Investment Percentage (as defined in the Operating Agreement) (the "Minority Member") shall have the right to sell to the party with the higher Investment Percentage (the "Majority Member"), and the Majority Member shall have the obligation to purchase, the Minority Member's membership interest ("Interest") in the Company at a price to be determined as follows (provided that RCN Operating and its Affiliates shall not have such right to sell if they become a Minority Member because of a failure to satisfy an obligation to make capital contributions in accordance with the Operating Agreement):

       (i) Selection of Appraisers. Each of RCN-Sub and BecoCom shall designate by written notice to the Company and each other a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an appraiser (an "Appraiser") pursuant to this Section 2 (the firms designated by RCN-Sub and BecoCom being referred to herein as "RCN-Sub Appraiser" and the "BecoCom Appraiser," respectively) within five business days after the failure to reach agreement in accordance with the terms of this paragraph (c). In the event that either Appraiser is not designated within the foregoing time period, the other Appraiser will serve as the only Appraiser, and its appraisal will be binding on both RCN-Sub and BecoCom for purposes of this paragraph (c).

       (ii) Evaluation Procedures. Each Appraiser shall be directed to determine the fair market value (the "Fair Market Value") of the Minority Member's Interest Each Appraiser will also be directed to deliver a certificate (an "Appraiser's Certificate") setting forth such Appraiser's valuation of the Minority Member's Interest to both RCN-Sub and BecoCom on or before the 30th day after their respective designation (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect Each Appraiser will keep confidential all information disclosed by the Company in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Company may reasonably request with respect to such confidentiality obligation. Each of RCN-Sub and BecoCom will cooperate in causing the

              Company to provide each Appraiser with such information within the Company's possession that may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. Each of RCN-Sub and BecoCom shall have full access to each Appraiser's work papers. Each Appraiser will be directed to comply with the provisions of this Section 2, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 2 (and the definitions of capitalized terms used in this Section 2 that are defined elsewhere in this Agreement).

       (iii) Fair Market Value Determination. The Fair Market Value of the Minority Member's Interest shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this subparagraph (iii), provided, that there shall be no "controlling interest premium" if the Majority Member's Interest has a Sharing Ratio of less than 66 2/3% nor any "minority interest discount" if the Minority Member's Interest has a Sharing Ratio of greater than 33 1/3%. The higher of the values set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value," and the lower of such values is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the Fair Market Value of the Minority Member's Interest will be the arithmetic average of the Higher Value and the Lower Value. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (iv) below, and the Fair Market Value of the Minority Member's Interest will be determined in accordance with the provisions of subparagraph (v) below.

       (iv) Selection of and Procedures for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the RCN-Sub Appraiser and the BecoCom Appraiser shall agree upon and jointly designate a third Appraiser (the "Third Appraiser"). If the RCN-Sub Appraiser and the BecoCom Appraiser cannot agree upon a Third Appraiser within seven days, the Third Appraiser shall be chosen by the American Arbitration Association in Boston, Massachusetts. The RCN-Sub Appraiser and BecoCom Appraiser shall direct the Third Appraiser to determine the Fair Market Value of the Minority Member's Interest (the "Third Value") in accordance with the provisions of subparagraph (ii) above, and to deliver to both RCN-Sub and BecoCom an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 2, and to that end of the parties will provide to the Third Appraiser a complete and correct copy of this Section 2 (and the definitions of capitalized terms used in this Section 2 that are defined elsewhere in this Agreement).

       (v) Alternative Determination of Fair Market Value. Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Market Value of the Minority Member's Interest will be determined as provided in this subparagraph (v). The Fair Market Value of the Minority Member's Interest will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, or (y) the arithmetic average of the Third Value and either the Higher Value or the Lower Value (whichever is closer to the Third Value) if the Third Value fails within the range between (and including) the Lower Value and the Higher Value.

       (vi) Costs. Each of RCN-Sub and BecoCom will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each of RCN-Sub and BecoCom shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of Fair Market Value of the Minority Member's Interest is further away from the Third Value shall bear the entire costs of the Third Appraiser. Each of RCN-Sub and BecoCom agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

       (vii) Conclusive Determination. To the fullest extent provided by law, the determination of the Fair Market Value of the Minority Member's Interest made pursuant to this Section 2 shall be final and binding on the Company, RCN-Sub and BecoCom, and such determination shall not be appealable to or reviewable by any court or arbitrator.

     (d) RCN Operating shall continue to manage the Company, on the terms set forth herein, until such time as BecoCom, on behalf of the Company, furnishes an Objection Notice to RCN Operating, pursuant to this Section 2, and any dispute in connection therewith is resolved.

     (e) In the event that RCN-Sub and its Affiliates which own an Interest in the Company sell, assign, transfer or otherwise dispose of such Interest (a "Sale") other than to a

Wholly-Owned Affiliate (as defined in the Operating Agreement) prior to the expiration of the Term, the Term shall terminate upon the effective date of such Sale (the "Effective Date"), unless BecoCom elects, on behalf of the Company, to extend the Term, in which case the Term shall continue for an additional two years after the Effective Date.

     3. Services.

     (a) Scope of Services. Subject to the terms and conditions of this Agreement and the Operating Agreement including, without limitation, Sections 7.1, 7.8 and 7.10 thereof, RCN Operating shall, on a timely and efficient basis, manage, and shall have sole power to manage, all aspects of the Company's day to day operations consistent with the provisions of the Operating Agreement RCN Operating shall have the power and authority to do those things necessary or, in RCN Operating's judgment appropriate to conduct operate and manage the business of the Company, including, but not limited to, the power and authority to:

       (i) direct, endorse and deposit all checks and other funds, collect revenues, and take such other actions (including the establishment of the Company bank accounts with signatories designated by RCN Operating) regarding the collection and handling of checks and other funds owed, owned or held by or on behalf of the Company;

       (ii) produce checks and pay all obligations of the Company (by check or otherwise), including without limitation, normal operating expenses, extraordinary expenses, required interest and principal payments on debt and obligations owed to RCN Operating hereunder;

       (iii) negotiate or renegotiate and execute business contracts for the conduct of the Company's business operations and construction and maintenance activities connected therewith except for this Agreement and the other Basic Agreements (as defined in the Operating Agreement);

       (iv) subject to the last sentence of this Subsection 3(a), resolve contractual and other disputes which may arise in the ordinary course of the Company's business, except for any dispute relating to the Basic Agreements;

       (v)    retain attorneys, engineers, consultants and other professionals;

       (vi) establish and maintain books and records to enable financial statements to be prepared, as and when required, in accordance with generally accepted accounting principles;

       (vii) under the direction of the Tax Matters Partner (as defined in the Operating Agreement) prepare, or cause to be prepared, and file all periodical and other required reports of governmental and regulatory agencies, including tax returns, and perform all related administrative functions;

       (viii) perform all aspects of managing the daily operation of the Company's business, including, without limitation, engaging, instructing and supervising all personnel necessary in the judgment of RCN Operating, and establishing and maintaining all records relative to the operation thereof;

       (ix) select and price all services provided or to be provided to customers of the Company;

       (x) oversee all advertising, marketing and sales and public relations programs, engage and appoint advertising, marketing and public relations agencies and consultants;

       (xi) execute all instruments of any kind or character which, in RCN Operating's discretion, shall be deemed necessary or appropriate in connection with the conduct, operation and management of the Company's business, including the procurement of insurance of such types and in such amounts as RCN Operating shall deem appropriate;

       (xii) maintain continuing contact with federal, state and local governmental officials regarding any rights and licenses of the Company which require periodic review and renegotiation; and

       (xiii) perform any and all other acts as may reasonably be necessary or appropriate to carry out the duties and responsibilities of RCN Operating contemplated hereunder, whether or not specifically enumerated herein.

Notwithstanding anything to the contrary in this Subsection 3(a), RCN Operating's powers and authority shall not extend to any company action which, pursuant to applicable law or the Operating Agreement, requires the approval or authorization of the Company's Members (as defined in the Operating Agreement), including, without limitation, any "Fundamental Business Actions" delineated in
Section 7.8 of the Operating Agreement.

     (b) Access. RCN Operating and BecoCom shall have full and unrestricted access to all books and records of the Company and its subsidiaries, if any, including without limitation:

       (i)    All contracts, agreements, governmental and regulatory filings;

       (ii) All accounting documentation including financial statements, books and records, audit reports and other documents;

       (iii)  All tax returns, both federal and state, and related schedules;

       (iv) All debt agreements or instruments, including pledge and security agreements and related documents;

       (v) All customer lists, billing records and histories, accounts receivable records and other reports used in connection with the Company's business;

       (vi)   All minute books;

       (vii)  All personnel records;

       (viii) All files relative to both pending and threatened litigation proceedings, including management's assessment of liability;

       (ix) All franchise documents and other governmental authorizations relative to the Company's business;

       (x) A complete list of all real property owned or leased and a detailed schedule of fixed assets; and

       (xi) Any other contracts, documents, statements, returns, lists, books, files or documentation deemed necessary by RCN Operating in order to fulfill its obligations under this Agreement.

     (c) RCN Operating Personnel. RCN Operating, at its option, may furnish the services of any RCN Operating personnel or Affiliates as RCN Operating may from time to time deem necessary or appropriate to perform its obligations hereunder and such personnel or Affiliates shall have the duties assigned to them by RCN Operating.

     (d) Employees of RCN Operating; No Benefits. The parties acknowledge and agree that: (i) by furnishing the services of RCN Operating personnel to the Company, RCN Operating is functioning as an independent contractor to the Company; (ii) the personnel provided by RCN Operating shall remain employees of RCN Operating, and RCN Operating retains the right (subject to the terms hereof) to direct and control the performance of all RCN Operating employees; (iii) RCN Operating is solely responsible for the payment of salary, employee benefits and all other compensation due to RCN Operating personnel rendering services to the Company, and for all applicable federal, state and local tax withholding with respect to compensation and benefits payable to them under this Agreement or otherwise; and (iv) the compensation to RCN Operating set forth in Section 4 shall be exclusive and RCN Operating personnel shall not participate in or be eligible to participate in any compensation or benefit plan or perquisite of the Company.

     (e) Notwithstanding anything to the contrary, if BecoCom believes that it is capable of providing to the Company certain support and administrative services in a more efficient and economical manner than RCN Operating or any third party provider chosen by RCN Operating, then RCN Operating and BecoCom shall consider in good faith the use of BecoCom or its Affiliates as a provider of such services.

     (f) Any contract between RCN Operating and any of its Affiliates for the provision of services to the Company shall be on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

     4. Fees. Fees, including incentive compensation, for RCN Operating's services hereunder shall be determined as part of the annual budgeting process for the Company.

     (a) From the date hereof until December 31, 1998, RCN Operating shall be reimbursed by the Company only for all of its reasonable direct and indirect costs allocable in good faith to the Company in connection with its provision of management services hereunder provided, however, that RCN Operating and its Affiliates shall use their best efforts to minimize such indirect allocable costs; the Company and BecoCom shall have reasonable access to the books and records of RCN Operating to verify such costs.

     (b) Not later than October 1,1998, RCN Operating and the Company will enter into discussions in order to reach an agreement on performance-based incentive compensation to be effective starting January 1, 1999 through the end of the Term and to be paid to RCN Operating as earned in addition to the reimbursement of RCN Operating's reasonable direct and indirect costs. Such performance-based incentive compensation shall be based on such factors as number of subscribers, operating cash flow, and other or different factors as the parties shall agree.

The amounts payable pursuant to this Section 4 shall constitute the exclusive compensation payable to RCN Operating for its services provided under this Agreement and for the services provided by the RCN Operating personnel hereunder, and no other compensation or consideration shall be payable to RCN Operating or any other individual provided by RCN Operating in connection with the services provided hereunder, except as otherwise expressly provided in this Agreement.

     5. Expense Reimbursement. To the extent not otherwise reimbursed pursuant to Section 4 hereof, RCN Operating shall be entitled to be reimbursed by the Company from time to time (but not more frequently than monthly) for reasonable out-of-pocket business expenses incurred by its employees and others working on its behalf including expenses in connection with bona fide business travel on behalf of the Company, upon presentation from time to time of an itemized written account of such expenses.

     6. Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

     (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement; and such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies;

     (c) the execution, delivery and performance by it of this Agreement (i) do not contravene any provision of its organizational documents; (ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject, and (iii) shall not result in the creation of, or violate or conflict with, any lien, mortgage, pledge, security interest or any other encumbrance upon or with respect to any of its properties;

     (d) no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby; and

     (e) there is no action, suit, proceeding or investigation pending, or, to its knowledge, threatened, against or affecting it or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs its ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

     7. Representation and Warranty of RCN Operating. RCN Operating represents and warrants to the Company that it has the requisite knowledge, experience and resources to fulfill its obligations under this Agreement.

     8. Covenants of the Company. The Company hereby covenants that it will, and will cause its officers, managers, agents and representatives to, cooperate fully with RCN Operating in its performance of its obligations under this Agreement and to otherwise act at all times in a manner consistent with this Agreement.

     9. Indemnification.

     (a) Subject to paragraph (c) below, the Company shall indemnify RCN Operating and all of its Affiliates and their respective officers, directors, shareholders, employees, representatives, agents or consultants performing services for or on behalf of the Company (collectively, the "Indemnified Parties") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of RCN Operating or BecoCom) caused by, relating to, based upon or arising out of such Indemnified Party's acceptance of or the performance or non-performance of obligations under this Agreement against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding if he or it acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful, provided, however, that such indemnification shall not be applicable to any action, suit or proceeding in which it is finally adjudicated that any damages awarded in, or liability incurred as a result of the facts and circumstances underlying, such action, suit or proceeding were directly and primarily caused by the gross negligence of the Indemnified Party.

     (b) Subject to paragraph (c) below, the Company shall indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of RCN Operating or BecoCom to procure a judgment in its favor by reason of such Indemnified Party's acceptance of or the performance or non-performance of obligations under this Agreement against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or it in connection with the defense or settlement of such action or suit if he or it acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) above. Such determination shall be made by independent legal counsel in a written opinion. To the extent, however, that an

Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     (d) For purposes of any determination under this Section 9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this paragraph (d) shall mean any entity which such person is or was serving at the request of the Company.

     (e) Notwithstanding the foregoing, any Indemnified Party may apply to any court of competent jurisdiction in the Commonwealth of Massachusetts for indemnification to the extent otherwise permissible under paragraph (a) above by reason of the fact that he has met the applicable standard of conduct. If successful, in whole or in part, the Indemnified Party seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     (f) Expenses incurred by an Indemnified Party in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 9.

     (g) The indemnification and advancement of expenses in this Section 9 shall not be deemed exclusive of any other rights which may apply, it being the policy of the Company that indemnification of the persons specified in paragraph (a) above shall be made to the fullest extent permitted by law. The provisions of this Section 9 shall not preclude the indemnification of any person who is not specified herein but whom the Company has the power or obligation to indemnify under the Act, or otherwise.

     (h) The indemnification and advancement of expenses provided by this
Section 9 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of an Indemnified Party.

     10. Confidentiality. Each of the parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively

"Agents") to hold, in confidence, all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such party by or on behalf of any other party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party or (c) acquired by such party on a nonconfidential basis from sources not known by such party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 10, each party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement so long as such Agents are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each party to hold any such information in confidence shall be satisfied if such party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its reasonable, good faith efforts to cause its respective Agents and lenders to destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party hereto in connection with this Agreement that are subject to such confidence.

     11. Termination.

     (a) Either party may terminate this Agreement in the event of a Default (as hereinafter defined) by the other (unless such default is caused by the party seeking to terminate this Agreement), provided that the non-defaulting party so advises the defaulting party in writing of the event of Default and the defaulting party has not cured, nor commenced the diligent pursuit of the cure of, the Default within 60 days after written notice thereof is received. Except as otherwise provided by this Agreement, such termination shall be effective upon the expiration of the 60 day period immediately following receipt of notice of Default by the defaulting party.

     (b) Termination regardless of cause or nature shall be without prejudice to any other rights or remedies of the parties and shall be without liability for any loss or damage occasioned thereby. Termination of this Agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination.

     (c) The term "Default" is defined to include: (i) the initiation of bankruptcy or receivership proceedings with respect to a party (which are not dismissed within 60 days), execution of a general assignment for the benefit of creditors or any other transfer or assignment of a similar nature or otherwise seeking relief under any applicable bankruptcy reorganization, moratorium or similar debtor relief laws (it being understood that the execution of any third-party financing agreements shall not constitute a Default hereunder) or (ii) a material breach of any of the other terms or conditions hereof.

     12. General

     (a) Amendment. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto.

     (b) Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may be assigned by RCN Operating to any of its Affiliates so long as RCN Operating remains bound by for the obligations hereunder. This Agreement may not be assigned by the Company.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts-of-laws principles.

     (d) Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     (e) Notices. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 12(e).

     If to RCN Operating:

     c/o RCN Telecom Services, Inc.
     419 Boylston Street
     Boston, Massachusetts 02199
     Fax: (617) 267-3499
     Attention: General Manager

     and

     C-TEC Corporation
     105 Carnegie Center
     Princeton, New Jersey 08540
     Fax: (609) 734-0974 and (609) 734-3830
     Attention: Michael J. Mahoney and Raymond B. Ostroski, Esq.

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Fax: (212) 735-2000
     Attention: Stephen M Banker, Esq.

     If to BecoCom:

     800 Boylston Street
     Boston, Massachusetts 02199
     Fax: (617) 424-2733
     Attention: Richard S. Hahn, Vice President
     Neven Rabadjija, Esq., Assistant General Counsel

     with a copy to:

     Davis, Malm & D'Agostine, P.C.
     One Boston Place
     Boston, Massachusetts 02108
     Fax: (617) 227-3732
     Attention: Andrew B. White, Esq.

     If to the Company:
     RCN-BecoCom, LLC
     419 Boylston Street
     Boston, Massachusetts 02199
     Fax: (617) 267-3499
     Attention: General Manager

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt, (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

     (f) Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.


     (g) Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement, at law or in equity.

     (h) Interpretation. In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.


     (i) Enforcement. In the event of any material breach of this Agreement by RCN Operating, BecoCom shall have the authority, acting as agent for the Company, to enforce this Agreement against RCN Operating.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        RCN OPERATING SERVICES, INC.


                                        By   /s/  Michael J. Mahoney
                                             ----------------------------------
                                             Name:  Michael J. Mahoney
                                             Title: President



                                        RCN-BECOCOM, LLC


                                        By   /s/  Michael A. Adams
                                             ----------------------------------
                                        Name:  Michael A. Adams
                                        Title: President of Technology &
                                               Strategic Development



                                        BECOCOM, INC.


                                        By   /s/  Richard A. Hahn
                                             ----------------------------------
                                        Name:  Richard A. Hahn
                                        Title: President

                               EXCHANGE AGREEMENT


     EXCHANGE AGREEMENT dated as of the 17th day of June, 1997, by and between C-TEC CORPORATION, a Delaware corporation ("C-TEC"), and BECOCOM, INC., a Massachusetts corporation ("BecoCom").

                                   WITNESSETH:

     WHEREAS, RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation and indirect wholly-owned subsidiary of C-Tec ("RCN-MA"), and BecoCom have on the date hereof entered into that certain Amended and Restated Operating Agreement (the "Operating Agreement") of RCN-BETG, LLC, a Massachusetts limited liability company (the "Company"), which Operating Agreement sets forth the terms and conditions that will govern the operation of the Company and the relationship of RCN-MA and BecoCom as the members thereof;

     WHEREAS, C-Tec intends to consummate a tax-free corporate reorganization under Section 355 of the Code (the "C-Tec Reorganization"), pursuant to which, among other things, all of the issued and outstanding shares of capital stock of RCN Corporation, a Delaware corporation ("New RCN"), shall be distributed on a pro rata basis to the then existing C-Tec stockholders (the "C-Tec Stockholders"); and

     WHEREAS, the parties have agreed that BecoCom shall have the right to exchange all or a portion of its investment in the Company into equity of RCN or C-Tec, and shall have certain other rights in connection therewith, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.

     (a) As used in this Agreement, the following capitalized terms shall have the following meanings:


     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with, such Person.

     "BecoCom Total Investment" means, as of any date of determination, the aggregate dollar amount of all cash capital contributions, and the Agreed Value of all non-cash capital contributions, made by BecoCom to the Company at any time.

     "BecoCom 1997 Appraised Value" means, as of the date of determination, the product obtained by multiplying (i) the BecoCom 1997 Percentage, by (ii) the then Company Appraised Value.

     "BecoCom 1997 Cash Investment" means the aggregate dollar amount of cash capital contributions made by BecoCom to the Company through December 31, 1997.

     "BecoCom 1997 Exchange Amount" means an amount determined by BecoCom, up to the amount of the BecoCom 1997 Cash Investment which, pursuant to the terms of this Agreement, BecoCom elects, as the case may be, either to (i) exchange for Registrable Securities, or (ii) require New RCN or C-Tec to purchase.

     "BecoCom 1997 Non-Cash Investment" means the Agreed Value, of all non-cash contributions made by BecoCom to the Company through December 31, 1997.

     "BecoCom 1997 Percentage" means, as of the date of determination, a percentage of to Membership Interest of BecoCom determined by dividing (i) the BecoCom 1997 Exchange Amount, by (ii) the aggregate of (A) the BecoCom 1997 Total Investment, and (B) the RCN-MA 1997 Total Investment.

     "BecoCom 1997 Total Investment" means to aggregate of (i) to BecoCom 1997 Cash Investment, and (ii) the BecoCom 1997 Non-Cash Investment.

     "BecoCom Post-1997 Appraised Value" means, as of any date of determination, the product obtained by multiplying (i) the BecoCom Post-1997 Percentage, by
(ii) the then Company Appraised Value.

     "BecoCom Post-1997 Exchange Amount" means an amount determined by BecoCom, up to the BecoCom Post-1997 Total Investment which, pursuant to the terms of this Agreement, BecoCom elects as the case may be, either to (i) exchange for Registrable Securities, or (ii) require New RCN or C-Tec to purchase.

     "BecoCom Post-1997 Percentage" means, as of any date of determination, a percentage of the Membership Interest of BecoCom determined by dividing (i) the applicable BecoCom Post-1997 Exchange Amount, by (ii) the aggregate of (A) the BecoCom Post-1997 Total Investment and (B) the RCN-MA Total Investment.

     "BecoCom Post-1997 Total Investment" means, as of any date of determination, the aggregate dollar amount of all cash capital contributions, and the Agreed Value of all non-cash capital contributions, made by BecoCom to the Company at any time, determined after deducting therefrom (i) the BecoCom 1997 Exchange Amount, to the extent actually exchanged, (ii) any prior BecoCom Post-1997 Exchange Amount, to the extent actually exchanged, and (iii) the dollar amount or Agreed Value of any capital contributions attributable to portions of a Membership Interest previously disposed of by BecoCom (other than the BecoCom 1997 Exchange Amount and any prior BecoCom Post-1997 Exchange Amount).

     "C-Tec Registrable Securities" means (i) the shares of C-Tec Stock issued or issuable to BecoCom upon exchange by BecoCom of all or a portion of the BecoCom 1997 Percentage or any BecoCom Post-1997 Percentage pursuant to Sections 2(c) or 2(d) hereof, and (ii) any securities issued or issuable with respect to the securities referred to in the foregoing clause (i) by way of replacement, stock dividend or stock split, or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other similar corporate event

     "C-Tec Stock" means the class or series of publicly-traded C-Tec capital stock owned by the C-Tec Stockholders as of the date hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and to rules and regulations promulgated thereunder from time to time.

     "Commission" means the Securities and Exchange Commission or any other successor Federal agency then administering the Securities Act and the Exchange Act.

     "Company Appraised Value" means, as of the date of any Notice furnished by BecoCom under Sections 2 or 3 hereof, the value of the Company determined in accordance with the provisions of Section 4 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in force, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "IRS" means the Internal Revenue Service.

     "IRS Restrictions" means any restrictions under Section 355 of the Code, or the regulations, rulings, revenue procedures or other pronouncements relating thereto, and any representations or other statements made to the IRS in connection with obtaining a private letter ruling (the "Ruling") with respect to the C-Tec Reorganization which may restrict the amount of New RCN Registrable Securities which may be issued, without giving rise to the possibility of a revocation of any aspect of the Ruling, to BecoCom pursuant to Sections 2(a) and 2(b) hereof.

     "New RCN Registrable Securities" means (i) the shares of New RCN Stock issued or issuable to BecoCom upon exchange by BecoCom of all or a portion of the BecoCom 1997 Percentage or any BecoCom Post-1997 Percentage pursuant to Sections 2(a) or 2(b) hereto which securities shall be of the same class of securities of New RCN issued to the C-Tec Stockholders, including Kiewit Telecom Holdings, Inc., and (ii) any securities issued or issuable with respect to the securities referred to in the foregoing clause (i) by way of replacement, stock dividend or stock split, or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other similar corporate event.

     "New RCN Stock" means the securities of New RCN issued to the C-Tec Stockholders pursuant to the C-Tec Reorganization.

     "Notice" means any of the following, as applicable: (i) the 1997 New RCN Exchange Notice under Section 2(a) hereof (in the case of BecoCom electing to determine the number of New RCN Registrable Securities to be issued to it under said Section 2(a) in accordance with clause (ii) thereof), (ii) any Post-1997 New RCN Exchange Notice under Section 2(b) hereof, (iii) the 1997 C-Tec Exchange Notice under Section 2(c) hereof (in the case of BecoCom electing to determine the number of C-Tec Registrable Securities to be issued to it under said Section 2(c) in accordance with clause (ii) thereof, (iv) my Post-1997 C-Tec Exchange Notice under Section 2(d) hereof, (v) a New RCN Put Notice under Section 3(a) hereof, or (vi) the C-Tec Put Notice under Section 3(b) hereof.

     "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust, estate or other entity.

     "RCN-MA Total Investment" means, as of any date of the aggregate dollar amount of all cash contributions, and the Agreed Value of all non-cash contributions made by RCN-MA to the Company at any time.

     "RCN-MA 1997 Total Investment" means the aggregate dollar amount of all cash contributions, and the Agreed Value of all non-cash contributions, made by RCN-MA to the Company through December 31, 1997.

     "Registrable Securities" means the C-Tec Registrable Securities or the New RCN Registrable Securities, as the case may be.

     "Registrant" means either of C-Tec or, after the consummation of the C-Tec reorganization, New RCN, as the case may be, effecting the registration of such Registrable Securities designated by BecoCom pursuant to Section 5 hereof.

     "Related Securities" means any securities similar or identical to any of the Registrable Securities, including, without limitation, all options, warrants, rights and other securities convertible into, or exchangeable or convertible for, Registrable Securities.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute then in force and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

     "Securities Holders" means the holders of securities of New RCN or C-Tec, other than BecoCom.

     (b) All capitalized terms otherwise used herein without definition shall have the meanings ascribed to such terms in the Operating Agreement.

2.  Exchange Rights.

     (a) Exchange of BecoCom 1997 Percentage to New RCN Registrable Securities. In the event that the C-Tec Reorganization is consummated, BecoCom shall have the right to sell to New RCN, at the time hereinafter provided, all or any portion of the BecoCom 1997 Percentage, in exchange for such number of New RCN Registrable Securities determined as hereinafter provided (such sale being referred to herein as the "1997 New RCN Exchange"). Subject to any limitations on account of the IRS Restrictions, the number of New RCN Registrable Securities to be issued to BecoCom in exchange for the BecoCom 1997 Percentage being exchanged pursuant to this Section 2(a) shall be determined, at BecoCom's option (which option shall be selected by BecoCom in the 1997 New RCN Exchange Notice (as hereinafter defined)), by dividing either (i)(A) the BecoCom 1997 Exchange Amount, by (B) ninety-five percent (95%) of the average closing trading price of the New RCN Stock during the initial ninety (90) day trading period (the "Initial Trading Period") of such stock, or (ii)(A) the BecoCom 1997 Appraised Value, by (B) the closing trading price of the New RCN Stock on the date of the 1997 New RCN Exchange Notice. If BecoCom elects to consummate the 1997 New RCN Exchange, it shall furnish written notice thereof (the "1997 New RCN Exchange Notice") to New RCN at any time within the thirty (30) day period immediately following the end of the Initial Trading Period, and the closing of the 1997 New RCN Exchange shall occur at the principal offices of the Company, (x) in the case of BecoCom electing to determine the number of New RCN Registrable Securities to be issued to it in accordance with clause (i) of this Section 2(a), within ten (10) days after the date of the 1997 New RCN Exchange Notice and (y) in the case of BecoCom electing to determine the number of New RCN Registrable Securities to be issued to it in accordance with clause (ii) of this
Section 2(a), within ten (10) days after the determination of the Company Appraised Value to be utilized in the determination of the BecoCom 1997 Appraised Value; provided, however, that notwithstanding the foregoing, in no event shall such closing occur prior to December 31, 1997. At the closing of the 1997 New RCN Exchange, New RCN shall issue BecoCom one or more stock certificates representing the New RCN Registrable Securities to be issued to BecoCom pursuant to this Section 2(a), and BecoCom shall execute and deliver to New RCN all such documents necessary to evidence the exchange of the BecoCom 1997 Percentage pursuant to this Section 2(a).

     (b) Exchange of BecoCom Post-1997 Percentage to New RCN Registrable Securities. In the event that the C-Tec Reorganization is consummated, BecoCom shall have the right to sell to New RCN from time to time, at the times hereinafter provided, any BecoCom Post-1997 Percentage, in exchange for such number of New RCN Registrable Securities determined as hereinafter provided (any such sale being referred to herein as a "Post-1997 New RCN Exchange"); provided, however, that any BecoCom Post-1997 Percentage to be exchanged pursuant to this
Section 2(b) must utilize, in the determination thereof, a minimum BecoCom Post-1997 Exchange Amount of the lesser of (i) $50,000,000, or (ii) the then BecoCom Post-1997 Total Investment; provided, however, that notwithstanding the foregoing, in all instances BecoCom shall be permitted to retain in the

Company and not exchange $1 of the BecoCom Post-1997 Total Investment. Subject to any limitations on account of the IRS Restrictions, the number of New RCN Registrable Securities to be issued to BecoCom in exchange for any BecoCom Post-1997 Percentage being exchanged pursuant to this Section 2(b) shall be determined by dividing (A) the BecoCom Post-1997 Appraised Value, by (B) the average closing trading price of the New RCN Stock during the ninety (90) day period immediately following the date of the applicable Post-1997 New RCN Exchange Notice (as hereinafter defined) furnished by BecoCom to New RCN in connection therewith. If BecoCom elects to consummate a Post-1997 New RCN Exchange, it shall only be permitted to do so once during the twenty-four (24) month period immediately following the date of the consummation of the C-Tec Reorganization, and once during each successive twenty-four (24) month period thereafter (each such twenty-four (24) month period being referred to herein as a "Post-1997 New RCN Exchange Period"). BecoCom shall furnish written notice of any such election (a "Post-1997 New RCN Exchange Notice") to New RCN at any time within a Post-1997 New RCN Exchange Period, and the closing of the Post-1997 New RCN Exchange relating thereto shall occur at the principal offices of the Company within ten (10) days after the determination of the Company Appraised Value to be utilized in the determination of the BecoCom Post-1997 Appraised Value. At the closing of any Post-1997 New RCN Exchange, New RCN shall issue BecoCom one or more stock certificates representing the New RCN Registrable Securities to be issued to BecoCom pursuant this Section 2(b), and BecoCom shall execute and deliver to New RCN all such documents necessary to evidence the exchange of such BecoCom Post-1997 Percentage pursuant to this Section 2(b).

     (c) Exchange of BecoCom 1997 Percentage to C-Tec Registrable Securities. In the event that the C-Tec Reorganization is not consummated by June 30, 1998 (the "C-Tec Reorganization Termination Date"), BecoCom shall have the right to sell to C-Tec, at the time hereinafter provided, all or any portion of the BecoCom 1997 Percentage, in exchange for such number of C-Tec Registrable Securities determined as hereinafter provided (such sale being referred to herein as the "1997 C-Tec Exchange). The number of C-Tec Registrable Securities to be issued to BecoCom in exchange for the portion of the BecoCom 1997 Percentage being exchanged pursuant to this Section 2(c) shall be determined, at BecoCom's option (which option shall be selected by BecoCom in the 1997 C-Tec Exchange Notice (as hereinafter defined)), by dividing either (i)(A) the BecoCom 1997 Exchange Amount, by (B) ninety-five percent (95%) of the average closing trading price of the C-Tec Stock during the ninety (90) day trading period immediately following the C-Tec Reorganization Termination Date, or (ii)(A) the BecoCom 1997 Appraised Value, by (B) the closing trading price of the C-Tec stock on the date of the 1997 C-Tec Exchange Notice. If BecoCom elects to consummate to 1997 C-Tec Exchange, it shall furnish written notice thereof (the "1997 C-Tec Exchange Notice") to C-Tec at any time within the thirty (30) day period immediately following the C-Tec Reorganization Termination Date and the closing of the 1997 C-Tec Exchange shall occur at to principal offices of the Company (x) in the case of BecoCom electing to determine the number of C-Tec Registrable Securities to be issued to it in accordance with clause (i) of this Section 2(c), within ten (10) days after the date of the 1997 C-Tec Exchange Notice, and (y) in the case of BecoCom electing to determine the number of C-Tec Registrable Securities to be issued to it in accordance with clause (ii) of this Section 2(c), within ten (10) days after the determination of the Company Appraised Value to be utilized in the determination of the BecoCom 1997 Appraised Value. At the closing of the 1997 C-Tec Exchange, C-Tec shall issue BecoCom one or more stock certificates representing the C-Tec Registrable Securities to be issued to BecoCom pursuant to this Section 2(c), and BecoCom shall execute and deliver to C-Tec all such documents necessary to evidence the exchange of the BecoCom 1997 Percentage pursuant to this Section 2(c).

     (d) Exchange of BecoCom Post-1997 Percentage to C-Tec Registrable Securities. In the event that the C-Tec Reorganization is not consummated by the C-Tec Reorganization Termination Date, BecoCom shall have the right to sell to C-Tec from time to time, at the times hereinafter provided, any BecoCom Post-1997 Percentage, in exchange for such number of C-Tec Registrable Securities determined as hereinafter provided (any such sale being referred herein as a "Post-1997 C-Tec Exchange"); provided, however, that any BecoCom Post-1997 Percentage to be exchanged pursuant to this Section 2(d) must utilize, in the determination thereof, a minimum BecoCom Post-1997 Exchange Amount of the lesser of (i) $50,000,000, or (ii) the then BECOCOM Post-1997 Total Investment; provided, however, that notwithstanding the foregoing, in all instances BecoCom shall be permitted to retain in the Company and not exchange $1 of the BecoCom Post-1997 Total Investment. The number of C-Tec Registrable Securities to be issued to BecoCom in exchange for any BecoCom Post-1997 Percentage being exchanged pursuant to this Section 2(d) shall be determined by dividing (A) the BecoCom Post-1997 Appraised Value, by (B) the average closing trading price of the C-Tec Stock during the ninety (90) day period immediately following the date of the applicable Post-1997 C-Tec Exchange Notice (as hereinafter defined) furnished by BecoCom to C-Tec in connection therewith. If BecoCom elects to consummate a Post-1997 C-Tec Exchange, it shall only be permitted to do so once during the twenty-four (24) month period immediately following the C-Tec Reorganization Termination Date, and once during each successive twenty-four
(24) month period thereafter (each such twenty-four (24) month period being referred to herein as a "Post-1997 C-Tec Exchange Period"), BecoCom shall furnish written notice of any such election (a "Post-1997 C-Tec Exchange Notice") to C-Tec at any time within a Post-1997 C-Tec Exchange Period, and the closing of the Post-1997 C-Tec Exchange relating thereto shall occur at the principal offices of the Company within the (10) days after to date of the determination of the Company Appraised Value to be utilized in the determination of the BecoCom Post-1997 Appraised Value. At the closing of any Post-1997 C-Tec Exchange, C-Tec shall issue BecoCom one or more stock certificates representing the C-Tec Registrable Securities to be issued to BecoCom pursuant to this
Section 2(d), and BecoCom shall execute and deliver to C-Tec all such documents necessary to evidence the exchange of the BecoCom Post-1997 pursuant to this
Section 2(d).

(e)  Securities Act Issues:

          (i) Prior to the issuance to BecoCom of any Registrable Securities, BecoCom shall deliver to the issuer of such securities a certificate, in which BecoCom represents and warrants to the issuer as follows:

               (A) In evaluating the suitability of an investment in New RCN or C-Tec, as the case may be, BecoCom has not relied upon any oral or written representations or other information from New RCN or C-Tec, as the case may be, or any agent or representative of New RCN or C-Tec, as the case may be, except as set forth herein.

               (B) BecoCom or its advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of New RCN or C-Tec, as the case may be, except as set forth herein.

               (C) BecoCom acknowledges that it has had access to the same kind of information that would be available in a registration statement filed by New RCN or C-Tec, as the case may be, under the Securities Act.

               (D) BecoCom or its advisors, as the case may be, have such knowledge and experience in financial, tax and business matters so as to enable BecoCom to utilize the information made available to BecoCom in connection with the Registrable Securities to evaluate the merits and risks of an investment in the Registration Securities and to make an informed investment decision with respect thereto. BecoCom recognizes that investment in the Registrable Securities involves substantial risks, including loss of the entire amount of such investment.

               (E) BecoCom represents that it is purchasing the Registrable Securities for its own account for investment and not with a view to resale or distribute except in compliance with the Securities Act. BecoCom will not sell or otherwise transfer the Registrable Securities without registration under the Securities Act or the applicable state securities laws or an exemption therefrom. BecoCom acknowledges that Registrable Securities have not been registered under the Securities Act or securities laws of any state, and that its purchase of Registrable Securities is being made in reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering.

               (F) BecoCom is qualified a an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities An ("Accredited Investor").

          (ii) Each certificate representing shares of Registrable Securities shall bear substantially the following legend:

     THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF THE AMENDED AND RESTATED OPERATING AGREEMENT, DATED AS OF JUNE 17, 1997, BY AND BETWEEN BECOCOM, INC., AND RCN TELECOM SERVICES OF MASSACHUSETTS, INC., AND THE EXCHANGE AGREEMENT, DATED AS OF JUNE 17, 1997, BY AND BETWEEN C-TEC CORPORATION AND BECOCOM, INC. COPIES OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE ISSUER.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.

     (f) Reservation of Registrable Securities. Each of C-Tec and, after the consummation of the C-Tec Reorganization, New RCN, shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the exchange of the BecoCom 1997 Percentage and any BecoCom Post-1997 Percentage, such number of Registrable Securities as shall from time to time be sufficient to effect the exchange of the BecoCom 1997 Percentage and any BecoCom Post-1997 Percentage, and if at any time the number of authorized but unissued shares of capital stock of the same class as the Registrable Securities shall not be sufficient to effect the exchanges as aforesaid, C-Tec or New RCN, as the case may be, shall take such corporate action, as may be necessary to increase such authorized but unissued shares of capital stock to such number of shares, as shall be sufficient for such purpose. C-Tec hereby represents, warrants and confirms to BecoCom that in the event that the C-Tec Reorganization is consummated, C-Tec estimates in good faith that after giving effect to the IRS Restrictions, New RCN shall be permitted to issue to BecoCom, in connection with the exchanges hereinabove described, no less than 3,500,000 New RCN Registrable Securities, or approximately ten percent (10%) of the shares of New RCN Stock to be issued and outstanding based upon the capital structure of New RCN which on the date hereof is contemplated as of the consummation of the C-Tec Reorganization, and determined after giving further effect to (i) the shares of New RCN Stock issuable upon the exercise of all employee stock options issued or issuable pursuant to all New RCN employee stock option or similar plans, and (ii) the shares of New RCN Stock which may be issued to a New RCN employee stock ownership plan formed in connection with the C-Tec Reorganization (which number of New RCN Registrable Securities to be issued to BecoCom as aforesaid may be equitably adjusted for any stock dividend, stock split, combination, reorganization, recapitalization or other similar event affecting the New RCN Stock).

     (g) Effect of Exchange. Any exchange by BecoCom of the BecoCom 1997 Percentage or any BecoCom Post-1997 Percentage pursuant to this Section 2 shall affect the Sharing Ratios and Investment Percentages as provided in the Operating Agreement.

3.  Put Rights.

     (a) To New RCN. In the event that BecoCom is unable to exchange for New RCN Registrable Securities any portion of the BecoCom 1997 Percentage or any BecoCom Post-1997 Percentage pursuant to Sections 2(a) or 2(b) hereof on account of the IRS Restrictions, BecoCom shall have the right to require New RCN to purchase any such portion which BecoCom is unable to so exchange (herein, an "IRS Restricted BecoCom Percentage"), for a purchase price determined as hereinafter provided. The purchase price to be paid by New RCN to BecoCom for any IRS Restricted BecoCom Percentage shall equal, (i) as to such portion of such IRS Restricted BecoCom Percentage being comprised of a portion of the BecoCom 1997 Percentage, the BecoCom 1997 Appraised Value, and (ii) as to such portion of such IRS Restricted BecoCom Percentage being comprised of a portion of any BecoCom Post-1997 Percentage, the BecoCom Post-1997 Appraised Value. If BecoCom elects to require New RCN to purchase any IRS Restricted BecoCom Percentage, it shall furnish written notice thereof (a "New RCN Put Notice") to New RCN within fifteen (15) days after BecoCom is notified in writing by New RCN that it will be unable to exchange for New RCN Registrable Securities such IRS Restricted BecoCom Percentage (which notification shall be accompanied by a detailed calculation by New RCN showing the number of New RCN Registrable Securities to which BecoCom is then entitled), and the closing of the purchase and sale of such IRS Restricted BecoCom Percentage shall occur at the principal offices of the Company on a date specified by New RCN within the one hundred eighty (180) day period immediately following the date of the applicable New RCN Put Notice (but in no event later than the last day of such one hundred eighty (180) day period). New RCN shall also furnish to BecoCom such additional material and information as BecoCom shall reasonably request in order for BecoCom to verify New RCN's calculation as to the number of New RCN Registrable Securities to which BecoCom is then entitled. At the closing of the purchase and sale of any IRS Restricted BecoCom Percentage, New RCN shall pay the purchase price therefor in full by certified or bank check or wire transfer pursuant to wire instructions furnished by BecoCom to New RCN, and BecoCom shall execute and deliver to New RCN all such documents necessary to evidence the transfer of such IRS Restricted BecoCom Percentage.

     (b) To C-Tec. In the event that the C-Tec Reorganization is not consummated by the C-Tec Reorganization Termination Date, BecoCom shall have the one (1) time right, exercisable as hereinafter provided, in lieu of exchanging all or any portion of the BecoCom 1997 Percentage or any BecoCom Post-1997 Percentage to C-Tec Registrable Securities pursuant to Sections 2(c) or 2(d) hereof, to require C-Tec to purchase the aggregate of all of such portions which BecoCom has elected not to so exchange as of the furnishing of the C-Tec Put Notice (as hereinafter defined) (herein, the "Reorg Restricted BecoCom Percentage"), for a purchase price determined as hereinafter provided. The purchase price to be paid by C-Tec for the Reorg Restricted BecoCom Percentage shall equal in the aggregate, (i) as to such portion of the Reorg Restricted BecoCom Percentage being comprised of a portion of the BecoCom 1997 Percentage, the BecoCom 1997 Appraised Value, and (ii) as to such portion of the Reorg Restricted BecoCom Investment being comprised of the portion of any BecoCom Post-1997 Percentage, the BecoCom Post-1997 Appraised Value. If BecoCom elects to require C-Tec to purchase the Reorg Restricted BecoCom Percentage it shall furnished written notice thereof (the "C-Tec Put Notice") to C-Tec at any time within thirty (30) days following the C-Tec Reorganization Termination Date, and the closing of the purchase and sale of the Reorg Restricted BecoCom Percentage shall occur at the principal offices of the Company on a date specified by C-Tec within the one hundred eighty (180) day period immediately following the date of the C-Tec Put Notice (but in no event later than the last day of such one hundred eighty (180) day period). At the closing of the purchase and sale of the Reorg Restricted BecoCom Percentage, C-Tec shall pay the purchase price therefor in full by certified or bank check or wire transfer pursuant to wire instructions furnished by BecoCom to C-Tec, and BecoCom shall execute and deliver to C-Tec all such documents necessary to evidence the transfer of the Reorg Restricted BecoCom Percentage.

     4. Determination of Company Appraised Value. For purposes of Sections 2 and 3 hereof, the "Company Appraised Value" shall be determined in accordance with the following provisions of this Section 4:

          (a) Contemporaneously with the delivery by BecoCom of any Notice, BecoCom and New RCN or C-Tec, as the case may be, shall commence negotiations to attempt to agree on the fair market value of the Company as of the date of such Notice, which shall then be the "Company Appraised Value" for all purposes of this Agreement. If no such agreement is reached within ten (10) days, then the fair market value of the Company shall be determined as follows:

          (b) BecoCom, on the one hand, and C-Tec or New RCN, as the case may be, on the other hand (for purposes of this Section 4, to "Exchange Entity"), shall each designate by written notice to the other a firm of recognized national standing familiar with appraisal techniques applicable to the Company and assets of the type being evaluated to serve as an appraiser (an "Appraiser") pursuant this Section 4 (the firm designated by BecoCom being referred to herein as the "First Appraiser," and the firm designated by the Exchange Entity being referred to herein as the "Second Appraiser"), within fifteen (15) business days after the failure to reach agreement in accordance with the terms of Section 4(a) above. In the event that either Appraiser is not designated within the foregoing time period, the other Appraiser will serve as the only Appraiser, and its appraisal will be binding on BecoCom and the Exchange Entity for purposes of this Section 4.

     (c) Each Appraiser shall be directed to determine the fair market value of the Company as of the date of the applicable Notice. Each Appraiser shall also be directed to deliver a certificate (an "Appraiser's Certificate") setting forth such Appraiser's determination to the party who has not engaged such Appraiser on or before the thirtieth (30th) day after its respective designation, upon the conclusion of its evaluation, and each Appraiser Certificate once delivered may not be retracted or modified in any respect. In determining the fair market value of the Company, the Appraisers (i) shall include as assets of the Company all tangible and intangible assets owned by the Company, together with all such other assets utilized by the Company in the operation of its business, whether by lease, license or other arrangement with unrelated third parties or Affiliates of the Company, BecoCom or RCN-MA, (ii) shall value the Company as if it were a publicly-traded company, without any premium for control or discount for a minority interest, using the fully-distributed public market value, (iii) in the case of (A) an exchange by BecoCom pursuant to Sections 2(a) or 2(b) hereof, or (B) a put by BecoCom pursuant to Section 3(a) hereof, shall utilize the same valuation multiples which are used by financial analysts to value New RCN as of the date of the applicable Notice, so long as the businesses of New RCN and the Company are predominantly the same; provided, however, that in the event such businesses are not predominantly the same, (x) said valuation multiples shall be adjusted to reflect valuation multiples derived from publicly-traded companies in predominantly the same business as the Company, and (y) a discounted cash flow analysis may be utilized,* and (iv) in the case of (A) an exchange by BecoCom pursuant to Section 2 hereof, or (B) a put by BecoCom pursuant to Section 3 hereof, shall consult with the investment bankers of New RCN or C-Tec, as the case may be, to take into account the value of the Company as compared with the value of New RCN or C-Tec, as then case may be. The parties agree that, so long as New RCN is engaged predominantly in the provision to customers of the same services that the Company provides, together with maintaining its proportionate investment in Megacable S. A. de C. V., the business of New RCN shall be deemed to be predominantly the same as the business of the Company. Each Appraiser will keep confidential all information disclosed by the Company and BecoCom or the Exchange Entity, as the case may be, in the course of conducting its evaluation, and, to that end, will execute such customary documentation as either BecoCom or the Exchange Entity may reasonably request with respect to such confidentiality obligation. Each of BecoCom and the Exchange Entity shall cooperate in causing the Company to provide each Appraiser with such information within the Company's possession that may be reasonably requested in writing by such

*    (but only in such event)

     Appraiser for purposes of its evaluation hereunder. Each of BecoCom and the Exchange Entity shall have full access to each Appraiser's work papers. Each Appraiser will be directed to comply with the provisions of this
     Section 4, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 4 (and the definitions of capitalized terms used in this Section 4 that are defined elsewhere in this Agreement).

          (d) The Company Appraised Value shall be determined on the basis of the Appraiser's Certificates in accordance with the provisions of this
     Section 4(d). The higher of fair values set forth in the Appraiser's Certificates is hereinafter referred to as the "Higher Value," and the lower of such values is hereinafter referred to as the "Lower Value." If the Higher Value is more than 110% of the Lower Value, the Company Appraised Value of the Company will be the arithmetic average of the Higher Value and the Lower Value. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of Section 4(e) hereof and to Company Appraised Value of the Company will be determined in accordance with the provision of Section 4(f) hereof.

          (e) If the Higher Value is more than 110% of the Lower Value, within seven (7) days thereafter the First Appraiser and the Second Appraiser shall agree upon and jointly designate a third Appraiser (the "Third Appraiser"), by written notice to each of BecoCom and the Exchange Entity. If the First Appraiser and the Second Appraiser cannot agree upon a Third Appraiser within seven days, the Third Appraiser shall be chosen by the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with Rule 13 of the Commercial Arbitration Rules of the AAA. The First Appraiser and the Second Appraiser shall direct the Third Appraiser to determine the fair market value of the Company (the "Third Value") in accordance with the provisions of this Section 4, and to deliver to each of BecoCom and the Exchange Entity an Appraiser's Certificate on or before the thirtieth (30th) day after the designation of such Third Appraiser hereunder. The Third Appraiser will be directed so comply with the provisions of this Section 4, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section 4 (and the definitions of capitalized terms used in this Section 4 that are defined elsewhere in this Agreement).

          (f) Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Company Appraised Value of the Company will be determined as provided in this Section 4(f). The Company Appraised Value of the Company will be (i) the Lower Value, if the Third Value is less than the Lower Value, (ii) the Higher Value; if the Third Value is greater than the Higher Value, (iii) the arithmetic average of the Third Value and either the Higher Value or the Lower Value, (whichever is closer to the Third Value) if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (iv) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

          (g) Each of BecoCom and the Exchange Entity will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each of BecoCom and the Exchange Entity shall bear fifty percent (50%) of the cost of the Third Appraiser, if any; otherwise, the particular party whose Appraiser's determination of the fair market value of the Company is further away from the Third Value shall bear the entire costs of the Third Appraiser. Each of BecoCom and the Exchange Entity agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

          (h) To the fullest extent provided by law, the determination of the Company Appraised Value made pursuant to this Section 4 shall be final and binding on BecoCom and the Exchange Entity, and such determination shall not be appealable to or reviewable by any court or arbitrator; but judgment on such determination may be entered in any court having jurisdiction thereof.



     5.   Registration Rights.

          (a)  Demand Registration.

               (i) Upon the written request or BecoCom requesting that a Registrant effect the registration under the Securities Act of all or any portion of BecoCom's Registrable Securities and specifying the intended method of disposition thereof (a "Demand Registration"), but in no event more than twice throughout the effectiveness of this Agreement, the Registrant, subject to the provisions of this Section 5(a), shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Registrant has been so requested to register by BecoCom for disposition in accordance with the intended method of disposition stated in such request; provided, that the Registrant shall not be required to effect any registration of Registrable Securities pursuant to this Section 5(a) unless the number of shares of Registrable Securities requested to be registered by BecoCom is at least fifty percent (50%) of the Registrable Securities then held by BecoCom

               (ii) Any Demand Registration under this Section 5(a) shall be on such appropriate registration form of the Commission (A) as shall be selected by the Registrant, and (B) as shall permit the disposition of such Registrable Securities in accordance with the intended method of disposition specified in the request by BecoCom for such Demand Registration.

               (iii) A Demand Registration requested pursuant to this Section 5(a) shall not be deemed to have been effected (A) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after the Registrant has filed a registration statement with respect thereto solely by reason of BecoCom's refusal to proceed, shall be deemed to have been effected by the Registrant at the request of BecoCom unless BecoCom shall pay all expenses in connection with such registrant, (B) if, after it has become effective, such Demand Registration becomes subject to any stop order; injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by BecoCom.

               (iv) The Registrant shall be entitled to (A) postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 5(a), or (B) elect that the registration statement not be useable, in either case for a reasonable period of time, but not in excess of one hundred twenty (120) days in any twelve (12) month period (each such period, a "Blackout Period"), if the Registrant determines in good faith that the registration and distribution of Registrable Securities (or the use of the registration statement or related prospectus with respect thereto) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving the Registrant or any of its Affiliates, or would require premature disclosure thereof, and the Registrant promptly gives BecoCom written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay.

               (v) If any offering pursuant to a registration statement is an underwritten offering, the Registrant will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters shall be reasonably satisfactory to BecoCom; provided, that BecoCom shall be entitled to select one underwriter, which underwriter shall be reasonably satisfactory to the Registrant. The managing underwriter or underwriters selected by the registrant shall be deemed to be reasonably satisfactory to BecoCom unless BecoCom sends a written notice of objection to the Registrant within ten (10) days after receipt of written notice form the Registrant of the appointment of a managing underwriter or underwriters.

               (vi) If (A) during the effectiveness of this Agreement, the Registrant shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan, or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act) with respect to the Registrable Securities or Related Securities, and (B) with reasonable prior notice, the Registrant (in the case of a non-underwritten offering by the Registrant pursuant to such registration statement) advises BecoCom in writing that a public sale or distribution of Registrable Securities would adversely affect such offering, or the managing.

          underwriter or underwriters (in the case of an underwritten offering by the Registrant pursuant to such registration statement) advises the Registrant in writing (in which case the Registrant shall notify BecoCom in writing) that a public sale or distribution of Registrable Securities would adversely impact such offering BecoCom shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the ten (10) day period prior to, and during the one hundred twenty (120) day period beginning on, the effective date of such registration statement.

          (b) Piggyback Registration.

               (i) Whenever the Registrant proposes to register any securities under the Securities Act (other than pursuant to (A) a registration on Form 5-4 or any successor form, or (B) an offering of securities in connection with a employee benefit, share dividend, share ownership or dividend reinvestment plan), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Registrant will give prompt written notice to BecoCom of its intention to effect such a registration (a "Piggyback Notice") and, subject to the provisions of this Section 5(b), the Registrant will include in such registration all Registrable Securities to the extent BecoCom has provided written notice within ten (10) days after the date of receipt of the Piggyback Notice.

               (ii) If a Piggyback Registration is with respect to an underwritten primary registration on behalf of the Registrant (whether or not also on behalf of Securities Holders), and the managing underwriters advise the Registrant that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Registrant, the Registrant will include in such registration (A) first, the securities the Registrant proposes to sell, and (B) second, to the extent that the managing underwriters determine, the Registrable Securities and any other securities requested to be included in such registration, pro rata among BecoCom and the holders of such other securities on the basis of the number of shares requested for inclusion in such registration by each of them.

               (iii) If a Piggyback Registration is with respect to an underwritten secondary registration on behalf of Securities Holders other than BecoCom, and the managing underwriters advise the Registrant that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to such Securities Holders initially requesting such registration, the Registrant will include in such registration (A) first, the securities requested to be included in such registration by the Securities Holders with the right to demand such registration, if any, and (B) second, to the extent that the managing underwriters determine, the

          Registrable Securities and any other securities requested to be included in such Piggyback Registration, pro rata among BecoCom and the holders of such other securities on the basis of the number or shares requested for inclusion in such registration by each of them.

               (iv) The right of BecoCom to request registration or inclusion in any registration pursuant to this Section 5(b) shall terminate if all of the Registrable Securities may be sold by BecoCom under Rule 144 under the Securities Act during any ninety (90) day period.

               (v) In the case of an underwritten Piggyback Registration, the Registrant will have the exclusive right to select the managing underwriter or underwriters to administer the offering.

               (vi) BecoCom agrees not to seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

          (c) Conditions of Obligations to Register Registrable Securities. The obligations of the Registrant to register Registrable Securities hereunder are subject to the following conditions:

               (i) The Registrant shall not be required to include any Registrable Securities in any registration pursuant to Sections 5(a) and 5(b) hereof unless BecoCom accepts the terms of the underwriting as agreed upon between the Registrant and the underwriters selected by the Registrant.

               (ii) BecoCom shall cooperate with the Registrant in connection with the preparation of the registration statement relating to a Demand Registration or a Piggyback Registration (a "Registration Statement"), and for so long as the Registrant is obligated to file and keep effective the Registration Statement, shall provide to the Registrant, in writing, for use in the Registration Statement, all such information regarding BecoCom as the Registrant from time to time may reasonably request to prepare the Registration Statement and prospectus covering the Registrable Securities, to maintain the currency and effectiveness thereof, and otherwise to comply with all applicable requirements of law in connection therewith.

               (iii) During such time as BecoCom may be engaged in a distribution of the Registrable Securities, BecoCom shall comply with Rules lOb-6 and lOb-7 promulgated under the Exchange Act. In addition, in a Demand Registration or a Piggyback Registration, to the extent required by the Securities Act, BecoCom shall cause to be finished to each broker through whom the Registrable Securities may be offered, or to the offeree if an offer is not made through a broker, such copies of to prospectus covering the Registrable Securities and any amendment or supplement thereto, and documents incorporated by reference therein, as may be required by law, and shall not bid for or purchase any securities of the Registrant or attempt to induce any other Person to purchase any securities of the Registrant other than as permitted under the Exchange Act.

               (iv) BecoCom shall not, to the extent requested by the Registrant and an underwriter of an offering of common stock of the Registrant ("Common Shares") or Registrable Securities, sell or otherwise transfer or dispose of any Common Shares or Registrable Securities for the Stipulated Lock-Up Period (as hereinafter defined) following the effective date of a registration of Common Shares or Registrable Securities in which BecoCom was entitled to participate pursuant to Sections 5(a) or 5(b) hereof. In order to enforce the foregoing covenant, the Registrant may impose stop transfer instructions with respect to the Common Shares or Registrable Securities until the end of such period. As used herein, the term "Stipulated Lock-Up Period" means the shortest of (A) the minimum period of time any other Securities Holder participating in the registration is subject to such restrictions on the sale, transfer or disposition of Common Shares,
          (B) one hundred eighty (180) days or (C) such other time as the managing underwriter may reasonably specify.

          (d) Registration Procedures. Whenever BecoCom requests that any Registrable Securities be registered pursuant to this Agreement (a "Registration Request"), the Registrant will use its commercially reasonable efforts to effect the registration and facilitate the sale and distribution of all such Registrable Securities specified in such Registration Request in accordance with the intended method of disposition thereof; provided, that with respect to a Piggyback Registration, nothing in this Agreement shall prohibit the Registrant from determining in its sole discretion, at any time, not to file a Registration Statement or, if filed, to withdraw such registration or terminate the registration related thereto. Without limiting the foregoing, the Registrant will:

               (i) prepare and file with the Commission such amendments, post-effective amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for a period of forty-five (45) days from the date of effectiveness (unless otherwise required by the Securities Act), or until the Registrable Securities covered thereunder have been sold, whichever is earlier;

               (ii) furnish to BecoCom such number of copies of the Registration Statement, each amendment, post-effective amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), and such other documents as BecoCom may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by BecoCom;

               (iii) use its commercially reasonable efforts to register or quality such Registrable Securities under such other securities or blue sky laws of such jurisdictions as BecoCom reasonably requests, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable BecoCom to consummate the disposition in such jurisdictions of the Registrable Securities owned by BecoCom (provided that the Registrant will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d)(iii), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction (unless the Registrant is subject to service in such jurisdiction and except as may be required by the Securities Act), or
          (D) qualify such Registrable Securities in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction, or where such qualification would require the Registrant to register as a broker or dealer in such jurisdiction);

               (iv) promptly notify BecoCom, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading, and, at the request of BecoCom, the Registrant will promptly prepare and furnish BecoCom a supplement or amendment to such prospectus so that as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading;

               (v) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement and thereafter maintain such a transfer agent and registrar; and

               (vi) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Registrant will use its reasonable best efforts promptly to obtain the withdrawal of such order

BecoCom agrees that, upon receipt of any notice from the Registrant of the happening of any event of the kind described in Sections 5(d)(iv)) hereof or 5(d)(vi) hereof, BecoCom will forthwith discontinue disposition of the Registrable Securities pursuant to a Demand Registration or a Piggyback Registration, as the case may be, until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 5(d)(iv) hereof, or until the withdrawal of the stop order under Section 5(d)(vi) hereof.

          (e) Registration Expenses. The Registrant will pay all of its expenses an connection with the registration of Registrable Securities (including registration and filing fees, printing costs, listing fees and the fees and expenses of its counsel), and BecoCom shall pay all of its expenses in connection with the registration of Registrable Securities (including underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities pursuant to any Registration Statement, and the fees and expenses of its counsel).

          (f) Indemnification; Contribution

               (i) The Registrant will, to the extent permitted by law, indemnify, defend and hold harmless BecoCom, its officers, directors, stockholders, agents, employees and each Person who "controls" (within the meaning of the Securities Act) BecoCom, from and against any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of, any violation of the Securities Act, including, without limitation, any untrue or alleged untrue statement of material fact by the Registrant contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Registrant by BecoCom, or by BecoCom's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Registrant has furnished BecoCom with a sufficient number of copies of the same.

               (ii) In connection with any Registration Statement in which BecoCom is participating, BecoCom will furnish to the Registrant in writing such information relating to BecoCom as the Registrant reasonably requests for use in connection with any such Registration Statement or prospectus relating thereto, and will, to the extent permitted by applicable law, indemnify, defend and hold harmless the Registrant its officers, directors, stockholders, agents, employees and each Person who "controls" (within the meaning of the Securities
          Act) the Registrant, from and against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of, any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of, any violation of the Securities Act, including, without limitation, any untrue or alleged untrue statement of material fact by BecoCom contained in such Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by BecoCom expressly for such purpose.

               (iii) Any Person entitled to indemnification hereunder will (A) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim; permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Section 5(f) except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Such indemnifying party shall promptly give written notice of its intention to assume such defense to such indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim.

               (iv) The indemnification provided for in this Section 5(f) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party, and will survive the transfer of Registrable Securities. The Registrant also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Registrant's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to the Registrant on the one hand, and BecoCom on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding section. No Person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(f)(iv)), BecoCom shall not be required to contribute any amount in excess of the amount of the total price at which the Registrable Securities of BecoCom were offered to the public.

          (g) Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Registrant or the underwriters other than representations and warranties regarding such holder of Registrable Securities and such holder of Registrable Securities' intended method of distribution.

     6. Pre-emptive Rights. A Registrant shall, prior to any issuance by such Registrant, after the exchange by BecoCom of the BecoCom 1997 Percentage and/or any BecoCom Post 1997 Percentage into Registrable Securities of such
Registrant, of any of such Registrant's shares of capital stock of any class or series, or of any of its other securities (other than debt securities with no equity feature), offer to BecoCom by written notice (a "Pre-emptive Rights Notice") the right, for a period of thirty (30) days, to purchase BecoCom's pro rata share (based upon BecoCom's respective percentage of ownership of the issued and outstanding shares of capital stock of such Registrant, determined on a fully-diluted basis) of such securities proposed to be issued (the "Offered Securities"), for the equivalent cash purchase price or other consideration for which such Offered

Securities are to be issued; provided, however, that the pre-emptive rights of BecoCom set forth in this Section 6 shall not apply to shares of capital stock of such Registrant of any class or series, or any of such Registrant's other securities, issued:

               (a) as a stock dividend on shares of such Registrant's capital stock, or upon any subdivision of shares of such Registrant's capital stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of such capital stock;

               (b) solely in consideration for the acquisition (whether by merger, consolidation or otherwise) by such Registrant of all or substantially all of the stock or assets of any other Person;

               (c) pursuant to the closing of a firmly underwritten public offering of such Registrant pursuant to an effective Registration Statement; and

               (d) to such Registrant's directors, officers or employees pursuant to any qualified or non-qualified stock option plan or agreement, or stock purchase plan or agreement.

Each Pre-emptive Right Notice to BecoCom shall describe the Offered Securities proposed to be issued by the Registrant, and shall also specify price and payment terms, and any other material terms related thereto. BecoCom (or any Affiliate of BecoCom) may accept such Registrant's offer as to the full number of Offered Securities offered to BecoCom or any lesser number, by written notice thereof given by BecoCom to such Registrant prior to the expiration of the aforesaid thirty (30) day period, in which event such Registrant shall promptly sell and BecoCom shall promptly buy, upon the terms specified in such Pre-emptive Rights Notice, the number of Offered Securities agreed to be purchased by BecoCom. Such Registrant shall have the right, at any time during the ninety (90) days following the date of such Pre-emptive Rights Notice to BecoCom, to offer and sell, to any third party or parties, the Offered Securities not agreed by BecoCom to be purchased by it, at a price and on payment terms no less favorable to such Registrant than those specified in the Pre-emptive Rights Notice to BecoCom; provided, however, that if such third party sale or sales are not consummated within such ninety (90) day period, such Registrant shall not sell such Offered Securities as shall not have been so purchased without again complying with the provisions of this Section 6. Notwithstanding anything to the contrary set forth in this Section 6, the provisions of this Section 6 Shall apply only if, and to the extent that, the Registrant 6 grants similar rights to any of its other stockholders.

     7. Board of Directors. On the date of the consummation of the C-Tec Reorganization, C-Tec shall cause Thomas J. May, the current Chief Executive Officer of Boston Edison Company, the indirect corporate parent of BecoCom, to be elected to the initial Board of Directors of New RCN, provided he continues to hold such office at such date.

     8. Miscellaneous.

          (a) Adherence of New RCN to this Agreement. Contemporaneous with the consummation of the C-Tec Reorganization, C-Tec shall cause New RCN to become a party to this Agreement pursuant to a an instrument of adherence in form and substance satisfactory to BecoCom.

          (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of C-Tec and New RCN (as to New RCN, from and after the adherence of New RCN to this Agreement as provided in Section 8(a) hereof), on the one hand, and BecoCom, on the other hand.

          (c) Successors and Assigns. This Agreement awl the rights and obligations of the parties hereto may not be assigned by any of the parties hereto without the prior written consent of the other parties, except that the provisions of this Agreement may be assigned by BecoCom to any of its Affiliates in connection with any assignment by BecoCom of its membership interest in the Company pursuant to the Operating Agreement. Subject to the foregoing, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together shall constitute one and the same Agreement.

          (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to conflicts of law principles.

          (g) Notices. All notices, requests or other communications hereunder shall be deemed duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other addresses as such party may at any time, or from time to time, direct by notice given in accordance with this Section 8(g):

          If to C-Tec or New RCN:


          C-TEC Corporation
          105 Carnegie Center
          Princeton, New Jersey 08540
          Fax:    (609) 734-0974 and (609) 734-3830
          Attention:    Michael J. Mahoney and Raymond B. Ostroski, Esq.

          with a copy to:

          Skadden, Arps, Slate, Meagher & Float LLP
          919 Third Avenue
          New York, New York 10022
          Fax:   (212) 735-2000
          Attention: Stephen M. Banker, Esq.

          If to BecoCom:

          c/o Boston Edison Company
          800 Boylston Street
          Boston, Massachusetts 02199
          Fax:    (617) 424-2733
          Attention:      Richard S. Hahn, Vice President
                          Neven Rabadjija, Esq., Assistant General Counsel

          with a copy to:

          Davis, Malm & D'Agostine, P.C.
          One Boston Place
          Boston, Massachusetts 02108
          Fax:    (617)227-3732
          Attention: Andrew B. White, Esq.

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt, (ii) three (3) business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who Guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to courier or (iv) the day actually telecopied.

     (h) Not Construed Against Drafter. This Agreement has been negotiated and prepared by each of C-Tec and BecoCom, and if my provision of this Agreement requires judicial interpretation, to court interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against the party who prepared the document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.


                                               C-TEC CORPORATION

                                               By: /s/ Michael J. Mahoney
                                                  ---------------------------

                                               Name: Michael J. Mahoney
                                                    -------------------------
                                               Title: President
                                                     ------------------------

                                               BECOCOM, INC.

                                               By: /s/ Richard S. Hahn
                                                  ---------------------------

                                               Name: Richard S. Hahn
                                                    -------------------------
                                               Title: President
                                                     ------------------------

                 JOINT INVESTMENT AND NON-COMPETITION AGREEMENT

     THIS JOINT INVESTMENT AND NON-COMPETITION AGREEMENT (this "Agreement") is made as of this 17th day of June, 1997 by and among RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation ("RCN-Sub"), BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company (the "Company").

     WHEREAS, RCN-Sub and BecoCom have entered into that certain Amended and Restated Operating Agreement of the Company of even date herewith (the "Operating Agreement"), setting forth the terms and conditions that will govern the operation of the Company; and

     WHEREAS, Boston Edison Company, a Massachusetts corporation ("BECO"), and CTec Corporation, a Delaware corporation and indirect corporate parent of RCN-Sub ("C-Tec"), have each executed instruments of adherence with respect to certain provisions hereof; and

     WHEREAS, RCN-Sub and BecoCom wish to establish the relationship to exist between them with respect to any markets in New England (but outside the Relevant Market) in which the Company develops a business which would (i) create, own and operate a communications network and (ii) provide voice, video, data, other communications services and the communications support component of energy-related customer services (collectively, the "Services"); and

     WHEREAS, RCN-Sub, BecoCom and the Company wish to establish the exclusivity of the Company for the provision of Services in the Relevant Market; and

     WHEREAS, terms not defined herein shall have the meaning given to them in the Operating Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Additional Markets Entered by RCN-Sub.

          (a) If RCN-Sub or any Affiliate of RCN-Sub (each, an "RCN Entity") provides, or proposes to provide, Services in any market in Maine, New Hampshire, Vermont, Massachusetts (but outside the Relevant Market), Rhode Island or Connecticut through an Entity in which an electric utility company (an "Electric Utility Company") or any Affiliate of an Electric Utility Company is a joint venturer or participant with an RCN Entity (the "New

     Business"), the RCN Entity shall use its best efforts to offer BecoCom, or to cause BecoCom to be offered, the opportunity to acquire an equity interest in the New Business. Such offer shall be set forth in writing delivered by the RCN Entity to BecoCom, describing the New Business, and the economic basis on which the New Business will be developed. Within 30 days following receipt of such offer, BecoCom may notify the RCN Entity of its election to acquire an equity interest in the New Business, and specifying a percentage (but not greater than 20%) that it wishes to acquire in the New Business. Failure to deliver such notice shall be deemed an election not to acquire an interest in the New Business.

          (b) Upon the RCN Entity's receipt of BecoCom's notice as aforesaid, the RCN Entity and BecoCom shall commence good faith negotiations to establish the terms of BecoCom's investment in the particular New Business on the same economic terms as those of the RCN Entity, taking into account non-cash contributions by the RCN Entity, and BecoCom's investment shall be conditioned on the execution of a definitive agreement setting forth such terms, subject to the following:

               (i) BecoCom will execute a voting agreement with the RCN Entity in which BecoCom will agree to vote its equity interest in the New Business on all operational or governance matters as directed by the RCN Entity, except for any matter which materially adversely affects BecoCom (it being agreed that a material adverse effect on the New Business does not of itself constitute a material adverse effect on BecoCom);

               (ii) unless otherwise agreed, the New Business shall be established through a legal entity separate from the Company and shall operate independently from the Company, provided that the RCN Entity and BecoCom and personnel of the RCN Entity and BecoCom may provide services to both the Company and the New Business, so long as the provision of such services does not impair the ability of the RCN Entity or BecoCom and their respective personnel to fulfill their obligations to the Company under the Operating Agreement and the other Basic Agreements; and

               (iii) BecoCom's opportunity to acquire an interest in the New Business shall be subject to the Electric Utility Company involved in the New Business not objecting to BecoCom's involvement in the New Business provided, however, that the RCN Entity shall (A) act in good faith and use its best efforts to overcome any such objection, (B) consult with BecoCom with respect to strategy as to how to overcome any such objection and (C) keep BecoCom advised as to the progress of such negotiations.

          (c) This Section 1 shall terminate upon (i) the latest to occur of (A) 5 years from the date hereof or, (B) 2 years after the Investment Percentage of RCN-Sub or any Affiliate of RCN-Sub in the Company becoming less than 33 1/3% or (ii) the Investment

     Percentage of BecoCom or any Affiliate of BecoCom in the Company becoming less than 33 1/3%.

     2.   Non-Competition and Non-Solicitation.

          (a) Neither (i) BecoCom or any of its Affiliates nor (ii) RCN-Sub or any of its Affiliates shall, without the prior written consent of the other, directly or indirectly own, operate, manage, be employed by, be an agent of, act as a consultant for, financially support, or have a proprietary interest in, any enterprise or business which provides Services in the Relevant Market except for activities currently engaged in by BecoCom or its Affiliates, as set forth in Schedule 2A hereto.

          (b) Each of BecoCom and RCN-Sub shall cause their respective Affiliates to comply with the provisions of this Section 2.

          (c) The provisions of this Section 2 shall terminate (i) as to RCN-Sub, two years after RCN-Sub no longer has any ownership interest in the Company or its successors, and (ii) as to BecoCom, two years after BecoCom no longer has any ownership interest in the Company or its successors.

     3. Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

          (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

          (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement and such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies;

          (c) the execution, delivery and performance by it of this Agreement
     (i) do not contravene any provision of its organizational documents; (ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject and (iii) shall not result in the creation of, or violate or conflict with, any lien, mortgage, pledge or security interest or any other encumbrance upon or with respect to any of its properties;

          (d) no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby; and

          (e) there is no action, suit, proceeding or investigation pending, or, to its knowledge, threatened, against or affecting it or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs its ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

     4.   General.

          (a) Adherence of RCN Corporation. Contemporaneously with the consummation by C-Tec, of its intended tax-free corporate reorganization (the "Spin-Off") under Section 355 of the Internal Revenue Code of 1986, as amended, C-Tec shall cause RCN Corporation, a Delaware corporation and the entity which shall become the indirect corporate parent of RCN-Sub by virtue of the Spin-Off (or any entity which shall become such corporate parent), to become a party to this Agreement pursuant to an instrument of adherence in form and substance satisfactory to BecoCom.

          (b) Amendment. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto.

          (c) Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties except to a Wholly Owned Affiliate of such party, provided, however, that each of the parties hereto shall remain obligated to each other party under the terms and conditions of this Agreement.

          (d) Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the laws of another jurisdiction. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances is not affected and such provision shall be enforced to the greatest extent permitted by law.

          (e) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document All counterparts shall be construed together and constitute the same instrument.

          (f) Notices. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 4(f).

          If to RCN-Sub:

          c/o RCN Telecom Services, Inc.
          419 Boylston Street
          Boston, Massachusetts 02199
          Fax:   (617) 267-3499
          Attention:   General Manager

          and

          C-TEC Corporation
          105 Carnegie Center
          Princeton, New Jersey 08540
          Fax:   (609) 734-0974 and (609) 734-3830
          Attention:   Michael J. Mahoney and Raymond B. Ostroski, Esq.

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, New York 10022
          Fax:   (212) 735-2000
          Attention:   Stephen M Banker, Esq.

          If to BecoCom:

          c/o Boston Edison Company
          800 Boylston Sweet
          Boston, Massachusetts 02199
          Fax:   (617) 424-2733
          Attention:   Richard S. Hahn, Vice President
                       Neven Rabadjija, Esq., Assistant General Counsel

          with a copy to:

          Davis, Maim & D'Agostine, P.C.
          One Boston Place
          Boston, Massachusetts 02108

          Fax: (617) 227-3732

          Attention: Andrew B. White, Esq.

          If to the Company:

          RCN-BecoCom, LLC
          419 Boylston Street
          Boston, Massachusetts 02199
          Fax: (617) 267-3499
          Attention:   General Manager

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt, (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

          (g) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to such matters, whether oral or written.

          (h) Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith without the requirement of the aggrieved party showing the inadequacy of the available remedies at law. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement, at law or in equity.

          (i) Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable limitations period has expired.

          (j) Interpretation. In any dispute concerning the construction or interpretation of any provision of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        RCN TELECOM SERVICES OF
                                        MASSACHUSETTS, INC.

                                        By /s/ Michael J. Mahoney
                                           -------------------------------------
                                           Name: Michael J. Mahoney
                                           Title: President

                                        BECOCOM, INC.

                                        By /s/ Richard S. Hahn
                                           -------------------------------------
                                           Name: Richard S. Hahn
                                           Title: President

                                        RCN-BECOCOM, LLC

                                        By /s/ Michael A. Adams
                                           -------------------------------------
                                           Name: Michael A. Adams
                                           Title: President of Technology &
                                                  Strategic Development

                                  SCHEDULE 2A

           Activities Excluded from Scope of Non-Competition Provision

     Existing agreement between BECO and Teleport Communications Group ("TCG"), dated 11/29/95, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

     Existing agreement between BECO and TCG, dated 4/30/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

     Existing agreement between BECO and TCG, dated 8/21/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

     Existing agreement between BECO and TCG, dated 9/1/96, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.

     Existing agreement between BECO and Metropolitan Fiber System, dated 11/30/93, concerning certain point-to-point fiber capacity, but not any expansions or renewals thereof.


     Nothing in this Agreement shall prevent BecoCom or its Affiliates (or any successor thereto as owner of its electric transmission and distribution facilities) from (i) acting solely as a builder, lessor or licensor of sites for the location of wired or wireless communications facilities by third-party telecommunications services providers on a non-discriminatory basis, in the case of wired communications facilities to the extent required by law or regulation, or (ii) acting solely as a builder, lessor or licensor of facilities for the transmission of wired communications by third-party telecommunications services providers on a non-discriminatory basis, to the extent required by law or regulation.